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SECURITIES AND EXCHANGE COMMISSION
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to
Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
TAB PRODUCTS CO.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share, of Tab Products Co.
	(2)	Aggregate number of securities to which transaction applies: 5,123,915 shares of Common Stock and 655,000 shares of Common Stock subject to outstanding options and warrants.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined based upon the sum of (a) the product of 5,123,915 shares of Common Stock and the merger consideration of $5.85 per share and (b) the difference between the merger consideration of $5.85 per share and the exercise price per share of each of the 655,000 shares of Common Stock subject to outstanding options and warrants. In accordance with Rule 0-11 under the Securities and Exchange Act of 1934, as amended, the filing fee was determined by multiplying the amount calculated pursuant to the preceding sentence by .000092.

	(4)	Proposed maximum aggregate value of transaction: $31,872,703
	(5)	Total fee paid: $2,932.29
☒	Fee paid previously with preliminary materials. $2,932.29
☐	Check box if any part of the fee is offset as provided by Exchange Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid: $
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

TAB PRODUCTS CO.
935 Lakeview Parkway, Suite 195
Vernon Hills, Illinois 60061

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 22, 2002

Date: October 22, 2002
Time: 10:00 A.M.
Place: Crowne Plaza, 510 East Route 83, Mundelein, Illinois

To the stockholders of Tab Products Co.:

        We are pleased to notify you of, and invite you to, a special meeting of stockholders. At the meeting, you will be asked to consider and vote upon a proposal to adopt the Merger Agreement, dated as of July 29, 2002, among T Acquisition L.P., T Acquisition Co., a wholly owned subsidiary of T Acquisition L.P., and Tab Products Co., and to approve the merger of T Acquisition Co. with and into TAB. In the merger, each share of TAB common stock outstanding immediately prior to the merger, other than treasury shares, shares held by T Acquisition L.P. and T Acquisition Co. and their affiliates and shares held by stockholders who properly demand appraisal rights in connection with the merger in accordance with Delaware law, will be converted into the right to receive $5.85 in cash.

        Only the stockholders of record at the close of business on September 9, 2002 may vote at the special meeting. A list of the stockholders entitled to vote at the special meeting will be available for examination by any stockholder at TAB's principal executive offices for ten days prior to the special meeting and at the special meeting.

        We urge you to read the accompanying proxy statement carefully, as it contains details of the proposed merger and other important information related to the merger.

        Under Delaware law, stockholders who do not vote in favor of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for an appraisal prior to the vote on the merger agreement and they comply with the other Delaware law procedures explained in the accompanying proxy statement. A copy of Section 262 of the General Corporation Law of the State of Delaware is attached as Appendix D to the proxy statement.

        Your vote is very important. Whether or not you plan to attend the special meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. If you attend the special meeting, you may vote in person if you wish to do so, which will revoke any previously delivered proxy.

By Order of the Board of Directors,
Caroline A. Damask Secretary

        This proxy statement is dated September 20, 2002, and is first being mailed to stockholders on or about September 20, 2002.

TAB PRODUCTS CO. 935 Lakeview Parkway, Suite 195 Vernon Hills, Illinois 60061

September 20, 2002

Dear Fellow Stockholder:

        You are cordially invited to attend a special meeting of the stockholders of Tab Products Co. to be held at Crowne Plaza, 510 East Route 83, Mundelein, Illinois, on October 22, 2002, at 10:00 A.M. local time.

        At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Merger Agreement, dated as of July 29, 2002, among T Acquisition L.P., T Acquisition Co. and TAB, and to approve the merger of T Acquisition Co. with and into TAB. T Acquisition L.P. and T Acquisition Co. are affiliates of HS Morgan Limited Partnership.

        If the merger contemplated by the merger agreement is completed, TAB will become a wholly owned subsidiary of T Acquisition L.P., which itself is owned by HS Morgan Limited Partnership and MS TP Limited Partnership, and each of your shares of TAB common stock will be converted into the right to receive $5.85 in cash.

        Based on the number of shares of TAB common stock and the number of "in the money" options and warrants to purchase shares of TAB common stock outstanding as of September 20, 2002, the aggregate cash consideration to be paid by T Acquisition L.P. in the merger is approximately $31.9 million.

        This proxy statement gives you detailed information about the special meeting, the merger agreement and the merger. The merger agreement itself is included in Appendix A. We encourage you to read the proxy statement and the merger agreement carefully.

        A special committee of the board of directors of TAB, consisting of three independent members of our board of directors, has considered and evaluated the merger and has submitted the proposal to the full board of directors for its review and consideration. In connection with its evaluation of TAB's strategic alternatives, including the merger, the board engaged TM Capital Corp. to act as its financial advisor and to advise the special committee. TM Capital delivered its oral opinion on July 28, 2002 to our full board of directors, and on July 28, 2002 TM Capital confirmed its oral opinion with a written opinion that, based upon and subject to the assumptions, limitations and qualifications set forth in its opinion, the merger consideration of $5.85 in cash per share of TAB common stock was fair, from a financial point of view, to our stockholders. TM Capital's written opinion is attached as Appendix B to the accompanying proxy statement, and you should read it carefully.

        Our board of directors has unanimously determined that the merger is advisable and in the best interests of TAB and its stockholders. Accordingly, our board has unanimously approved the merger agreement and the merger, declared them advisable, and recommends that you vote "FOR" the adoption of the merger agreement and the approval of the merger at the special meeting.

        We cannot complete the merger unless, among other things, holders of a majority of all of the outstanding shares of TAB common stock vote to adopt the merger agreement. Our directors, who collectively with their controlled affiliates own approximately 18% of TAB's outstanding common stock, have entered into agreements in which they have agreed, in their capacity as stockholders, to vote their shares and the shares of their controlled affiliates in favor of the adoption of the merger agreement and approval of the merger. In addition, T Acquisition L.P. has agreed that the shares of TAB common stock held by it and its affiliates, representing approximately 6.7% of TAB's outstanding common stock, will be voted in favor of the adoption of the merger agreement and approval of the merger at the special meeting.

        Your vote is important. Whether or not you plan to be present at the special meeting, please complete, sign and return your proxy card as soon as possible in the enclosed prepaid self-addressed envelope so that your vote will be recorded. If you attend the special meeting, you may vote in person if you wish, which will revoke any previously delivered proxy.

Sincerely,
Gary W. Ampulski Chief Executive Officer

IMPORTANT

        A proxy statement and proxy card are enclosed. All stockholders are urged to complete, sign, date and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any stockholder attending the meeting may personally vote on all matters that are considered, which will revoke any previously delivered proxy card.

IT IS IMPORTANT THAT YOUR SHARES BE VOTED

        If you have questions regarding the proposed transaction, please call MacKenzie Partners, our proxy solicitor, toll free at (800) 322 -2885.

SUMMARY	1
The Companies	1
The Special Meeting	2
Date, Time and Place	2
The Proposal	2
Record Date and Voting	2
Required Vote	3
Voting and Proxies	3
Proxies; Revocation	3
The Merger	4
What You Will Be Entitled to Receive in the Merger	4
Background of the Merger	4
Recommendation of TAB's Board of Directors	4
Opinion of Financial Advisor	4
Purpose of the Merger; Certain Effects of the Merger	4
Material Federal Income Tax Consequences	5
Regulatory Approvals	5
Interests of Certain Persons in the Merger	5
Appraisal Rights	5
The Merger Agreement	6
Structure of the Merger	6
Merger Consideration	6
Payment Procedures	6
Merger Financing	6
Conditions to the Merger	7
No Solicitation	8
Termination of the Merger Agreement	8
Termination Fees if the Merger is not Completed	9
Guaranties	9
The Support/Voting Agreements	10
Market Price of TAB Common Stock	10
Additional Information	10
QUESTIONS AND ANSWERS ABOUT THE MERGER	11
THE COMPANIES	15
Tab Products Co.	15
HS Morgan Limited Partnership	15
Workstream Inc. and its subsidiaries	16
MS TP Limited Partnership	16
T Acquisition L.P.	16
T Acquisition Co.	16
CERTAIN FINANCIAL INFORMATION	17
Selected Financial Information of TAB	17
Selected Financial Information of Workstream Inc.	18
THE SPECIAL MEETING	19
The Proposal	19
Record Date; Quorum; Voting	19
Required Vote	19

i

Proxies; Revocation	20
Filing Fees; Solicitation of Proxies	20
Adjournments	20
Other Matters	20
2002 Annual Meeting of Stockholders	21
PAYMENT OF CASH MERGER CONSIDERATION	21
THE MERGER	22
Background of the Merger	22
TAB's Reasons for the Merger; Recommendation of the TAB Board of Directors	28
Purpose of the Merger; Certain Effects of the Merger	30
Opinion of TAB's Financial Advisor	31
Financial Projections	35
Material U.S. Federal Income Tax Consequences of the Merger to our Stockholders	36
General	36
Consequences of the merger to TAB stockholders	36
Federal income tax backup withholding	37
Regulatory Approvals	37
Interests of Certain Persons in the Merger	37
General	37
Vesting of Stock Options	38
Stock Purchase and Stock Bonus Arrangements	38
Change of Control Agreements	39
Indemnification and Insurance	41
Accounting Treatment	41
Merger Financing; Source and Amount of Funds	41
Fraudulent Conveyance	44
Appraisal Rights	45
The Support/Voting Agreements	48
Amendment to Rights Agreement	49
Guaranties	49
THE MERGER AGREEMENT	50
The Merger	50
Conversion of Capital Stock	50
Exchange of Shares	51
Stock Option Plan and Warrants	52
Representations and Warranties	52
Covenants	53
No Solicitation of Transactions	56
Indemnification; Directors and Officer's Insurance	57
Employee Benefit Matters	58
Conditions to the Merger	58
Termination of the Merger Agreement	59
Effect of Termination	60
Expenses	61
Press Releases and Public Announcements	61
Amendment; Waiver	61
OTHER MATTERS	62
Stock Ownership of Certain Beneficial Owners and Management	62
Market Price of TAB Common Stock and Dividend Information	66

ii

Comparative Market Price Data	66
Dividends	66
Stockholder Proposals	66
Forward Looking Statements	67
Where You Can find More Information	67
Documents Incorporated by Reference	68
APPENDIX A:	Merger Agreement	A-1
APPENDIX B:	Fairness Opinion	B-1
APPENDIX C:	Form of Support/Voting Agreement	C-1
APPENDIX D:	Section 262 of the General Corporation Law of the State of Delaware	D-1

iii

SUMMARY

        This summary highlights selected information from the proxy statement and may not contain all of the information that is important to you as a TAB stockholder. Accordingly, we encourage you to read this entire document and the documents to which it refers carefully.

The Companies
(see pages 15 and 16)

Tab Products Co.
935 Lakeview Parkway
Suite 195
Vernon Hills, Illinois 60061
(847) 968-5400

        Tab Products Co., a Delaware corporation, is a leading document management company specializing in the re-engineering of the records management process. TAB provides efficient solutions that enable our customers to better organize, control and find their critical documents. We leverage our knowledge of paper-based systems with expertise in emerging digital document management technologies. We are currently headquartered in Vernon Hills, Illinois and employ approximately 720 people. We have offices in the United States, Canada, Europe and Australia. With over 50 years of experience in document management, we serve customers in a variety of industries, including finance, healthcare, government and insurance. TAB's common stock is traded on the American Stock Exchange under the symbol "TBP."

HS Morgan Limited Partnership
350 Park Avenue
Eighth Floor
New York, New York 10022
(212) 548-6750

        HS Morgan Limited Partnership, a Delaware limited partnership, is the sole stockholder of Workstream Inc., a Delaware corporation that is the parent company of Hamilton Sorter Co., Inc. and New Maverick Desk Inc. Hamilton Sorter, founded in 1966, is based in Cincinnati, Ohio, and manufactures a broad selection of high quality, application-specific furniture and accessories for mail center, communications, packaging, distribution and document processing applications. Maverick Desk, founded in 1991, is based in Los Angeles, California, and specializes in manufacturing made-to-order laminate office furniture.

MS TP Limited Partnership
350 Park Avenue
Eighth Floor
New York, New York 10022
(212) 548-6750

        MS TP Limited Partnership, a Delaware limited partnership, was formed for the purpose of raising capital from outside investors for the purpose of acquiring TAB and has not engaged in any business except in furtherance of this purpose.

T Acquisition L.P.
350 Park Avenue
Eighth Floor
New York, New York 10022
(212) 548-6750

        T Acquisition L.P., a Delaware limited partnership owned by HS Morgan Limited Partnership and MS TP Limited Partnership, was formed solely for the purpose of effecting the merger with TAB. T Acquisition L.P. has not engaged in any business except in furtherance of this purpose.

T Acquisition Co.
350 Park Avenue
Eighth Floor
New York, New York 10022
(212) 548-6750

        T Acquisition Co., a Delaware corporation that is wholly-owned by T Acquisition L.P., was formed solely for the purpose of effecting the merger with TAB. T Acquisition Co. has not engaged in any business except in furtherance of this purpose.

The Special Meeting

Date, Time and Place
(see page 19)

        The special meeting of TAB stockholders will be held on October 22, 2002 at 10:00 A.M., local time, at Crowne Plaza, 510 East Route 83, Mundelein, Illinois.

The Proposal
(see page 19)

        At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Merger Agreement, dated as of July 29, 2002, among T Acquisition Co., T Acquisition L.P., and TAB, and to approve the merger of T Acquisition Co. with and into TAB. Upon completion of the merger, we will cease to be an independent publicly-traded company and will become a wholly-owned subsidiary of T Acquisition L.P., which is controlled by HS Morgan Limited Partnership and MS TP Limited Partnership. In the merger, each share of TAB common stock you own will be converted into the right to receive $5.85 in cash, without interest. However, you will have the right to demand appraisal of your shares and receive the "fair value" of your shares as determined under Delaware law.

        A copy of the Merger Agreement is attached as Appendix A to this proxy statement. For additional information regarding the proposal to be considered at the special meeting, see "Introduction—Proposal to be Considered at the Special Meeting.

Record Date and Voting
(see pages 19 and 20)

        You are entitled to vote at the special meeting if you owned shares of TAB common stock at the close of business on September 9, 2002, the record date for the special meeting. You will be entitled to one vote for each share of TAB common stock you owned on the record date. As of the record date, there were 5,123,915 shares of TAB common stock entitled to vote at the special meeting.

Required Vote
(see page 19)

        Adoption of the merger agreement and approval of the merger requires the affirmative vote of a majority of the voting power represented by the outstanding shares of TAB common stock entitled to be voted at the special meeting. Only record holders of TAB common stock on the record date can vote at the meeting. If you own TAB common stock, your failure to vote and broker non-votes, if any, will have the same effect as a vote against adoption of the merger agreement.

        As of September 20, 2002, our directors and officers owned approximately 19% of the shares of TAB common stock entitled to vote at the special meeting. All of our directors, who together with their controlled affiliates own approximately 18% of TAB's outstanding shares, have entered into voting agreements with T Acquisition L.P. agreeing to vote their shares and the shares of their controlled affiliates in favor of the merger. Each of our officers has advised us that he or she plans to vote all of his or her shares in favor of adoption of the merger agreement and approval of the merger. In addition, T Acquisition L.P. has agreed that the shares of TAB common stock held by it and its affiliates, representing approximately 6.7% of TAB's outstanding common stock, will be voted in favor of the adoption of the merger agreement and approval of the merger at the special meeting.

Voting and Proxies
(see pages 19 and 20)

        You may vote either by returning the enclosed proxy card or by appearing in person at the special meeting. Holders of our common stock on the record date, September 9, 2002, should complete, date and sign a proxy card and mail it in the enclosed return envelope as soon as possible so that their shares may be represented at the special meeting, even if they plan to attend the meeting in person. Unless contrary instructions are indicated on their proxy, all shares represented by valid proxies will be voted "FOR" the adoption of the merger agreement.

        If your shares are held in "street name" by your broker, your broker will vote your shares only if you provide instructions on how to vote. You should follow the procedures provided by your broker regarding the voting of your shares. If you do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote against the adoption of merger agreement.

        You should not send any stock certificates with your proxy.    A letter of transmittal with instructions for the surrender of certificates formerly representing TAB common stock, which will also include the procedures for electronic delivery of stock, will be mailed to you as soon as practicable after completion of the merger.

Proxies; Revocation
(see page 20)

        If you execute and return a proxy card, you may revoke that proxy at any time before it is voted in any of the following three ways:

  •
  filing with our corporate secretary, at or before the special meeting, a written notice of revocation that is dated a later date than the proxy card;

  •
  sending a later-dated proxy relating to the same shares to our corporate secretary, at or before the special meeting; or

  •
  attending the special meeting and voting in person by ballot.

        Simply attending the special meeting without voting will not constitute revocation of a proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions.

The Merger

What You Will Be Entitled to Receive in the Merger
(see page 21)

        For each share of TAB common stock you own, you will be entitled to receive $5.85 in cash. The merger consideration of $5.85 per share represents a premium of approximately 26.6% over the market price for our shares on July 26, 2002, the last trading day before we announced the signing of the merger agreement.

Background of the Merger
(see pages 22 through 28)

        For a description of the events leading to the approval of the merger agreement by our board of directors and the reasons for their approval, you should refer to "The Merger—Background of the Merger" and "—TAB's Reasons for the Merger; Recommendations of the TAB Board of Directors" on pages 22 and 28.

Recommendation of TAB's Board of Directors
(see pages 28 through 30)

        After careful consideration, your board of directors unanimously:

  •
  determined that the merger agreement and the merger are in the best interest of TAB's stockholders; and

  •
  declared the merger agreement to be advisable.

        Your board, by unanimous vote, has approved the merger agreement and the merger and recommends that you vote "FOR" the proposal to adopt the merger agreement at the special meeting.

        In the course of determining that the merger agreement and the merger are in the best interest of TAB's stockholders, our board of directors, after consulting with our legal and financial advisors, considered a number of factors in making their determination. To review our reasons for the merger in greater detail, please see pages 28 through 30.

Opinion of Financial Advisor
(see pages 31 through 35)

        In deciding to approve the merger agreement, our board of directors considered the opinion of TM Capital Corp., its financial advisor, that the consideration to be paid in the merger is fair to the holders of TAB common stock from a financial point of view. This opinion is attached as Appendix B to this proxy statement. We encourage you to read this opinion carefully.

Purpose of the Merger; Certain Effects of the Merger
(see pages 30 and 31)

  •
  The principal purpose of the merger is to enable T Acquisition L.P. to acquire all of the outstanding common stock of TAB and provide you the opportunity to receive a cash price for your shares that we believe is fair to you.

  •
  The merger will result in the cancellation of all equity interests in TAB held by public stockholders. As a result of this cancellation, TAB's public stockholders will be entitled to receive $5.85 in cash, without interest, for each share of TAB common stock they own, and T Acquisition L.P. and its affiliates will be the sole beneficiaries of any earnings and growth of our company following the merger.

  •
  Upon completion of the merger, our common stock will be delisted from the American Stock Exchange and will no longer be publicly traded.

Material Federal Income Tax Consequences
(see pages 36 and 37)

        The merger will be a taxable transaction to you. For United States federal income tax purposes, you will generally recognize gain or loss in the merger in an amount determined by the difference between the cash you receive, other than cash that represents the interest, if any, you receive in connection with the exercise of appraisal rights, and your tax basis in TAB common stock. Because determining the tax consequences of the merger can be complicated, you should consult your own tax advisor in order to understand fully how the merger will affect you.

Regulatory Approvals
(see page 37)

        T Acquisition L.P. is required to make a filing with Canadian regulatory authorities pursuant to the Investment Canada Act. T Acquisition L.P. made this filing on August 9, 2002.

Interests of Certain Persons in the Merger
(see pages 37 through 41)

        The directors and officers of TAB have interests in the merger that are different from, or in addition to, their interests as TAB stockholders. These interests include:

  •
  Certain of our directors and officers hold vested and unvested TAB stock options to acquire TAB common stock. The merger agreement provides that all outstanding vested and unvested TAB stock options will be converted at the time of the merger into the right to receive a cash payout equal to the difference, if any, between the $5.85 per share cash consideration to be paid in the merger and the exercise price of the options.

  •
  Under the terms of our officers' change of control agreements with TAB, our officers will be entitled to receive specified severance payments and benefits if their employment is terminated involuntarily during specified periods before and following the merger. The merger agreement specifies that any officer resigning at the request of T Acquisition L.P. will be entitled to the severance payments under his or her change of control agreement.

  •
  Under the merger agreement, the surviving corporation will continue the indemnification arrangements and directors' and officers' liability insurance for our directors and officers for six years following the merger.

Appraisal Rights
(see pages 45 through 48)

        Stockholders who do not wish to accept the merger consideration of $5.85 in cash per share may seek judicial appraisal of the fair value of their shares by the Delaware Court of Chancery under Delaware law. This value could be more than, less than or the same as the merger consideration of $5.85 in cash per share. This right of appraisal is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights, you must, among other things:

  •
  not vote in favor of, or consent in writing to, adoption of the merger agreement and approval of the merger;

  •
  make a written demand for appraisal in compliance with Delaware law before the vote on the proposal to adopt the merger agreement and approve the merger; and

  •
  hold your shares of record continuously from the time of making a written demand for appraisal until the effective time of the merger.

        Merely voting against adoption of the merger agreement will not preserve your right of appraisal under Delaware law. Also, because a submitted proxy not marked "AGAINST" or "ABSTAIN" will be voted "FOR" adoption of the merger agreement, the submission of a proxy not marked "AGAINST" or "ABSTAIN" will result in the waiver of appraisal rights. If you hold shares in the name of a broker or other nominee, you must instruct your nominee to take the steps necessary to enable you to assert appraisal rights. If you or your nominee fails to follow all of the steps required by the statute, you will lose your right of appraisal.

        Appendix D to this proxy statement contains the relevant portion of Delaware law relating to your right of appraisal.

The Merger Agreement

Structure of the Merger
(see page 50)

        Under the terms and conditions of the merger agreement, T Acquisition Co., a wholly-owned subsidiary of T Acquisition L.P., which is controlled by HS Morgan Limited Partnership and MS TP Limited Partnership, will be merged with and into TAB. Upon completion of the merger, TAB will remain in existence as a wholly-owned subsidiary of T Acquisition L.P.

Merger Consideration
(see page 50)

        Upon completion of the merger, in general, each share of TAB common stock will be converted into the right to receive $5.85 in cash, without interest. Treasury shares, shares of TAB common stock owned by HS Morgan Limited Partnership and its affiliates, and shares with respect to which appraisal rights are perfected will not be converted into the right to receive $5.85 in cash.

Payment Procedures
(see pages 21 and 50 through 51)

        As soon as practicable after completion of the merger, LaSalle Bank National Association, as paying agent, will mail a letter of transmittal with instructions to all record holders of TAB common stock as of the time of the completion of the merger. You should not send us your certificates until you have received this letter of transmittal and instructions.

Merger Financing
(see pages 41 through 43)

        The total amount of funds required to consummate the merger is estimated to be approximately $32 million. T Acquisition L.P. and its affiliates have arranged to finance the purchase of TAB common stock. On September 17, 2002, T Acquisition Co. entered into a Loan and Security Agreement with LaSalle Bank National Association, pursuant to which LaSalle agrees to make available financing up to an aggregate principal amount of $23.5 million. Also on September 17, 2002, affiliates of HS Morgan Limited Partnership entered into a Note and Warrant Purchase Agreement with Banc One Mezzanine Corporation, pursuant to which Banc One agrees to provide $7 million in financing, and these affiliates have committed to invest all or a portion of these funds in T Acquisition L.P. as necessary to fund the purchase of TAB shares in the merger. Additionally, MS TP Limited Partnership has invested in excess of $3 million in T Acquisition L.P. for the purchase of TAB shares in the merger. T Acquisition LP intends to use TAB's cash balances to fund a portion of the purchase price and/or to repay amounts drawn on the LaSalle credit facility to pay a portion of the purchase price.

Conditions to the Merger
(see pages 58 and 59)

        The obligations of TAB, T Acquisition L.P. and T Acquisition Co. to effect the merger are subject to the satisfaction of the following conditions:

  •
  the merger agreement and the merger must be approved by a majority of our stockholders;

  •
  the parties' respective representations and warranties in the merger agreement must be true and correct in all material respects;

  •
  the parties must have complied with their respective covenants in the merger agreement in all material respects;

  •
  no temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the merger shall be in effect; and

  •
  each party must have received an opinion from counsel to the other party.

        TAB's obligation to effect the merger is also subject to T Acquisition L.P., T Acquisition Co. and their affiliates, as applicable, having obtained all of the financing they will require in order to consummate the merger and fund the working capital needs of the surviving corporation following the closing of the merger.

        The obligations of T Acquisition L.P. and T Acquisition Co. to effect the merger are also subject to the satisfaction of the following conditions:

  •
  the number of shares for which appraisal has been demanded, excluding any shares held by T Acquisition L.P., T Acquisition Co. or their affiliates that are also dissenting shares, must not exceed 10% of the number of outstanding shares of TAB common stock;

  •
  TAB and its subsidiaries must have received required third party consents;

  •
  no material adverse effect can have occurred;

  •
  TAB and its subsidiaries must have cash accessible in the United States and Canada in the amount of at least $8 million;

  •
  trade accounts payable days of TAB and its subsidiaries may not exceed 60 days;

  •
  T Acquisition L.P. and T Acquisition Co. must have received resignations from each director of TAB and its subsidiaries and of each officer specified by T Acquisition L.P. prior to the merger;

  •
  there must not have occurred or be continuing

  (a)
  any general suspension of trading in securities on any national securities exchange or in the over-the-counter market or material adverse decline by at least 25% over any five consecutive trading days in the value of the Dow Jones Industrial Average,

    (b)
    the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory) or any material disruption in commercial banking services or any limit on the extension of credit generally by banks or other financial institutions, or

    (c)
    the commencement of a war by the United States, other than the current "war on terrorism,"

    in each case, where the occurrence of each such event has a material adverse effect on T Acquisition L.P.'s ability to draw down its financing; and

  •
  TAB and its subsidiaries must not have outstanding, due or payable more than a total of $900,000 in fees, costs and expenses from services rendered by or on behalf of TAB's advisors retained or used in connection with the negotiation of the merger agreement and the consummation of the merger.

No Solicitation
(see pages 56 and 57)

        The merger agreement contains detailed provisions prohibiting us from seeking an alternative transaction to the merger. These "no solicitation" provisions prohibit us from taking any action to solicit an acquisition proposal from a third party. The merger agreement does not, however, prohibit us or our board of directors from considering, and potentially approving and recommending, an unsolicited bona fide written superior acquisition proposal from a third party.

Termination of the Merger Agreement
(see pages 59 and 60)

        The merger agreement may be terminated, and the merger may be abandoned, at any time prior to the effective time of the merger, whether before or after adoption of the merger agreement and approval of the merger by our stockholders:

  •
  by mutual written consent of all of the parties;

  •
  by either T Acquisition L.P. or us if the merger is not completed before January 15, 2003, so long as the failure to complete the merger is not the result of the failure by the terminating party to fulfill any of its obligations under the merger agreement;

  •
  by either T Acquisition L.P. or us if the other party breaches its representations, warranties, covenants or agreements, such that the closing conditions cannot be satisfied and the party in breach fails to cure the breach;

  •
  by us, if T Acquisition L.P. and its affiliates fail to obtain the financing necessary to effect the merger and to fund the surviving corporation's working capital needs by September 17, 2002, or if the financing is terminated or withdrawn after if it is obtained;

  •
  by either T Acquisition L.P. or us if the merger is not approved by our stockholders at the special meeting;

  •
  by us, prior to the time votes are counted at the special meeting, if TAB's board withdraws or modifies its recommendation of the merger, or approves, recommends or enters into a superior acquisition proposal; and

  •
  by T Acquisition L.P. if (a) prior to the special meeting, TAB's board withdraws or modifies its recommendation or approves, recommends or enters into a superior acquisition proposal or (b) at any time, TAB enters into any alternative acquisition proposal.

Termination Fees if the Merger is not Completed
(see pages 60 and 61)

        The merger agreement provides that we must pay a termination fee of $1,500,000 in cash to T Acquisition L.P. if the merger agreement is terminated under the following circumstances:

  •
  TAB terminates the merger agreement prior to the vote count at the special meeting because TAB's board has withdrawn or modified its recommendation of the merger or TAB has entered into a superior acquisition proposal;

  •
  T Acquisition L.P. terminates the merger agreement prior to the meeting because TAB's board has withdrawn or modified its recommendation of the merger or TAB has entered into a superior acquisition proposal;

  •
  T Acquisition L.P. terminates the merger agreement at any time if TAB has entered into an alternative acquisition proposal;

  •
  T Acquisition L.P. terminates the merger agreement because of a breach by TAB of its representations, warranties, covenants or agreements and TAB enters into an alternative acquisition proposal within six months of the termination; or

  •
  either party terminates the merger agreement because the merger agreement is not approved by TAB's stockholders and prior to the special meeting an alternative acquisition proposal has been publicly announced.

        The termination fee is not payable, however, if T Acquisition L.P. is in material breach of the agreement at the time of termination. One effect of the termination fee is that it may be more expensive for any other potential acquiror of TAB to acquire control of us. This might discourage a potential acquiror from making an offer to acquire us.

        The merger agreement also provides that T Acquisition L.P. must pay us a termination fee of $1,500,000 if we terminate the merger agreement because T Acquisition L.P. and its affiliates fail to obtain the financing necessary to effect the merger and to fund the surviving corporation's working capital needs by September 17, 2002, or if the financing is terminated or withdrawn after it is obtained. This termination fee is not payable, however, if we are in material breach of the agreement at the time of termination. On September 17, 2002, T Acquisition Co. entered into a Loan and Security Agreement with LaSalle Bank National Association, and affiliates of HS Morgan Limited Partnership entered into a Note and Warrant Purchase Agreement that provide for the financing necessary to effect the merger.

        The merger agreement also provides that, if either party terminates as a result of a breach of the agreement by the other party, the breaching party will reimburse the terminating party's expenses relating to the merger, up to $500,000. This expense reimbursement is not payable by T Acquisition L.P. if it is otherwise required to pay the $1,500,000 termination fee.

Guaranties
(see page 49)

        HS Morgan Limited Partnership and MS TP Limited Partnership, who together own 100% of the outstanding limited partnership interests of T Acquisition L. P., have each guaranteed the obligations of T Acquisition L.P. and T Acquisition Co. under the merger agreement, including the obligations of T Acquisition L.P. to pay the $5.85 per share cash merger consideration.

The Support/Voting Agreements
(see pages 48 and 49)

        Seven holders of shares of our common stock, each of whom is also a member of the TAB board of directors, have entered into support/voting agreements with T Acquisition L.P. under which they have agreed in their capacity as stockholders to vote their shares and the shares of their controlled affiliates FOR the merger. These stockholders and their controlled affiliates hold shares of TAB common stock representing approximately 18% of the votes entitled to be cast at the special meeting on the proposal to adopt the merger agreement. The support/voting agreements generally will terminate upon completion of the merger, the termination of the merger agreement in accordance with its terms or January 15, 2003, whichever occurs first.

Market Price of TAB Common Stock
(see page 66)

        Our common stock is traded on the American Stock Exchange under the symbol "TBP." On May 13, 2002, the last trading day before HS Morgan Limited Partnership publicly announced its initial acquisition proposal with respect to the merger, the closing price for the TAB common stock was $4.41. On July 26, the last full trading day prior to the public announcement of the merger agreement, the closing price of TAB common stock was $4.62. Therefore, the cash merger consideration of $5.85 per share represents a premium of approximately 26.6% over the closing price of our shares on the last trading day prior to the announcement of the merger agreement. On September 16, 2002, the closing price for TAB common stock was $5.44.

Additional Information
(see pages 67 and 68)

        If you have additional questions about the merger or would like additional copies of the proxy statement, you should call MacKenzie Partners, our proxy solicitor, at (800) 322-2885.

QUESTIONS AND ANSWERS ABOUT THE MERGER

        The following questions and answers are intended to address briefly some commonly asked questions regarding the proposed merger. These questions and answers may not address all questions that may be important to you as a TAB stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the appendices to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:
What is the date, time and place of the special meeting?

A:
The special meeting of stockholders of TAB will be held on October 22, 2002, at 10:00 A.M., local time, at Crowne Plaza, 510 East Route 83, Mundelein, Illinois, to consider and vote upon the proposal to adopt the merger agreement and approve the merger.

Q:
What is the proposed transaction?

A:
HS Morgan Limited Partnership and its affiliate, MS TP Limited Partnership, will acquire TAB by merging T Acquisition Co., a subsidiary of T Acquisition L.P., an entity that is wholly owned by HS Morgan Limited Partnership and MS TP Limited Partnership, with and into TAB, thus making TAB an indirect subsidiary of HS Morgan Limited Partnership and MS TP Limited Partnership.

Q:
If the merger is completed, what will I be entitled to receive for my TAB common stock?

A:
You will be entitled to receive $5.85 in cash, without interest, for each share of TAB common stock you own.

Q:
Does T Acquisition L.P. have the funds necessary to complete the merger?

A:
One of the conditions to completion of the merger is that T Acquisition L.P. and its affiliates have the funds necessary to complete the merger and to fund the surviving corporation's working capital needs following the merger. On September 17, 2002, T Acquisition Co. entered into a Loan and Security Agreement with LaSalle Bank National Association under which LaSalle agrees to make available financing up to an aggregate principal amount of $23.5 million. Also on September 17, 2002, affiliates of HS Morgan Limited Partnership entered into a Note and Warrant Purchase Agreement with Banc One Mezzanine Corporation under which Banc One agrees to provide $7 million in financing. In addition, MS TP Limited Partnership has invested in excess of $3 million in T Acquisition L.P. for the purchase of TAB shares. T Acquisition L.P. expects to use TAB's cash balances to fund a portion of the purchase price and/or to repay amounts drawn on the LaSalle Bank credit facility and used to pay a portion of the purchase price. For more information on how and where T Acquisition L.P. expects to obtain the funds necessary to pay you for your shares, see pages 41 through 43.

Q:
Why is the TAB board of directors recommending the adoption of the merger agreement and approval of the merger?

A:
The TAB board of directors believes that the merger is fair to and in the best interests of TAB and its stockholders. The TAB board of directors has received the opinion of its financial advisor, TM Capital Corp., that, as of July 28, 2002, and based on and subject to the matters set forth in the opinion, the $5.85 per share in cash to be received by the holders of TAB common stock was fair from a financial point of view to those stockholders. To review the TAB board of directors' reasons for recommending adoption of the merger agreement and approval of the merger, see pages 28 through 30.

Q:
What function did the special committee of TAB's board of directors serve with respect to the merger and who are its members?

A:
The principal function of the special committee of independent directors with respect to the merger was to protect your interests in evaluating and negotiating the merger agreement and to expedite and facilitate the negotiation process. The special committee is composed of Jerry K. Myers, Jeffrey A. Heimbuck, and David W. Wright, none of whom is an employee of TAB or in any way affiliated with HS Morgan Limited Partnership, MS TP Limited Partnership or their affiliates. For more information regarding the special committee and its and the board of directors' evaluation and negotiation of the merger, see "The Merger—Background of the Merger."

Q:
When is the merger expected to be completed and what are some of the conditions that must be satisfied?

A:
We are working toward completing the merger as quickly as possible. The merger cannot be effected until a number of conditions are satisfied. One of the conditions is adoption of the merger agreement by TAB stockholders at the special meeting. The additional conditions are set forth on pages 57 and 58 of this proxy statement.

Q:
Who is entitled to vote at the special meeting?

A:
Holders of record of TAB common stock as of the close of business on September 9, 2002 are entitled to vote at the special meeting. Each TAB stockholder is entitled to one vote for each share of TAB common stock owned.

Q:
What vote is required for the TAB stockholders to adopt the merger agreement and approve the merger?

A:
In order for the merger agreement to be adopted and the merger to be approved, holders of a majority of the outstanding voting power represented by the TAB shares entitled to vote at the special meeting must vote FOR adoption of the merger agreement and approval of the merger.

Q:
Have any stockholders of TAB agreed to vote in favor of the adoption of the merger agreement?

A:
All of the TAB directors and their controlled affiliates, who collectively hold approximately 18% of the outstanding TAB shares, have signed agreements to vote in favor of the adoption of the merger agreement. In addition, HS Morgan Limited Partnership and its affiliates have agreed to vote the 6.7% of the outstanding TAB shares they hold in favor of the adoption of the merger agreement.

Q:
Will TAB shares continue to be traded on the American Stock Exchange after the merger is completed?

A:
No. If the merger is completed, TAB common stock will no longer be listed for trading on the American Stock Exchange.

Q:
What will happen to TAB if the merger is completed?

A:
If the merger is completed, TAB will become a privately held indirect subsidiary of HS Morgan Limited Partnership and there will be no public holders of TAB stock.

Q:
What if the proposed merger is not completed?

A:
It is possible that the proposed merger will not be completed. The proposed merger will not be completed if, for example, the holders of a majority of the TAB common stock do not vote to adopt the merger agreement and the proposed merger. If the merger is not completed, TAB will continue its current operations and will remain a publicly held company.

Q:
What happens if I do not vote?

A:
Because the affirmative vote of the holders of a majority of the shares of TAB common stock outstanding on the record date is required to adopt the merger agreement and the merger, unless you vote in person a failure to return your proxy card will have the same effect as voting against the merger proposal.

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement, please vote your shares of TAB common stock as soon as possible. You may vote your shares by returning the enclosed proxy or by voting in person at the special meeting of stockholders. This proxy statement includes detailed information on how to vote.

Q:
If my shares are held for me by my broker, will my broker vote those shares for me?

A:
Your broker will vote your TAB shares only if you provide instructions to your broker on how to vote. You should instruct your broker on how to vote your TAB shares using the voting instruction card provided by your broker.

Q:
Can I change my vote after I have mailed my proxy card?

A:
Yes. You can change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by notifying our corporate secretary in writing or by submitting a new proxy, in each case dated after the date of the proxy being revoked. In addition, you may revoke your proxy by attending the special meeting and voting in person. However, simply attending the special meeting without voting will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the instructions received from your broker to change your vote.

Q:
Do I need to attend the special meeting in person?

A:
No. You do not have to attend the special meeting in order to vote your TAB shares.

Q:
Will I have appraisal rights in connection with the merger?

A:
Yes, you will have appraisal rights for your shares of TAB common stock. If you wish to exercise your appraisal rights, you must not vote in favor of adoption of the merger agreement and you must strictly follow the other requirements of Delaware law. A summary describing the requirements you must meet in order to exercise your appraisal rights is in the section entitled "Appraisal Rights" on pages 45 through 48 of this proxy statement. In addition, the relevant provisions of Delaware law with respect to appraisal rights are attached to this proxy statement as Appendix D.

Q:
Should I send in my TAB stock certificates now?

A:
No. After the merger is completed, the paying agent will send you written instructions for exchanging your TAB stock certificates for the merger consideration, which will include procedures for the electronic delivery of shares.

Q.
Will I owe taxes as a result of the merger?

A.
The merger will be a taxable transaction for all holders of TAB common stock. As a result, the cash you receive in the merger for your shares of TAB common stock and, for those stockholders who properly exercise their appraisal rights, any cash you receive from exercising your appraisal rights will be subject to United States federal income tax and also may be taxed under applicable state, local, and other tax laws. In general, you will recognize gain or loss equal to the difference between (1) the amount of cash you receive (other than cash that represents interest you receive in connection with the exercise of appraisal rights, which will be taxable as ordinary income) and

  (2) the tax basis of your shares of TAB common stock. Refer to the section entitled "The Merger—Material Federal Income Tax Consequences" on pages 36 and 37 of this proxy statement for a more detailed explanation of the tax consequences of the merger. You should consult your tax advisor on how specific tax consequences of the merger apply to you.

Q.
What other matters will be voted on at the special meeting?

A.
TAB does not expect to ask stockholders to vote on any other matter at the special meeting.

Q.
Where can I find more information about TAB?

A.
TAB files periodic reports and other information with the Securities and Exchange Commission. You may read and copy this information at the Securities and Exchange Commission's public reference facilities. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for information about these facilities. This information is also available at the offices of the American Stock Exchange and at the Internet site maintained by the Securities and Exchange Commission at http://www.sec.gov. General information about TAB is available at our Internet site at http://www.tab.com under the Investor Relations section; the information on TAB's Internet site is not incorporated by reference into this proxy statement and does not form a part of this proxy statement. For a more detailed description of the information available, please see pages 67 and 68.

Q.
Who can help answer my questions?

A.
If you have questions about the merger after reading this proxy statement or need assistance in voting your shares, you should contact our proxy solicitor, MacKenzie Partners, at (800) 322-2885 (toll-free).

THE COMPANIES

Tab Products Co.

        TAB is a leading document management company specializing in the re-engineering of the records management process. TAB provides efficient solutions that enable our customers to better organize, control and find their critical documents. We leverage our knowledge of paper-based systems with expertise in emerging digital document management technologies. We are headquartered in Vernon Hills, Illinois, and employ over 700 people. We have offices in the United States, Canada, Europe and Australia. With over 50 years of experience in document management, we serve customers in a variety of industries, including finance, health care, government and insurance.

        Over our 50-year history, we have developed considerable expertise and a strong brand in the active records management segment of the broader document management industry. We offer a value proposition to our market that is based on helping customers minimize the risk, space and cost involved in managing their mission critical documents. Our business strategy is to provide significant re-engineering expertise, while offering services and products that provide complete solutions to customers' records management problems. TAB manufactures most of its own products and sells through multiple distribution channels, such as direct, independent dealers, telasales and original equipment manufacturers.

        TAB's common stock is traded on the American Stock Exchange under the symbol "TBP."

HS Morgan Limited Partnership

        HS Morgan Limited Partnership, together with MS TP Limited Partnership, owns 100% of the limited partnership interests of T Acquisition L.P.

        HS Morgan Limited Partnership is a Delaware limited partnership, the general partner of which is HS Morgan Corporation. HS Morgan Corporation is a Delaware corporation that is wholly-owned by Phillip Ean Cohen. HS Morgan Corporation has no operations other than as general partner of HS Morgan Limited Partnership.

        HS Morgan Limited Partnership is the sole stockholder of Workstream Inc., a Delaware corporation that is the parent company of Hamilton Sorter Co., Inc. and New Maverick Desk Inc. Hamilton Sorter, founded in 1966, is based in Cincinnati, Ohio, and manufactures a broad selection of high quality, application-specific furniture and accessories for mail center, communications, packaging, distribution and document processing applications. Maverick Desk, the predecessor of which was founded in 1991, is based in Los Angeles, California, and specializes in manufacturing made-to-order laminate office furniture.

        HS Morgan Limited Partnership was formed in December 1988 to purchase Hamilton Sorter Co., Inc. through Workstream Inc. The purchase transaction was completed on May 25, 1989. HS Morgan Limited Partnership was capitalized with $7.5 million in cash which was used to purchase a $3.5 million Junior Subordinated Note of Workstream Inc. and $4 million of common equity of Workstream Inc. All of the original partners' capital remains in HS Morgan Limited Partnership.

        Effective as of January 6, 1998, New Maverick Desk, Inc. purchased all of the assets of the Maverick Desk business from a corporation owned by the business' founder, Mr. Mark Dessy, for approximately $1 million in cash, $1 million in assumption of liabilities and $2 million in a 7.5% Subordinated Note due January 6, 2005. In addition, pursuant to an Option and Exchange Agreement executed in the Maverick Desk transaction, until September 30, 2004, Mr. Dessy may purchase up to $2 million in limited partnership interests in HS Morgan Limited Partnership in exchange for $2 million in cash or surrender of the Subordinated Note. Also under the Option and Exchange Agreement, between October 1, 2004 and January 6, 2005, HS Morgan Limited Partnership has the unilateral right to cause Mr. Dessy to purchase a $2 million limited partnership interest in HS Morgan Limited Partnership in exchange for $2 million in cash or surrender of the Subordinated Note.

Workstream Inc. and its subsidiaries

        Workstream Inc., through its subsidiaries Hamilton Sorter Co., Inc. and Maverick Desk, manufactures laminate furniture for corporate office and mailroom environments. Workstream sells its products through independent dealerships and office furniture retailers. Workstream's strategy is to sell niche office furniture products and services to independent retailers or dealers, where solutions to specific problems, such as mailroom layouts, or high levels of service are the principal forms of competition, rather than price.

        Maverick Desk focuses on marketing its 48 hour turnaround time. Approximately one half of Maverick's orders are ready for shipment in less than three days from the time they are placed.

        Hamilton Sorter focuses primarily on marketing and manufacturing mailroom furniture, a high margin specialty niche developed in the markets its serves as a result of the quality of its products and its expertise in improving workflow in mailroom environments, primarily for large corporate users such as banks, insurance and investment companies.

        Workstream believes that focusing on niche markets enables it to earn higher than average returns on its invested capital. Workstream avoids more penetrated, highly competitive market segments populated by larger office products manufacturers, where price is typically the overwhelming determining factor in getting business. Workstream seeks to develop and maintain long-term relationships with specialty office products dealers and office furniture retailers who can take advantage of the Workstream's ability to produce made-to-order products in short lead times.

        Workstream has developed highly flexible, short cycle time manufacturing operations in both of its manufacturing facilities. Workstream's equipment is oriented to short set up times and quick change over, and work-in-process inventory is maintained at one- to two-days' production. Each operation runs a weekly and a daily production schedule enabling them to manage to customer expectations while controlling labor costs. All products are made to order, and all finished goods are for sold orders. This process helps Workstream satisfy its customers while minimizing investment in material, real estate, material handling equipment and personnel.

MS TP Limited Partnership

        MS TP Limited Partnership, a Delaware limited partnership, was formed for the purpose of raising capital from outside investors, which capital would be used to fund a portion of the acquisition of TAB. MS TP Limited Partnership has not engaged in any business except in furtherance of this purpose.

T Acquisition L.P.

        T Acquisition L.P., a Delaware limited partnership controlled by HS Morgan Limited Partnership and MS TP Limited Partnership, was formed solely for the purpose of effecting the merger with TAB. T Acquisition L.P. has not engaged in any business except in furtherance of this purpose.

T Acquisition Co.

        T Acquisition Co., a Delaware corporation that is wholly owned by T Acquisition L.P., was formed solely for the purpose of effecting the merger with TAB. T Acquisition Co. has not engaged in any business except in furtherance of this purpose.

CERTAIN FINANCIAL INFORMATION

Selected Financial Information of TAB

        Below is certain selected historical consolidated financial information of TAB and our subsidiaries. The historical financial information was derived from the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2002. More comprehensive financial information is included in the Annual Report. The financial information that follows is qualified in its entirety by reference to, and should be read in conjunction with, the Annual Report and all of the financial statements and related notes contained in the Annual Report. You can obtain a copy of the Annual Report as set forth below under the caption "Other Matters—Where You Can Find More Information" on pages 67 and 68.

TAB PRODUCTS CO.

CONSOLIDATED SELECTED FINANCIAL DATA, FIVE YEARS ENDED MAY 31

(In Thousands of Dollars, except Per Share and Ratio Data)

	2002	2001	2000	1999	1998
Revenues	$103,947	$118,522	$130,568	$155,620	$165,943
Operating (loss) earnings	(5,414)	(19,271)	(11,708)	926	5,229
Gain on sale of business unit	—	—	13,794	—	—
Gain on sale of property	—	1,119	12,919	—	—
(Loss) earnings before income taxes	(5,281)	(18,366)	14,846	592	4,590
Net (loss) earnings	(3,390)	(12,084)	(8,574)	162	2,435
Net (loss) earnings per share
Basic	(.66)	(2.34)	1.67	.03	.48
Diluted	(.66)	(2.34)	1.67	.03	.46
Book value per share	6.66	7.78	10.12	8.58	8.69
Dividends per share	—	.10	.20	.20	.20
Current assets	37,353	46,762	51,258	51,354	53,778
Working capital	23,310	26,379	32,224	26,962	31,785
Net cash from operating activities	3,732	(2,916)	(13,264)	7,776	7,673
Purchase of property, plant and equipment	1,110	1,536	2,865	5,052	4,927
Depreciation and amortization	2,724	9,170	4,006	4,802	7,018
Long-term debt, non-current	—	—	—	3,953	7,391
Stockholders' equity	34,103	40,503	52,680	43,128	44,897
Total assets	50,149	62,157	73,293	75,328	77,488
Current ratio	2.7	2.3	2.7	2.1	2.4
(Loss) return, net of income taxes, before gain on sale of business unit and property, on equity	(9)%	(27)%	(14)%	0%	5%
(Loss) return on equity	(9)%	(26)%	18%	0%	5%

Selected Financial Information of Workstream Inc.

        The tables below are a summary of Workstream Inc. and its subsidiaries' revenues and net income for the past five fiscal years and certain balance sheet data at June 29, 2002 and March 30, 2002. Workstream is a closely held company and is not required to, and does not, file reports with the Securities and Exchange Commission. The following financial information has not been audited and was not prepared with a view toward public disclosure or compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants and should not be relied upon as such.

WORKSTREAM INC.

CONSOLIDATED SELECTED FINANCIAL DATA

FISCAL YEARS ENDED MARCH 31

(Unaudited; In Thousands)

Income Statement Data:

	2002	2001	2000	1999	1998
Revenue	$20,246	$29,486	$28,523	$26,827	$18,878
Net Income/(Loss)	$276	$323	$623	$(382)	$1,096

Balance Sheet Data:

	June 29, 2002	March 30, 2002
Net Assets
Working Capital
Current assets	$3,618	$3,504
Current liabilities	1,461	1,943

Net working capital	2,157	1,561
Net fixed assets	2,186	2,483
Other assets	2,181	3,362

Total assets	$6,524	$7,406
Liabilities and Shareholders' Investment
Bank debt	$1,282	$2,424
Capitalized leases & other senior debt	376	481

	1,658	2,905
Deferred taxes	361	311
Shareholders' investment	4,505	4,190

Liabilities & Shareholders' Investment	$6,524	$$7,406

THE SPECIAL MEETING

The Proposal

        This proxy statement is being furnished to you in connection with the solicitation of proxies by our board of directors for use at a special meeting to be held on October 22, 2002, at 10:00 A.M., local time, at Crowne Plaza, 510 East Route 83, Mundelein, Illinois and any adjournments or postponements of that meeting. The purpose of the special meeting is for you to consider and vote upon a proposal to adopt the Merger Agreement, dated as of July 29, 2002, among TAB, T Acquisition L.P. and T Acquisition Co., and to approve the merger of T Acquisition Co. with and into TAB. A copy of the merger agreement is attached as Appendix A to this proxy statement. This proxy statement and the enclosed form of proxy are first being mailed to our stockholders on or about September 20, 2002.

Record Date; Quorum; Voting

        The holders of record of TAB common stock as of the close of business on the record date, which is September 9, 2002, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were 5,123,915 shares of TAB common stock outstanding.

        The holders of a majority of the shares of TAB common stock outstanding on September 9, 2002, represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. Any shares of TAB common stock held in treasury by us are not considered to be outstanding for purposes of determining a quorum.

        You may vote your shares of TAB common stock in either of two ways:

  •
  by completing, signing, dating and returning the enclosed proxy card by mail; or

  •
  by appearing and voting in person by ballot at the special meeting.

Required Vote

        Each share of TAB common stock that is outstanding on the record date entitles its holder to one vote at the special meeting. Completion of the merger requires the adoption of the merger agreement and approval of the merger by the affirmative vote of the holders of a majority of the outstanding shares of TAB common stock.

        Because the vote is based on the number of shares of TAB common stock outstanding rather than on the number of votes cast, any failure to vote your shares is effectively a vote against the adoption of the merger agreement. In addition, although treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists, abstentions will have the same effect as votes against adoption of the merger agreement.

        Under applicable American Stock Exchange rules, brokers who hold shares of TAB common stock in street name for customers who are the beneficial owners of those shares are prohibited from giving a proxy to vote shares held for those customers in favor of adoption of the merger agreement without specific instructions to that effect from those customers. Accordingly, the failure of those customers to provide instructions to their broker will have the effect of their shares not being voted and will have the same effect as a vote against the adoption of the merger agreement. Although TAB does not believe that there will be any "broker non-votes" at the special meeting, any "broker non-votes" will be counted as present for determining the presence or absence of a quorum at the special meeting for the transaction of business in accordance with Delaware law but will have the same effect as a vote against the adoption of the merger agreement.

Proxies; Revocation

        If you vote your shares of TAB common stock by signing a proxy card and giving instructions on how to vote, your shares will be voted at the special meeting as you indicate on your proxy card. If no instructions are indicated on your signed proxy card, your shares of TAB common stock will be voted "FOR" the adoption of the merger agreement.

        You may revoke your proxy at any time before the proxy is voted at the special meeting. A proxy may be revoked prior to the vote at the special meeting in any of the following three ways:

  •
  by submitting to our corporate secretary a written revocation dated after the date of the proxy that is being revoked;

  •
  by submitting to our corporate secretary a later-dated proxy relating to the same shares; or

  •
  by appearing and voting in person by ballot at the special meeting.

        Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy. If you do not hold your shares of TAB common stock in your own name, you may revoke or change a previously given proxy by following the instructions provided by the bank, broker or other party that is the registered owner of your shares.

Filing Fees; Solicitation of Proxies

        Under the terms of the merger agreement, TAB will pay the filing fees for this proxy statement. We will also pay the costs of soliciting proxies for the special meeting. Solicitation of proxies will be made principally by mail, telephone, facsimile and the Internet. Although TAB may make solicitations via the Internet, TAB will not provide stockholders with proxy cards via the Internet and will not provide stockholders with a means to vote their proxies via the Internet. Our directors, officers and employees may solicit proxies by mail, telephone, facsimile, the Internet or in person. These individuals will not receive additional compensation for soliciting proxies, but will be reimbursed for any out-of-pocket expenses incurred by them in connection with these services. We will also request that individuals and entities holding shares in their names, or in the names of their nominees, that are beneficially owned by others, send proxy materials to and obtain proxies from those beneficial owners, and we will reimburse those holders for their reasonable expenses in performing those services.

        We have retained MacKenzie Partners for a fee of $6,500, plus out-of-pocket expenses, to assist in the solicitation of proxies from stockholders, including brokerage houses and other custodians, nominees and fiduciaries.

Adjournments

        The persons named as proxies by a stockholder may propose and vote for one or more adjournments or postponements of the special meeting to permit additional solicitation of proxies in favor of adoption of the merger agreement and approval of the merger, but no proxy voted against adoption of the merger agreement and approval of the merger will be voted in favor of any adjournment or postponement.

Other Matters

        Our board of directors is not aware of any business to be acted upon at the special meeting other than the proposal to adopt the merger agreement and approve the merger. If other matters are duly brought before the special meeting, or any adjournments or postponements of the special meeting, the persons appointed as proxies will have discretion to vote or act on these matters according to their best judgment.

2002 Annual Meeting of Stockholders

        As a result of the special meeting, the 2002 annual meeting of TAB stockholders will be held only in the event that the merger agreement is not adopted at the special meeting or the merger is not completed, in which case the 2002 annual meeting will be held later in 2002.

        Your vote is important. Please return your marked and signed proxy card promptly so your shares can be represented at the meeting, even if you plan to attend the meeting in person.

        You should not send any certificates representing common stock with your proxy card. If we complete the merger, the procedure for the exchange of certificates representing common stock will be as described below under "The Merger Agreement—The Merger—Exchange of Shares."

PAYMENT OF CASH MERGER CONSIDERATION

        The merger will become effective at the time and on the date specified in the certificate of merger to be filed with the Secretary of State of the State of Delaware. We expect the filing of the certificate of merger and the effective time of the merger to occur as soon as practicable after the special meeting, subject to adoption of the merger agreement by TAB stockholders and the satisfaction or waiver of the other conditions to completing the transactions provided in the merger agreement.

        We currently expect to complete the merger during the fourth calendar quarter of 2002, although there can be no assurance of the date by which the merger will be completed. See "The Merger Agreement—Conditions to the Merger." Detailed instructions with respect to the surrender of your stock certificates, together with a letter of transmittal, will be forwarded to you promptly following the effective time of the merger by the paying agent appointed by T Acquisition L.P. and approved by us. You should not submit your stock certificates to the paying agent until you receive these materials. The paying agent will send payment of the merger consideration to you as promptly as practicable following receipt by the paying agent of your certificates or book-entry transfer of your shares and other required documents. No interest will be paid on the merger consideration.

        You should not send in your stock certificates until you receive a letter of transmittal. You should send them only pursuant to instructions set forth in the letter of transmittal.

        We strongly recommend that stock certificates and letters of transmittal be transmitted only by registered U.S. mail, return receipt requested, appropriately insured for the risk of loss. Title to the certificates will pass only upon delivery of the certificates to the paying agent. Stockholders whose certificates have been lost, stolen or destroyed will be required to make an affidavit identifying the certificate or certificates as lost, stolen or destroyed and, if required by us, to post a bond in such amount as we may reasonably require to indemnify against any claim that may be made against us with respect to the certificates.

THE MERGER

Background of the Merger

        From time to time since 2000, TAB has considered various strategic alternatives with a view toward increasing stockholder value. To assist in the exploration of our strategic alternatives, we retained TM Capital Corp. as our financial advisor pursuant to an engagement letter dated September 27, 2000. As part of this process, on December 13, 2000, our board of directors hired Gary Ampulski, effective January 1, 2001, as TAB's President and Chief Executive Officer to lead the strategic redirection of TAB. Mr. Ampulski was also appointed to our board of directors at that time.

        On January 26, 2001, TAB received a $4.00 per share cash proposal from HS Morgan Limited Partnership to acquire all the outstanding shares of TAB, subject to certain conditions. TAB's board of directors reviewed the proposal and at a meeting held on February 2, 2001 determined that (1) stockholder value might best be enhanced by providing TAB's new management with time to formulate and execute its business plan for the turnaround of TAB's operations, and (2) the due diligence and financing contingencies of the proposal and the lack of evidence of committed financing raised doubts as to HS Morgan Limited Partnership's ability to consummate the proposed acquisition. On February 2, 2001 by telephone, a representative of TAB informed HS Morgan Limited Partnership that the board of directors was not interested in pursuing discussions regarding the proposed acquisition for these reasons.

        On February 8, 2001, HS Morgan Limited Partnership and its affiliates, including Hamilton Sorter Co., Inc., filed a Schedule 13D with the Securities and Exchange Commission in which they publicly disclosed the $4.00 per share acquisition proposal and their purchase of 263,700 shares on the public market during the period from December 7, 2000 to February 2, 2001.

        Subsequent to February 8, 2001, HS Morgan Limited Partnership received an initial financing proposal from LaSalle National Bank pursuant to which LaSalle, subject to a certain conditions, would provide up to $30 million to finance the acquisition of TAB and the working capital needs of TAB following the acquisition. On February 14, 2001, Hamilton Sorter executed the initial financing proposal from LaSalle, deposited $75,000 with LaSalle to secure this proposal and filed Amendment No. 1 to its Schedule 13D to publicly announce its execution.

        Hamilton Sorter submitted to our corporate secretary on March 12, 2001 nominations for four individuals for election as directors at our 2001 annual meeting of stockholders to be held in October 2001. On March 12, 2001, HS Morgan Limited Partnership and its affiliates filed Amendment No. 2 to its Schedule 13D publicly disclosing these nominations and the purchase of an additional 15,700 shares of TAB's common stock.

        On March 19, 2001, HS Morgan Limited Partnership sent a letter to TAB that revised the initial acquisition proposal by increasing the proposed cash purchase price from $4.00 per share to $5.00 per share. In this letter, HS Morgan Limited Partnership indicated that the proposed acquisition would be subject to the approval and recommendation of our board of directors, the receipt by our board of directors of an opinion from our independent financial advisor as to the fairness, from a financial point of view, of the proposed transaction to our stockholders, the completion of due diligence by HS Morgan Limited Partnership, negotiation of merger documentation acceptable to both TAB and HS Morgan Limited Partnership, and final approval of financing on terms and conditions satisfactory to HS Morgan Limited Partnership. HS Morgan Limited Partnership also requested a meeting with TAB's management, board of directors and/or advisors to discuss this revised offer. On March 20, 2001, HS Morgan Limited Partnership filed Amendment No. 3 to its Schedule 13D publicly disclosing the revised acquisition proposal and the purchase of an additional 21,500 shares of TAB's common stock.

        On March 20, 2001 TAB's board of directors met to discuss the revised acquisition proposal from HS Morgan Limited Partnership. Reaffirming its earlier position, on March 26, 2001, Hans A. Wolf,

chairman of our board of directors, responded to HS Morgan Limited Partnership by letter in which he stated that our board of directors viewed the conditions in the revised acquisition proposal, including, among others, completion of due diligence and the arrangement of satisfactory financing, as "not customary," and that these conditions "cast doubt in the Board's mind as to whether there is a bona fide proposal for the Board to consider." Mr. Wolf's letter further stated "the TAB Board does not wish to divert management's focus from building stockholder value through a turnaround of TAB's business given the highly conditional nature of your proposal. We do not believe, therefore, that it would be in the best interest of TAB's stockholders to pursue your proposal." Also on March 26, 2001, TAB issued a press release disclosing its rejection of the revised acquisition proposal.

        On April 2, 2001, Thaddeus S. Jaroszewicz, on behalf of Hamilton Sorter, sent a letter to Mr. Ampulski regarding TAB's current operating performance. In that letter, Mr. Jaroszewicz included his recommendations for TAB's turnaround business plan. A copy of that letter was filed as an exhibit to Amendment No. 4 to HS Morgan Limited Partnership's Schedule 13D on April 4, 2001.

        Mr. Jaroszewicz submitted nominations on April 19, 2001, for an alternate slate of five directors to our corporate secretary after learning that our board of directors would consist of five members, and HS Morgan Limited Partnership filed Amendment No. 5 to its Schedule 13D disclosing these nominations.

        On May 31, 2001, the initial LaSalle financing proposal expired in accordance with its terms.

        On June 20, 2001, we filed a current report on Form 8-K to publicly disclose the business model and turnaround plan adopted by our board of directors at a meeting held on May 30, 2002.

        In a press release issued on June 27, 2001, TAB reported fiscal 2001 revenues of $118.5 million, a decline of 9.2% as compared to $130.6 million in fiscal 2000. TAB's net loss for the fiscal year ended May 31, 2001 was $12.1 million, or $2.34 per share.

        On August 8, 2001, Hamilton Sorter accepted a proposal from LaSalle pursuant to which LaSalle agreed to provide a commitment letter to an affiliate of Hamilton Sorter to provide financing in connection with the acquisition of TAB. Hamilton Sorter paid LaSalle a fee of $50,000 in connection with its acceptance of this proposal. Under the proposed LaSalle commitment letter, which was issuable by LaSalle on request of Hamilton Sorter's affiliate and the payment of an additional $50,000 commitment fee, LaSalle would provide, subject to enumerated conditions, up to $24 million to finance a portion of the purchase price of TAB's common stock and TAB's working capital needs following the acquisition.

        On August 9, 2001, Mr. Jaroszewicz sent a letter to Messrs. Wolf and Ampulski informing them as to the status of LaSalle's agreement to provide a commitment letter and the ability of Hamilton Sorter to immediately commence its due diligence review of TAB. On August 10, 2001, HS Morgan Limited Partnership filed Amendment No. 7 to its Schedule 13D attaching this letter and the proposed LaSalle commitment letter as exhibits.

        On August 17, 2001, Messrs. Wolf and Ampulski sent a letter to Mr. Jaroszewicz in response to his August 9 letter reiterating that TAB's board of directors continued to believe that the best course of action for TAB was to implement the proposed turnaround plan and that TAB believed that the financing to be provided pursuant to LaSalle's commitment letter was highly contingent.

        Subsequent to this correspondence, various stockholder communications and press releases were disseminated by each of TAB and Hamilton Sorter in connection with their solicitation of proxies for TAB's annual meeting of stockholders scheduled for October 16, 2001.

        In August 2001, TAB commenced discussions relating to the pending proxy contest with Hamilton Sorter with Steel Partners, L.L.C. and Henry Investment Trust, L.P., two of our stockholders holding with their affiliates approximately 9.9% and 3.8%, respectively, of TAB's outstanding common stock.

On September 10, 2001, we entered into separate agreements with these stockholders and their affiliates. Under these agreements, Warren G. Lichtenstein, the executive officer and managing member of Steel Partners' general partner, and David W. Wright, the President and managing member of Henry Investment Trust's general partner, were each added to our board of directors and to TAB's slate of nominees for election as directors of TAB for a one-year term at the 2001 annual meeting, along with the five other current directors. One of Mr. Lichtenstein or Mr. Wright was also added, immediately, to each of our board's four standing committees. These agreements also provided that if reelected at the 2001 annual meeting, and if at least a majority of the elected board consisted of TAB's nominees, one of Mr. Lichtenstein or Mr. Wright would be appointed, so long as he serves on our board of directors, to each of our board of director's standing committees and any special committees for which they are not legally disqualified. In addition, provided TAB was not in material default under either of the two agreements, at the 2001 annual meeting Steel Partners and Henry Investment Trust agreed to vote all of the shares beneficially owned by them and their affiliates in favor of the election of TAB's director nominees. Copies of these agreements were filed on September 11, 2001 by us as exhibits to a Current Report on Form 8-K.

        On October 4, 2001, TAB issued a press release stating that its board of directors had instructed TM Capital to explore, upon conclusion of TAB's third fiscal quarter ending February 28, 2002, strategic alternatives for maximizing stockholder value.

        On October 16, 2001, at TAB's 2001 annual meeting of stockholders, all of TAB's director nominees were re-elected.

        From October 2001 through January 2002, TM Capital conducted a due diligence review of TAB and began preparing a confidential offering memorandum and developing a universe of potential strategic and financial parties to approach regarding a proposed acquisition of TAB. Our board of directors and members of management reviewed and commented on the offering memorandum and proposed strategic and financial party lists during this period. The confidential offering memorandum and contact lists were finalized in early February 2002.

        On January 17, 2002, at a meeting of TAB's board of directors, the board agreed to form a special committee of the board for the purpose of overseeing and expediting the process of exploring strategic alternatives. The special committee was also formed in anticipation that Mr. Ampulski might wish to participate as a buyer in the strategic alternatives process. In addition, on January 17, 2002, Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC was retained by TAB as legal counsel in connection with the strategic alternative process.

        From January 29, 2002 through March 2002, TM Capital contacted approximately 215 potential strategic and financial parties as part of its review of strategic alternatives for TAB. Hamilton Sorter was among the parties contacted. In response to these contacts, 64 parties executed confidentiality agreements with TAB and received copies of the confidential offering memorandum for their consideration. On February 14, 2002, Hamilton Sorter executed a confidentiality agreement regarding TAB, and thereafter TM Capital sent Hamilton Sorter a confidential offering memorandum. At a meeting of our board of directors held on February 24, 2002, the board of directors, other than the members of the special committee, approved the payment of $10,000 to each of Jeffrey A. Heimbuck and David W. Wright as compensation for serving on the special committee and the payment of $20,000 to Jerry K. Myers as compensation for serving as chairman of the special committee. These amounts were paid in May 2002.

        In mid-February 2002, TM Capital requested that interested parties submit non-binding indications of interest to acquire TAB no later than March 7, 2002. In response to this request, TM Capital received 16 non-binding indications of interest from strategic and financial parties expressing a desire to acquire and/or merge with TAB. On March 4, 2002, Hamilton Sorter provided a draft non-binding indication of interest to TM Capital to acquire TAB for $5.50 per share in cash for all the outstanding shares of TAB, subject to due diligence and financing contingencies.

        On March 11, 2002, TAB's board of directors considered and reviewed all indications of interest received to date. Mr. Ampulski was recused from this meeting. The special committee met on multiple occasions during March and April 2002 to consider these and other indications of interest that would later be received by TM Capital.

        On March 12, 2002, HS Morgan Limited Partnership filed Amendment No. 10 to its Schedule 13D stating the intention of its affiliates to participate in TAB's strategic alternatives process.

        During March and April 2002, TM Capital, members of TAB's management and representatives of its counsel provided management presentations and access to a data room of confidential operating, business, legal and financial information regarding TAB to approximately 14 interested strategic and financial parties. On March 28, 2002, Hamilton Sorter and its representatives attended a management presentation and reviewed materials in the data room.

        Following a meeting of our board of directors on April 24, 2002, at which our board reviewed the status of the strategic process and considered in detail the indications of interest received to date, TM Capital requested that all interested parties submit firm, binding offers to acquire TAB no later than May 9, 2002.

        On May 6, 2002, Hamilton Sorter filed Amendment No. 11 to its Schedule 13D, which disclosed the transfer of all of the shares of TAB common stock held by Hamilton Sorter to its affiliate, MS TP Limited Partnership.

        On or about May 9, 2002, TM Capital received four proposals to acquire TAB. Among these, Workstream Inc., an affiliate of HS Morgan Limited Partnership and Hamilton Sorter, submitted on May 9, 2002 a proposal to acquire TAB for $6.00 per share in cash and $1.00 per share in the form of five-year 12% subordinated notes. Each of the four acquisition proposals included contingencies and conditions to closing a transaction, including the completion of due diligence, although the proposal submitted by Workstream was the only one of the four to be conditioned on obtaining third party financing.

        On May 11, 2002, following in-depth review and discussion concerning the four acquisition proposals, the special committee directed TM Capital to inform Workstream that it would be given a 10-day non-exclusive period in which to conclude its due diligence and provide evidence of committed financing from all sources necessary to consummate the proposed acquisition of TAB. During this 10-day period, senior TAB management and TM Capital provided Workstream and its representatives with access to several of TAB's facilities and supplied additional confidential information.

        On May 13, 2002, HS Morgan Limited Partnership filed Amendment No. 12 to its Schedule 13D publicly disclosing its May 9, 2002 proposal. Also on May 13, 2002, TAB issued a press release stating that it was continuing the previously announced review of its strategic alternatives.

        On May 14, 2002, Mr. Jaroszewicz submitted to our corporate secretary a slate of nominees for election as directors at our next annual meeting of stockholders. HS Morgan Limited Partnership filed Amendment No. 13 to its Schedule 13D on May 14, 2002 disclosing these nominations.

        At the conclusion of Workstream's 10-day due diligence period on May 23, 2002, Workstream provided TM Capital with a letter from LaSalle Bank National Association stating that LaSalle Bank was completing its due diligence and that a commitment with respect to the senior financing required for Workstream to consummate the proposed acquisition of TAB would be available during the week of June 3, 2002. Workstream also provided TM Capital with a draft form of merger agreement. Workstream did not provide any information with respect to the status of the financing necessary for the transaction in addition to that to be provided by LaSalle Bank.

        On May 24, 2002, a meeting of our board of directors was held at which the board, TM Capital and counsel discussed in detail the relative merits of all of the four acquisition proposals received for the acquisition of TAB, including the status of Workstream's financing and the difficulty in valuing the subordinated note component of Workstream's acquisition proposal. Mr. Ampulski was recused from this meeting. At the direction of our board of directors, on May 25, 2002 TM Capital contacted Workstream to indicate that until evidence of committed financing was provided TAB would proceed with alternative proposals that were fully financed.

        Thereafter, at the instruction of our board of directors, during the last week of May and the first week of June TM Capital engaged in discussions and negotiations with the three other interested parties regarding the price and terms of their respective acquisition proposals with the directive to obtain the highest all cash, fully-financed offer possible. During this time the special committee met several times to consider the status of the negotiations and discussions with the alternate interested parties and to formulate direction and guidance for TM Capital. On June 3, 2002 the special committee authorized TM Capital and counsel to negotiate a letter of intent with one of the interested parties. Following the review and consideration of several drafts of a letter of intent by the special committee, on June 7, 2002, TAB entered into a letter of intent with this first interested party with respect to an all cash, fully-financed offer of $5.50 per share.

        Effective June 13, 2002, Workstream entered into a commitment letter with LaSalle Bank and paid LaSalle Bank a commitment fee of $50,000. Under the terms of the commitment letter, LaSalle Bank agreed to provide up to $21 million of financing, subject to certain conditions, to fund a portion of the consideration required for the proposed acquisition of TAB and working capital for TAB following the acquisition. On June 13, 2002, HS Morgan Limited Partnership filed Amendment No. 14 to its Schedule 13D and attached the commitment letter as an exhibit.

        From June 10, 2002 through June 13, 2002, the first interested party and its representatives met with senior members of our management and conducted due diligence at our headquarters. However, on June 17, 2002, the first interested party contacted TM Capital to withdraw its offer to acquire TAB, citing the status of TAB's turnaround process.

        The special committee met on June 17, 2002 to consider the withdrawal of the first interested party and the status of the remaining interested parties, including Workstream. Following this meeting and at the direction of the special committee, TM Capital contacted a second interested party to invite them in for further updating due diligence with respect to TAB in an effort to obtain the highest possible all-cash offer from that interested party. Representatives of the second interested party conducted a due diligence investigation during the week of June 17, 2002.

        On June 21, 2002, Mr. Jaroszewicz sent a letter to Mr. Wolf informing TAB that HS Morgan Limited Partnership and its affiliates had the financing necessary to consummate the transaction, consisting of (1) the commitment from LaSalle Bank to provide $21 million in senior financing, (2) a commitment from Workstream and its affiliates to provide no less than $10 million in junior subordinated financing, with Workstream committing no less than $7 million of this amount and MS TP Limited Partnership investing the balance and (3) the issuance of $1.00 per share, 12% five-year subordinated notes of the surviving company in the merger to the current TAB stockholders.

        After reviewing Mr. Jaroszewicz's June 21 letter to Mr. Wolf and considering its available options, including an all cash bid received from the second interested party, the special committee directed TM Capital to contact Workstream to discuss the status of Workstream's financing. On June 24, 2002, TM Capital requested by letter to Mr. Jaroszewicz a meeting on June 25, 2002 to review Workstream's written financing commitments.

        At and following the June 25 meeting, Workstream and Morgan Schiff & Co., an affiliate of HS Morgan Limited Partnership, provided to TM Capital evidence of committed financing for Workstream's acquisition proposal, including a commitment letter received by Workstream on June 25, 2002 from Banc One Mezzanine Corporation with respect to $7 million of financing. In the meantime, a copy of Mr. Jaroszewicz's letter was filed as an exhibit to Amendment No. 15 to HS Morgan Limited Partnership's Schedule 13D on June 26, 2002.

        Immediately following the delivery of this evidence of committed financing and at the direction of the special committee, TM Capital invited Workstream to complete a short due diligence review of TAB with members of TAB's senior management in order to update its information regarding TAB's current operations. Following this due diligence session, which occurred on June 27, 2002, Morgan Schiff reconfirmed Workstream's acquisition proposal that continued to provide for $6.00 per share in cash and $1.00 per share in five-year 12% subordinated notes issued by the surviving corporation. In addition, Morgan Schiff provided a revised draft merger agreement to TM Capital that identified T Acquisition L.P. and T Acquisition Co. as the parties to the proposed merger and reflected the elimination of the financing and due diligence closing conditions that were included in the prior draft agreement distributed at the conclusion of Workstream's initial 10-day due diligence period.

        At a special meeting of our board of directors held on July 1, 2002, our board considered the status of the strategic alternatives process and the negotiations with the remaining three interested parties and directed the special committee to move forward with negotiations with Workstream. On July 1, 2002, TAB reported in a press release fiscal 2002 revenues of $103.9 million as compared to $118.5 million in fiscal 2001, a decline of 12.3%, and a net loss for the fiscal year ended May 31, 2002 of $3.4 million, or $0.66 per share. Also on July 1, 2002, HS Morgan Limited Partnership filed Amendment No. 16 to its Schedule 13D, which included a copy of the Bank One commitment letter.

        On July 10 and July 11, 2002, Mr. Jaroszewicz, Morgan Schiff and T Acquisition L.P.'s counsel, and Mr. Myers, TM Capital and Barack Ferrazzano met to negotiate the terms of the merger agreement and review TAB's financial position. During the course of these meetings, the parties negotiated, among other things, the terms of covenants in the merger agreement relating to the financing required by T Acquisition L.P. to complete the transaction and conditions relating to TAB's cash position at closing. Based upon those negotiations and information provided to Mr. Jaroszewicz and Morgan Schiff regarding TAB's anticipated cash balances, on July 13, 2002, Morgan Schiff contacted TM Capital with a revised acquisition proposal reflecting a decrease in the cash consideration from $6.00 per share to $5.50 per share and an increase in the note consideration from $1.00 per share in five-year 12% subordinated notes to $1.50 per share. Negotiations proceeded between TAB and Workstream and their advisors regarding the terms and conditions of the merger agreement and the various exhibits to the merger agreement, including a form of indenture with respect to the five-year 12% subordinated notes.

        In late July of 2002, representatives of HS Morgan Limited Partnership negotiated the terms of the support/voting agreements with representatives of the stockholders who were to sign the agreements.

        Citing general economic conditions and recent declines in the equity markets, on July 25, 2002 Morgan Schiff contacted TM Capital with a revised acquisition proposal of $5.00 per share in cash and $1.50 in five-year 12% subordinated notes. Following a special committee meeting to consider this revised acquisition proposal and a determination that an all cash offer would provide TAB's stockholders with more certain value, TM Capital was instructed to deliver a counter proposal to Workstream of $5.85 per share in cash.

        On July 26, 2002, Morgan Schiff advised TM Capital that HS Morgan Limited Partnership was prepared to proceed with an all cash transaction at $5.85 per share, and, following their receipt of this communication, the special committee recommended that TAB's board of directors consider the proposed transaction. A special meeting of TAB's board of directors was held on July 28, 2002 to consider the acquisition of TAB by T Acquisition L.P. for $5.85 per share in cash. Present at this meeting, were representatives of Barack Ferrazzano and TM Capital, as well as Mr. Ampulski and Donald Hotz, our chief financial officer. Mr. Myers reviewed the history and status of the proposed transaction with T Acquisition L.P., including the negotiations that had taken place over the preceding weeks.

        A discussion then ensued concerning T Acquisition L.P.'s offer and the proposed merger. Representatives of Barack Ferrazzano then reviewed in detail the terms of the proposed merger agreement and related agreements, which had been finalized over the course of the week of July 22.

        Representatives of TM Capital then reviewed with TAB's board of directors TM Capital's financial analyses with respect to the proposed transaction. Following this presentation, TM Capital orally delivered its opinion to the board of directors of TAB, which was subsequently confirmed in writing, to the effect that, based upon and subject to the factors and assumptions set forth in its opinion, as of July 28, 2002, the $5.85 in cash per share to be received by the holders of TAB common stock pursuant to the merger is fair, from a financial point of view, to those holders. After discussion and deliberation of the merger and our alternatives to the merger and based on the factors described, including TM Capital's opinion regarding the fairness of the proposed price per share, TAB's board of directors unanimously determined that the merger agreement and the transactions contemplated thereby are fair to and in the best interests of TAB and its stockholders, approved and declared advisable the merger agreement and the support/voting agreements and resolved to recommend that the TAB stockholders vote to adopt the merger agreement.

        Following this meeting, each of our directors signed a support/voting agreement with T Acquisition L.P. and TAB and T Acquisition L.P. entered into the merger agreement, all as of July 29, 2002. We and T Acquisition L.P. announced the merger by joint press release issued on July 29, 2002.

TAB's Reasons for the Merger; Recommendation of the TAB Board of Directors

        TAB's board of directors, at a meeting held on Sunday, July 28, 2002, unanimously determined that the merger agreement and the merger are in the best interests of our stockholders. Accordingly, the board unanimously recommends that you vote "FOR" adoption of the merger agreement and approval of the merger at the special meeting. In the course of determining that the merger agreement and the merger are in the best interests of our stockholders, the board consulted with management, as well as its financial and legal advisors, and considered a number of factors in making its determination, including the following factors that supported the TAB board of directors' recommendation:

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  prior presentations by TAB management and TAB's financial advisors regarding our business, operations, properties and assets, financial condition, competitive position, business strategy, and prospects, as well as the risks involved in achieving these prospects, the nature of the document management industry in which we compete, and current industry, economic and market conditions, both on an historical and on a prospective basis;

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  management's review of the risks associated with achieving growth targets and maximizing stockholder value through the implementation of strategic alternatives and the strategic and operational risks associated with TAB remaining an independent company;

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  the merger consideration and the other terms and conditions of the merger agreement were the result of good faith negotiations among the special committee, HS Morgan Limited Partnership, and their respective advisors;

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  the scope and outcome of the various processes conducted by us and our financial advisor beginning in early 2002 to identify and contact parties having a potential interest in and ability to acquire TAB;

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  the board's belief that the merger consideration to be paid to our stockholders exceeds the risk-adjusted present value to stockholders that could be expected from the other options available to TAB at this time, including: remaining independent, continuing TAB's current strategic plan, or pursuing other strategic alternatives;

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  the terms and conditions of the merger agreement, including the ability to complete the merger within a reasonable period of time;

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  that the merger consideration is all cash, providing certainty of value to TAB stockholders in the context of recent volatility in the securities markets;

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  that the merger consideration of $5.85 in cash represents a 26.6% premium over the closing price of our shares on the last trading day prior to the public announcement of the merger agreement, a 24.2% premium over the average trading price of our stock during the five trading days prior to the public announcement of the merger agreement, and a 32.6% premium over the closing price of our shares on the last trading day prior to HS Morgan Limited Partnership's public announcement of its proposal with respect to the merger on May 13, 2002;

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  the financial presentation and written opinion of TM Capital that, as of July 28, 2002 and based upon and subject to the assumptions, limitations and qualifications set forth in the opinion, the cash consideration to be received in the merger by the TAB stockholders was fair, from a financial point of view. The board considered TM Capital's opinion that the cash consideration to be received in the merger by the TAB stockholders was fair, from a financial point of view, to be a factor supporting its recommendation, although selected financial data presented by TM Capital, including multiples of enterprise value to revenues and gross profit in the selected publicly traded companies analysis and selected transactions analysis, and selected data from the premiums paid analysis, were below the range of multiples and premiums presented for the selected companies and transactions. TAB stockholders are urged to read TM Capital's opinion, which is attached as Appendix B, in its entirety;

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  the board's belief that HS Morgan Limited Partnership is committed to completing the merger and will use its best efforts to do so, given that the principals of HS Morgan Limited Partnership and its affiliates had invested considerable time and resources to acquire TAB, commencing eighteen months prior to the execution of the merger agreement;

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  the board's belief that, after extensive negotiations conducted by the special committee and the board's advisors, TAB has obtained the highest price per share that HS Morgan Limited Partnership is willing to pay;

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  the likelihood that a third party would not be willing to offer a higher price than HS Morgan Limited Partnership, in light of the fact that, in the nine months following TAB's publicly-announced decision to explore its strategic alternatives, TAB and its advisors contacted more than 200 prospective acquirors, entered into confidentiality agreements with and provided descriptive memoranda to 64 of these entities, gave management presentations to 14 of these entities, and received only four bids to acquire TAB, of which the HS Morgan Limited Partnership bid was the highest. In light of these contacts, the TAB board did not believe that it was likely that another party would make an offer more favorable to TAB and its stockholders than the merger;

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  the fact that declines in general economic and industry conditions over the period in which TAB has been conducting its review of strategic alternatives together with the disruption of the business caused by the extended sales process itself had contributed to declines in TAB's performance and operating results, and the board's determination that this trend was likely to continue in the near future;

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  the board's determination that the probability that a superior offer to acquire TAB would be made was insufficient to justify the risk of delay in proceeding with the favorable transaction with T Acquisition L.P.;

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  the possibility that, under certain circumstances specified in the merger agreement, we can conduct negotiations with a third party and terminate the merger agreement if a superior acquisition proposal were to be made by that third party; and

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  the fact that appraisal rights will be available under Delaware law with respect to the merger.

        The TAB board of directors also considered risks and possibly negative factors in its deliberations concerning the merger. In particular, the board considered:

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  that the completion of the merger is dependent on T Acquisition L.P. and its affiliates entering into definitive financing agreements with multiple sources, mitigated by a payment of $1.5 million to TAB if they fail to do so within a specified time period;

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  that the completion of the merger is dependent on TAB having at least $8 million of cash accessible in the United States and Canada at the time the merger is to be consummated;

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  that gains arising from an all-cash transaction would be taxable to TAB stockholders for United States federal income tax purposes, whereas a stock transaction could generally be structured in a manner that would not be taxable for United States federal income tax purposes to the extent of the stock retained or received;

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  that the $1.5 million termination fee payable by TAB in the event that we terminate the merger agreement in favor of a superior acquisition proposal may discourage others from proposing an alternative transaction that may be more advantageous to our stockholders;

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  that, following consummation of the merger, current TAB stockholders will no longer be able to participate, directly or indirectly, in increases in the value of our businesses and properties or appreciation in our stock price;

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  the possible disruption to TAB's business that might result from the announcement of the merger; and

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  the covenants in the merger agreement placing constraints on the operation of TAB's business during the period between the signing of the merger agreement and the completion of the merger.

        The TAB board of directors also considered in its deliberations concerning the merger the interests of officers and directors of TAB in the merger, described under "—Interests of Certain Persons in the Merger," and the terms of the merger agreement relating to these matters.

        Although the foregoing discussion addresses all of the material factors considered by our board of directors in its consideration of the merger, it may not include all of the factors considered by TAB's board of directors, and each director may have considered different factors. After considering these factors, the board of directors concluded that the positive factors described above outweighed the negative factors described above. In view of the variety of factors and the amount of information considered, the board of directors did not find it practicable to make specific assessments of or otherwise assign relative weights to or quantify the specific factors and analyses considered in reaching its determination. The determination to approve the merger agreement and the merger was made after consideration of all of the factors and analyses as a whole. In addition, individual members of the board of directors may have given different weights to different factors.

        The TAB board of directors has unanimously approved the merger agreement and determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and fair to and in the best interests of TAB's stockholders. Accordingly, the TAB board of directors unanimously recommends that the TAB stockholders vote "FOR" approval of the merger agreement.

Purpose of the Merger; Certain Effects of the Merger

        The principal purpose of the merger is to enable T Acquisition L.P. to acquire all of the equity interests in TAB and to provide you with the opportunity to receive a cash price for your shares of TAB common stock that we believe is fair to you. For further background on TAB's reasons for the merger, see "—Background of the Merger."

        The merger will result in the cancellation of all equity interests in TAB held by public stockholders in exchange for $5.85 per share in cash, without interest. Accordingly, T Acquisition L.P. and its affiliates, as opposed to our existing stockholders, will be the sole beneficiaries of any earnings and growth of the surviving corporation following the merger. Similarly, T Acquisition L.P. and its affiliates, and not our existing stockholders, will face the risk of any losses generated by the surviving corporation's operations following the merger.

        Following completion of the merger, the shares of our common stock will no longer be publicly traded or listed on the American Stock Exchange. In addition, the registration of our shares and our reporting obligations under the Securities Exchange Act of 1934 will be terminated upon application to the Securities and Exchange Commission.

Opinion of TAB's Financial Advisor

        TM Capital delivered its written opinion to TAB's board of directors to the effect that, as of July 28, 2002 and based upon and subject to the factors and assumptions set forth therein, the $5.85 per share in cash to be received by the holders of TAB common stock in the merger is fair from a financial point of view to such holders.

        The full text of the written opinion of TM Capital, dated July 28, 2002, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix B. TM Capital provided its opinion for the information and assistance of TAB's board of directors in connection with its consideration of the merger. The TM Capital opinion does not constitute a recommendation as to how any holder of TAB common stock should vote with regard to the merger. Each stockholder is strongly advised to read the entire opinion carefully.

        In connection with rendering the opinion described above and performing its related financial analyses, TM Capital, among other things:

  •
  reviewed TAB's Annual Reports on Form 10-K and related financial information for the fiscal years ended May 31, 1998 to 2001 and TAB's Quarterly Reports on Form 10-Q and the related unaudited financial information for the nine months ended February 28, 2002;

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  reviewed draft unaudited financial information for the fiscal year ended May 31, 2002;

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  reviewed unaudited financial information for the month ended June 30, 2002;

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  reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of TAB, furnished to TM Capital by TAB;

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  conducted discussions with members of senior management of TAB concerning its businesses and prospects;

  •
  reviewed the historical market prices and trading activity for TAB's common stock and compared them with that of certain publicly traded companies which TM Capital deemed to be relevant;

  •
  compared the financial position and results of operations of TAB with that of certain companies which TM Capital deemed to be relevant;

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  compared the proposed financial terms of the merger with the financial terms of certain other mergers and acquisitions which TM Capital deemed to be relevant;

  •
  reviewed the merger agreement; and

  •
  reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as TM Capital deemed necessary, including TM Capital's assessment of general economic, market and monetary conditions.

        TM Capital relied upon the accuracy and completeness of all of the financial, accounting and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In addition, TM Capital did not make an independent evaluation or appraisal of the assets and liabilities of TAB or any of its subsidiaries and TM Capital was not furnished with any such evaluation or appraisal.

        The following is a summary of the material financial analyses used by TM Capital in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the analyses performed by TM Capital. The order of analyses described, and the result of those analyses, does not represent relative importance or weight given to those analyses by TM Capital. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before July 28, 2002 and is not necessarily indicative of current market conditions.

        Parties Contacted.    TM Capital, at the direction of our board of directors, contacted a broad range of strategic and financial investors. During the course of its sale process, TM Capital contacted approximately 93 strategic and 113 financial investors.

        Selected Publicly Traded Companies Analysis.    TM Capital reviewed and compared certain financial and stock market information for TAB with the following publicly traded information management and office supply companies: Documentum, Inc.; Ennis Business Forms, Inc.; FileNET Corporation; General Binding Corporation; and SOURCECORP, Incorporated. Each of these companies is significantly larger than TAB in terms of revenues, assets and market capitalization and engage in businesses that are only somewhat comparable to TAB. The historical financial data used from the latest publicly available financial statements for each of the selected companies and the market data and earnings estimates were as of July 25, 2002. Projected earnings per share ("EPS") for the publicly traded companies were based on analysts' estimates from the Institutional Brokerage Estimate System, or I/B/E/S, a data service that compiles estimates of research securities analysts. TM Capital reviewed multiples of enterprise value to net sales, gross profit, operating income, and earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. The median multiples for the publicly traded companies' enterprise value to net sales for the latest twelve month period ("LTM") and three year historical average period were 0.86x and 0.82x, respectively. TAB's multiples for these same periods, utilizing the implied enterprise valuation from the proposed $5.85 per share cash transaction price, were 0.18x and 0.15x, respectively. The median multiples of enterprise value to gross profit for the publicly traded companies for the LTM and three year periods were 2.8x and 2.9x, respectively. TAB's multiples for these same periods were 0.5x and 0.4x, respectively. TM Capital noted that TAB's multiples of revenue and gross profit were below the range of multiples for the selected companies. However, TM Capital also noted that the usefulness of such comparisons was of limited value in the case of multiples of revenue in light of TAB's revenue and asset base, market capitalization and line of business when compared to the selected companies. TM Capital noted further that the usefulness of such comparisons was of limited value in the case of multiples of gross profit in light of TAB's revenue and asset base, market capitalization, line of business and historical operating losses when compared to the selected companies. Similar calculations were done for EBITDA and operating income with the LTM and three year median multiples of the publicly traded companies being 7.4x and 9.0x and 6.9x and 11.9x, respectively. TAB's multiples of enterprise value to EBITDA and operating income were not meaningful due to TAB's operating losses during the last three fiscal years. TM Capital also reviewed multiples of share price to LTM EPS, three year historical average EPS, book value per share, and projected current and next fiscal year EPS. The median multiples of share price to LTM EPS and three year historical average EPS for the publicly traded companies were 12.4x and 12.6x, respectively, and were not meaningful for TAB due to net losses during the relevant periods. The median multiple of share price to book value for the publicly traded companies was 2.0x. TAB's multiple of book value, assuming the $5.85 cash transaction price, was 0.9x. The median multiples of share price to current and next fiscal year EPS for the publicly traded companies were 32.0x and 21.7x, respectively. TAB's comparable multiples were not meaningful for the current fiscal year as a result of net losses and 13.0x for the next fiscal year.

        Selected Transaction Analysis.    TM Capital reviewed publicly available information for pending or completed merger or acquisition transactions in the information management and office supply industries. The selected transactions considered by TM Capital included:

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  Mail-Well, Inc.'s acquisition of American Business Products, Inc.;

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  Mail-Well, Inc.'s acquisition of CML Industries Ltd.;

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  JW Childs Equity Partners, L.P.'s proposed acquisition of Esselte AB;

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  Ricoh Company Ltd.'s acquisition of Lanier Worldwide, Inc.;

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  Ennis Business Forms, Inc.'s acquisition of Northstar Computer Forms, Inc.; and

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  Steelcase Inc.'s acquisition of PolyVision Corporation.

        Enterprise values for the selected merger and acquisition transactions ranged from $17.9 million to $894.2 million. The median target company multiples of enterprise value to net sales for the LTM and three year periods were 0.67x and 0.66x, respectively. TAB's multiples, assuming the $5.85 cash transaction price for these same periods were 0.18x and 0.15x, respectively. The median target company multiple of enterprise value to gross profit for the LTM and three year periods was 2.4x. TAB's multiples for these same periods were 0.5x to 0.4x, respectively. TM Capital noted that TAB's multiples of revenue and gross profit were below the range of multiples for the selected transactions. However, TM Capital also noted that the usefulness of such comparisons was of limited value in the case of multiples of revenue in light of TAB's revenue and asset base, market capitalization and line of business when compared to the selected companies. TM Capital noted further that the usefulness of such comparisons was of limited value in the case of multiples of gross profit in light of TAB's revenue and asset base, market capitalization, line of business and historical operating losses when compared to the selected companies. Similar calculations were done for EBITDA and operating income with the LTM and three year median multiples for the target companies being 5.6x and 9.7x and 5.5x and 10.3x, respectively. TAB's multiples of enterprise value to EBITDA and operating income were not meaningful due to TAB's operating losses during the last three fiscal years. Multiples of acquisition price per share to LTM EPS and three year EPS for the target companies were 16.1x and 17.8x, respectively. TAB's comparable multiples were not meaningful due to net losses during the relevant periods. The median multiple of acquisition price per share to book value for the target companies was 2.0x. TAB's multiple of book value, assuming the $5.85 cash transaction price, was 0.9x. The median premiums one day and four weeks prior to the announcement of the selected merger and acquisition transactions were 43.7% and 58.2%, respectively. The comparable premiums for TAB were 24.5% and 13.6%, respectively, over the closing price of TAB's common stock on July 26, 2002.

        Stock Price and Trading History.    TM Capital reviewed the historical prices and indexed performance of TAB's common stock from January 4, 1999 to July 25, 2002, both independently and in relation to selected publicly traded information management and office supply companies and the Russell 2000 market index. For most of the time period covered by this analysis, TAB's indexed stock price underperformed that of the selected publicly traded companies and the Russell 2000 index. TM Capital also reviewed the volume of shares of TAB common stock traded at various price ranges for the periods of January 2, 2002 through July 25, 2002 and July 25, 2001 through July 25, 2002. Throughout both of the periods examined, and based on the closing price per share, 100% of TAB's shares traded below the proposed $5.85 cash transaction price.

        Analysis of Transaction Price.    Using the closing price of TAB common stock on July 25, 2002, TM Capital analyzed the $5.85 cash transaction price to derive premiums over the closing prices on the last trading day of the past week, month, six months, 30-Day Average, 90-Day Average, 120-Day Average, and day prior to the first public announcement of an offer to acquire TAB by HS Morgan Limited Partnership's affiliates on February 7, 2001. The premiums for the aforementioned time periods ranged from a low of 11.4%, which represented the premium to TAB's closing price one month prior to the announcement of the proposed merger (June 28, 2002) to a high of 116.7%, which represented the premium to TAB's closing price on February 6, 2001.

        Discounted Cash Flow Analysis.    TM Capital performed a discounted cash flow analysis to determine a range of implied present values per share of TAB common stock. All cash flows were discounted to the end of July 2002 and terminal values were based upon estimated 2007 EBITDA multiples. In performing this analysis, TM Capital used projections supplied by the management of TAB. TM Capital used discount rates of 27.5% to 32.5%, which reflected TM Capital's judgment of the rate of return that would be required by prospective investors in light of the risks in achieving the projected turnaround in TAB's operating results. TM Capital used EBITDA multiples of 4.0x to 5.0x, which reflected TM Capital's judgment of the multiples at which TAB might be valued in the market if such projected results were realized. This analysis resulted in a range of implied present values of $4.96 to $6.33 per share.

        Premiums Paid Analysis.    TM Capital performed an analysis of 55 recent domestic merger and acquisition transactions announced since July 9, 2001 with transaction values ranging from $5 to $75 million. In these transactions, the median premium paid one week prior to announcement and four weeks prior to announcement was 40.8% and 44.1%, respectively. The implied premium to TAB's stock, calculated using the $5.85 cash transaction price, for the one week prior and four week prior periods, were 20.1% and 11.4%, respectively.

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary descriptions. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying TM Capital's opinion. In arriving at its fairness determination, TM Capital considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, TM Capital made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to TAB, HS Morgan Limited Partnership and its affiliates, or the merger.

        TM Capital prepared these analyses for the purposes of providing its opinion to the TAB board of directors. The analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. TM Capital assumed that the financial forecasts were reasonably prepared and reflected the best currently available estimates and good faith judgments of TAB's management as to the future performance of TAB. These forecasts are subject to risks and uncertainties that could cause actual results to differ materially from the forecasts. The forecasts reflect numerous assumptions, all made by management of TAB with respect to industry performance, general business, economic, market, and financial conditions and other matters, all of which are difficult to predict, and many of which are beyond TAB's control.

        As described above, TM Capital's opinion to TAB's board of directors was one of many factors taken into consideration by the TAB board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by TM Capital in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of TM Capital attached as Appendix B.

        TM Capital is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers, acquisitions and financings. TM Capital is familiar with TAB having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the merger agreement. The TAB board of directors selected TM Capital as its financial advisor because of its reputation as a merchant banking firm that has substantial experience in transactions similar to the merger.

        Pursuant to a letter agreement dated September 29, 2000, TAB engaged TM Capital to act as its financial advisor in connection with the contemplated merger. Pursuant to the terms of this engagement letter, TAB has agreed to pay TM Capital monthly retainer fees of $15,000 and a transaction fee of 2% of the consideration received by our stockholders in the merger, or approximately $637,450, $100,000 of which was payable upon announcement of the transaction and the remainder of which will be paid upon consummation of the merger. All retainer fees previously paid to TM Capital will be credited to the transaction fee. In addition, TAB has agreed to reimburse TM Capital for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify TM Capital against certain liabilities, including certain liabilities arising under federal securities laws.

Financial Projections

        TAB does not as a matter of course make public forecasts as to its future financial performance. However, in connection with its preliminary discussions concerning the feasibility and desirability of the merger, TAB provided HS Morgan Limited Partnership with draft projected financial information, which TAB indicated are highly preliminary and speculative, for each quarter in Fiscal 2003, commencing with the quarter ending August 31, 2003, and for fiscal year 2003 and fiscal year 2004. TAB reports its financial results based on a May 31 fiscal year end.

        The projections set forth below are a summary derived or excerpted from the draft information provided by TAB to HS Morgan Limited Partnership, and are based on numerous assumptions concerning future events. The projections have not been adjusted to reflect the effects of the merger or any costs associated with this process and were not reviewed by our board before they were provided to HS Morgan Limited Partnership. The projections should be read together with the financial information presented above in "Certain Financial Information—Selected Financial Information of TAB."

        TAB provided HS Morgan Limited Partnership with the following draft projections for revenue, gross profit, earnings per share and EBITDA based on management's current view of the business:

PROJECTED FINANCIAL DATA

(In Thousands of Dollars, except Per Share Data)

	First Quarter 2003 Plan	Second Quarter 2003 Plan	Third Quarter 2003 Plan	Fourth Quarter 2003 Plan	Year 2003 Plan	Year 2004 Projection
Revenue	$24,890	$28,300	$30,500	$30,700	$114,390	$124,000
Gross profit	9,110	10,726	11,824	11,931	43,591	48,910
Earnings per share	(0.24)	(0.01)	0.10	0.11	(0.05)	0.50
EBITDA(1)	(1,411)	436	1,255	1,337	1,617	6,246

(1)
As used in these projections, EBITDA means earnings before interest, taxes, depreciation and amortization. EBITDA is presented here because TAB management understands it is customarily used as a measure of free cash flow and a criteria in evaluating companies and it was provided by TAB to HS Morgan Limited Partnership. EBITDA is unaudited data and should not be considered as an alternative to net income as a measure of TAB's operating results or to cash flow as a measure of liquidity. EBITDA as used in these projections may not be comparable to similarly titled measures reported by other companies.

        The projections were not prepared with a view toward public disclosure and are included in this proxy statement only because this information was provided to HS Morgan Limited Partnership. Our forecasts were not prepared with a view toward compliance with published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. Moreover, Deloitte & Touche LLP, our independent auditors, have not examined, compiled or applied any procedures to our forecasts in accordance with standards established by the American Institute of Certified Public Accountants and express no opinion or any assurance on their reasonableness, accuracy or achievability. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the projections. The projections reflect numerous assumptions, all made by management of TAB, with respect to industry performance, general business, economic, market, and financial conditions and other matters, all of which are difficult to predict, and many of which are beyond TAB's control.

Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate, and actual results may be materially greater or less than those contained in the projections. The inclusion of the projections should not be regarded as an indication that TAB considered or considers the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither TAB nor HS Morgan Limited Partnership has made, or makes, any representation to any person regarding the information contained in the projections or intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error.

Material U.S. Federal Income Tax Consequences of the Merger to our Stockholders

General

        The following describes the material U.S. federal income tax consequences of the merger that are generally applicable to U.S. holders of TAB common stock. However, this discussion does not address all aspects of taxation that may be relevant to particular U.S. holders in light of their personal investment or tax circumstances or to persons who are subject to special treatment under the U.S. federal income tax laws. In particular, this discussion deals only with U.S. holders that hold shares of TAB common stock as capital assets within the meaning of the Internal Revenue Code of 1986, as amended. In addition, this discussion does not address the tax treatment of special classes of U.S. holders, such as banks, insurance companies, tax-exempt entities, financial institutions, broker-dealers, persons holding TAB common stock as part of a hedging, "straddle," conversion or other integrated transaction, U.S. expatriates, or persons subject to the alternative minimum tax. This discussion may not be applicable to stockholders who acquired TAB common stock pursuant to the exercise of options or warrants or otherwise as compensation. Furthermore, this discussion does not address any aspect of state, local or foreign tax considerations. We urge you to consult your own tax advisor as to the specific tax consequences of the merger, including the applicable federal, state, local and foreign tax consequences to you of the merger.

        As used in this proxy statement, a "U.S. holder" means a holder of TAB common stock who is for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

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  a corporation, partnership, or other entity created or organized in the United States or under the law of the United States or any state within the United States;

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  an estate whose income is includible in gross income for U.S. federal income tax purposes, regardless of its source; or

  •
  a trust whose administration is subject to the primary supervision of a U.S. court and that has one or more U.S. persons who have the authority to control all substantial decisions of the trust.

        This discussion is based on the Internal Revenue Code of 1986, applicable Department of Treasury regulations, judicial authority, and administrative rulings and practice, all as of the date of this proxy statement. Future legislative, judicial, or administrative changes or interpretations may adversely affect the accuracy of the statements and conclusions described in this proxy statement. Any changes or interpretations could be applied retroactively and could affect the tax consequences of the merger to U.S. holders.

Consequences of the merger to TAB stockholders

        The receipt of cash in exchange for TAB common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder will recognize capital gain or loss equal to the difference between the amount of cash received and the U.S. holder's tax basis in the TAB common stock exchanged in the merger. This capital gain or loss will be long-term capital gain or loss if the U.S. holder held the TAB common stock for more than one year as of the effective time of the merger. Certain limitations apply to the deductibility of capital losses by U.S. holders.

Federal income tax backup withholding

        A U.S. holder may be subject to backup withholding at the rate of 30% with respect to a payment of cash in the merger unless the U.S. holder:

  •
  is a corporation or comes within certain other exempt categories (including financial institutions, tax-exempt organizations and non-U.S. stockholders) and, when required, demonstrates this fact; or

  •
  provides a correct taxpayer identification number and certifies, under penalties of perjury, that the U.S. holder is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules.

        To prevent backup withholding and possible penalties, you should complete and sign the substitute Form W-9 included in the letter of transmittal which will be sent to you if the merger is completed. Any amount withheld under these rules may be credited against the U.S. holder's U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

        We strongly urge you to consult your own tax advisor as to the specific tax consequences to you of the merger, including the applicability and effect of U.S. Federal, state, local and foreign income and other tax laws, in view of your particular circumstances.

Regulatory Approvals

        The merger is subject to notification for purposes of Part III of the Investment Canada Act. On August 9, 2002, T Acquisition L.P. submitted a notification filing to the Director of Investments in respect of the merger pursuant to section 12 of the Investment Canada Act. The Director of Investments sent a receipt to T Acquisition L.P. on August 20, 2002, (a) certifying that the Director of Investments received the notification filed by T Acquisition L.P., and (b) stating that the investment is not reviewable.

Interests of Certain Persons in the Merger

General

        In considering the recommendation of our board of directors with respect to the merger agreement and the merger, you should be aware that our executive officers and directors have interests in the merger that are in addition to, or different from, the interests of our stockholders generally and that create potential conflicts of interest. These additional interests relate to provisions in the merger agreement or TAB's employment arrangements regarding:

  •
  the treatment of outstanding options to purchase TAB common stock;

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  the treatment of restricted stock held by some of our executive officers;

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  change of control agreements; and

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  indemnification and insurance for our officers and directors.

        All of these additional interests, to the extent material, are described below. Under each of the agreements and plans described below, the merger will constitute a change of control of TAB unless otherwise noted. To the knowledge of TAB, the individuals named below have no material interest in the merger apart from those of the TAB stockholders generally except as described below. The TAB special committee and board of directors were aware of these interests and considered them in approving the merger agreement and the merger.

Vesting of Stock Options

        The merger agreement provides that, immediately prior to the effective time of the merger, all outstanding stock options to purchase TAB common stock will become fully vested, and will, at the effective time, represent the right to receive an amount in cash equal to the difference between $5.85 and the per share cash exercise price of the option, referred to as the "spread," multiplied by the number of shares of TAB common stock subject to the option, without interest, less any applicable withholding taxes. Stock options with an exercise price above $5.85 are to be canceled at the effective time of the merger, and will not have any rights after the effective time.

        The following table summarizes the total number of shares subject to options that are held by each of our executive officers, as well as the aggregate amount to which each executive officer would be entitled as a result of the merger, without taking into account any withholding taxes.

Name of Executive Officer	TAB Common Shares Subject to Options	Aggregate Spread
Gary W. Ampulski	260,000	$968,500
William G. Beattie	50,000	81,850
Robert J. Crecca	20,000	47,000
Caroline A. Damask	5,000	8,700
Ann Herring	35,000	63,000
Donald J. Hotz	50,000	117,500
Michael J. Nogle	25,000	56,250
Carter Perez	40,000	86,500
Thomas J. Rauscher	110,000	152,500

All executive officers as a group	595,000	$1,581,800

        The following table summarizes the total number of shares subject to options that are held by each of our non-employee directors, as well as the aggregate amount to which each non-employee director would be entitled as a result of the merger, without taking into account any withholding taxes.

Name of Non-employee Director	TAB Common Shares Subject to Options	Aggregate Spread
Kathryn S. Hanson	20,000	$6,775
Jeffrey A. Heimbuck	12,000	21,075
Warren G. Lichtenstein	10,000	16,000
Jerry K. Myers	20,000	6,775
Hans A. Wolf	73,000	169,450
David W. Wright	10,000	16,000

All non-employee directors as a group	145,000	$236,075

Stock Purchase and Stock Bonus Arrangements

        On October 19, 1999, TAB implemented a stock purchase plan and stock bonus plan with certain executive officers. The stock purchase plan allows an officer to borrow funds from TAB to acquire a specified number of shares of TAB common stock. An equivalent number of shares of TAB common stock were also granted to each individual under the stock bonus plans. In each case, the stock grants vest on the earlier of (a) October 19, 2002, three years from the grant date, or (b) the date of a change of control. All certificates representing the shares issued and granted under the stock purchase plans and stock bonus plans are held by TAB as collateral against the notes receivable from the officers. The notes, and all accrued interest, will be forgiven as of October 19, 2002, provided the employee continues employment with TAB during that period.

        Following is a list of the shares of TAB common stock issued to executive officers and pledged to TAB under the stock purchase agreements:

Executive Officer	Issuance Date	Company Shares	Amount of Promissory Note
Thomas J. Rauscher	October 19, 1999	7,500	$49,687.50
Carter Perez	October 19, 1999	3,750	$24,843.75

        Following is a summary of the restricted shares of TAB common stock granted pursuant to the stock bonus agreements:

Executive Officer	Grant Date	Company Shares
Thomas J. Rauscher	October 19, 1999	7,500
Carter Perez	October 19, 1999	3,750

Change of Control Agreements

        TAB currently maintains change of control agreements with its officers and key employees intended to ensure the continued dedicated and objective service of TAB's officers and key employees in the event of a possible or actual change of control. The change of control agreements generally provide for severance payments and benefits following involuntary terminations other than for 'cause' within a specified period before or after a change of control, as defined in the change of control agreements.

        As of the date of the merger agreement, 30 officers and employees were parties to change of control agreements, including the nine executive officers, one of whom, Gary W. Ampulski, serves on the TAB board of directors. The following is a summary of the material terms of the agreements with the nine executive officers.

        TAB entered into a change of control agreement with Mr. Ampulski effective as of January 1, 2001, which provides that, in the event that Mr. Ampulski's employment with TAB is terminated as a result of involuntary termination, as defined in the agreement, within three months prior to, upon or within twelve months following a change of control, then, in lieu of severance benefits he would otherwise receive under his employment agreement, he will be entitled to severance payments equal to the sum of an amount equal to two times of his annual base salary in effect immediately prior to the date of his involuntary termination and whichever of the following is applicable as of such date:

  •
  provided he has completed at least two fiscal years of employment with TAB, an amount equal to two times of the average of the annual incentive bonuses actually earned by him for the two fiscal years prior to his involuntary resignation,

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  provided he has completed at least one full fiscal year of employment with TAB but less than two full fiscal years of employment, an amount equal to two times the annual incentive bonus actually earned by him for the fiscal year preceding the fiscal year of his involuntary resignation, or

  •
  provided he has completed less than one full fiscal year of employment with TAB, an amount equal to $300,000.

        Mr. Ampulski will also be entitled to that portion of the incentive bonus he would have earned for the fiscal year of his involuntary termination, if any, pro rated to the date of the involuntary termination. For a period of eighteen months following his involuntary termination, TAB will reimburse Mr. Ampulski for any premiums paid by him for continued group health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act, referred to as COBRA.

        TAB has entered into a form of change of control agreement with each of William G. Beattie and Thomas J. Rauscher. The agreements provide that if within one month prior to or twelve months following a change of control of TAB, the executive officer's employment is terminated as a result of involuntary termination, as defined in the agreements, the executive officer will be entitled to:

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  all salary, accrued but unused vacation earned through the date of the executive officer's termination and the executive officer's target bonus for the year in which termination occurs, pro rated through the date of termination;

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  severance pay in an amount equal to 150% of his or her annual base salary at the time of the termination, plus 150% of the executive officer's annual bonus at the "on target" level for the fiscal year in which the executive officer is terminated, payable in a lump sum within 30 days of termination; and

  •
  for a period of 12 months from the date of termination or until commencement of new employment, whichever is earlier, reimbursement for COBRA premiums paid by him or her for continued group health insurance coverage.

        TAB has also entered into a form of change of control agreement with each of Ann Herring, Donald J. Hotz, Michael J. Nogle and Carter Perez. The agreements provide that if within three months prior to, upon or within twelve months following a change of control of TAB, the executive officer's employment is terminated as a result of involuntary termination, as defined in the agreement, the executive officer will be entitled to severance payments equal to the sum of 100% of the executive officer's annual base salary in effect immediately prior to the date of involuntary termination and whichever of the following is applicable as of the termination date:

  •
  provided the executive officer has completed at least two fiscal years of employment with TAB, an amount equal to 100% of the average of the incentive bonuses actually earned by the executive officer for the two fiscal years prior to the involuntary termination,

  •
  provided the executive officer has completed at least one full fiscal year of employment with TAB but less than two full fiscal years of employment, an amount equal to 100% of the annual incentive bonus actually earned by the executive officer for the fiscal year preceding the fiscal year of the involuntary termination, or

  •
  provided the executive officer has completed less than one full fiscal year of employment with TAB, an amount equal to 100% of the executive officer's target annual incentive bonus, if any.

        TAB has also entered into a form of change of control agreement with each of Caroline A. Damask and Robert J. Crecca. The agreements provide that if within three months prior to, upon or within twelve months following a change of control of TAB, the executive officer's employment is terminated as a result of involuntary termination, as defined in the agreement, the executive officer will be entitled to severance payments equal to the sum of 50% of the executive officer's annual base salary in effect immediately prior to the date of involuntary termination and whichever of the following is applicable as of the termination date:

  •
  provided the executive officer has completed at least two fiscal years of employment with TAB, an amount equal to 50% of the average of the incentive bonuses actually earned by the executive officer for the two fiscal years prior to the involuntary termination,

  •
  provided the executive officer has completed at least one full fiscal year of employment with TAB but less than two full fiscal years of employment, an amount equal to 50% of the annual incentive bonus actually earned by the executive officer for the fiscal year preceding the fiscal year of the involuntary termination, or

  •
  provided the executive officer has completed less than one full fiscal year of employment with TAB, an amount equal to 50% of the executive officer's target annual incentive bonus, if any.

        The agreements also provide that the executive officers will be entitled to receive accrued vacation to the date of the executive officer's involuntary termination and, for a period of up to twelve months after involuntary termination of the executive officer but ending upon commencement of new employment, TAB will reimburse the executive officer for any COBRA premiums for continued group health insurance coverage.

Indemnification and Insurance

        Under the merger agreement, TAB and T Acquisition L.P. have agreed that, for a period of six years after the completion of the merger, the surviving corporation will not amend the provision in the bylaws of the surviving corporation providing for the indemnification of TAB's present and former directors and officers, to the fullest extent permitted under applicable law, against all losses and liabilities incurred in connection with any claims or other actions based in whole or in part on the fact that the indemnified party is or was a director or officer of TAB. In addition, T Acquisition L.P. has agreed not to amend or otherwise modify the indemnification agreements that TAB has entered into with officers, directors and employees providing for indemnification for expenses and damages in connection with claims against them in connection with their service to TAB and its subsidiaries.

        TAB and T Acquisition L.P. have also agreed that, for a period of six years after completion of the merger, the surviving corporation will maintain directors' and officers' liability insurance, or to obtain a "tail policy" with respect to acts or omissions arising on or before the completion of the merger. However, after completion of the merger, the surviving corporation will not be required to pay premiums in excess of 200% of the aggregate annual premiums paid by TAB in fiscal 2002. If the surviving corporation is not able to obtain coverage for the entire six-year period for that amount, the surviving corporation is obligated to obtain a policy with the greatest coverage available for a cost not to exceed that amount. Also see "The Merger Agreement—Indemnification; Directors and Officer's Insurance" for a description of these obligations.

Accounting Treatment

        The merger will be accounted for under the purchase method of accounting under which the total consideration paid in the merger will be allocated among the surviving corporation's consolidated assets and liabilities based on the fair values of the assets acquired and liabilities assumed.

Merger Financing; Source and Amount of Funds

        The total amount of funds required to consummate the merger and pay T Acquisition L.P.'s related fees and expenses is estimated to be approximately $35.8 million. The required funds will be financed as set forth below.

        On September 17, 2002, LaSalle Bank National Association and T Acquisition Co. entered into a Loan and Security Agreement, pursuant to which LaSalle agrees to make revolving loans, term loans, capital expenditure loans, letters of credit, and other advances up to an aggregate principal amount of $23.5 million. Upon consummation of the merger, T Acquisition Co.'s rights and remedies under the Loan and Security Agreement will be assigned to us, as the surviving corporation in the merger.

        The facility provides for two term loans, one in the principal amount of $1,335,000 and the other term loan in the principal amount of $3,665,000. The maximum amount of revolving loans available under the LaSalle facility is $18,500,000 less the outstanding balance of the term loans and letter of credit obligations. The LaSalle facility further provides for capital expenditure loans in principal amount up to $2,000,000 for the purpose of purchasing equipment in which LaSalle will have a security interest. Under the Loan and Security Agreement, LaSalle has also agreed to provide letters of credit in the aggregate undrawn face amount up to $1,000,000. Interest is payable on each of these loans at LaSalle's prime rate plus 3/4% per annum.

        To secure its obligations under the LaSalle facility, TAB will grant to LaSalle a security interest in substantially all of its assets, including its accounts receivable, equipment, and inventory.

        Under the Loan and Security Agreement, all of the loans must be repaid by August 31, 2005, subject to automatic renewal for one-year terms unless either LaSalle or T Acquisition Co. gives ninety days' notice of its intent not to renew. The term loans and capital expenditure loans are each to be repaid in sixty equal monthly installments. The $3,665,000 term loan also requires that we make a $1.0 million principal payment on December 31, 2003.

        The Loan and Security Agreement creates several conditions to LaSalle's obligation to make any loans available to TAB. For example, the loan agreement requires that T Acquisition Co receive $10,000,000 of equity and subordinated indebtedness prior to December 31, 2002, on terms and conditions satisfactory to LaSalle.

        Pursuant to a Note and Warrant Purchase Agreement dated September 17, 2002, Banc One Mezzanine Corporation agrees to provide $7 million to Workstream through the issuance of a Senior Subordinated Note by Workstream and its wholly owned subsidiaries, Hamilton Sorter Co., Inc. and New Maverick Desk, Inc. In connection with this loan, Workstream Inc. also will issue Banc One a Stock Purchase Warrant, the exercise price of which is $100 and which Warrant will entitle Banc One to acquire up to 26% of the outstanding aggregate capital stock of Workstream on a fully diluted basis at the time of exercise. Interest will accrue on the Note at the rate of 14% per annum and is to be paid quarterly in arrears. Principal is payable in quarterly installments with a final $4,000,000 payment required at the fifth anniversary of the loan. Banc One's financing is also subject to no material adverse effect on Workstream's financial condition occurring since March 31, 2002, including enumerated tests relating to Workstream's earnings before interest, taxes, depreciation and amortization.

        LaSalle, Banc One, Workstream, Hamilton Sorter and New Maverick Desk entered into a Subordination and Intercreditor Agreement dated September 17, 2002 in favor of LaSalle. This Intercreditor Agreement provides that debt of Workstream, Hamilton Sorter and New Maverick Desk under the Banc One loan is made subordinate and junior to a loan made under a March 28, 1997 Loan and Security Agreement between Hamilton Sorter and LaSalle and a loan made pursuant to a January 5, 1998 Loan and Security Agreement between New Maverick Desk and LaSalle.

        On June 26, 2002, Workstream committed to repay an outstanding $3.5 million 10% Junior Subordinated Note to HS Morgan Limited Partnership and to lend HS Morgan Limited Partnership an additional $3.5 million in the form of a senior note. The interest rate on this loan is 12% per annum, payable quarterly in arrears. Principal is payable in quarterly installments and the loan must be repaid in five years. These amounts will be paid by Workstream to HS Morgan Limited Partnership from the proceeds of the Banc One loan. HS Morgan Limited Partnership will invest up to $7 million of the junior financing required by LaSalle through these contributions to T Acquisition L.P.

        In addition, MS TP Limited Partnership has cash, stock and commitments for the purchase of limited partnership interests that aggregate in excess of $3 million. MS TP Limited Partnership has invested all of these funds in T Acquisition L.P. for the purchase of TAB shares, as a portion of the junior financing required by LaSalle. A portion of these funds was obtained from a private offering by MS TP Limited Partnership of its limited partnership interests, which commenced on October 15, 2001. MS TP Limited Partnership has 13 limited partners as of the date of this proxy statement; $1,985,000 has been raised by MS TP Limited Partnership in this offering through the date of this proxy statement.

        HS Morgan Limited Partnership and MS TP Limited Partnership will hold limited partnership interests in T Acquisition L.P. in proportion to their capital contributions to T Acquisition L.P.

        In addition to satisfying the junior financing requirement by LaSalle, the aggregate amount of junior financing invested by MS TP Limited Partnership and HS Morgan Limited Partnership or its subsidiaries will depend upon, among other things, the amount of cash in TAB at the time of the merger, expenses and other costs of the acquisition of TAB, and the operating performance and financial condition of TAB prior to the merger.

        T Acquisition L.P. intends to use substantially all the cash on TAB's balance sheet to either fund a portion of the purchase price or, upon consummation of the acquisition of TAB, to repay amounts drawn by T Acquisition Co. on the LaSalle credit facility and used to pay a portion of the purchase price. T Acquisition L.P. will finance TAB's working capital needs with borrowings under the LaSalle bank facility. Set forth below is a table detailing the estimated sources and uses of funds for the acquisition of TAB.

ACQUISITION SOURCES AND USES OF FUNDS

($ in thousands except per share data)

Price per Share	$5.85
Uses of funds
Purchase of outstanding shares
5,123,915 shares	$29,975
Cash-out of outstanding in-the-money common stock options and warrants(a)	1,898

Cost of shares, stock options and warrants	31,873
Transaction expenses	2,700
Less: Cash on hand	(8,000)

Total net uses of funds	$26,573

Sources of funds:
Bank financing(b)	$14,325
Junior capital (from MS TP Limited Partnership and HS Morgan Limited Partnership and subsidiaries)	12,248

Total net sources of funds	$26,573

(a)
At September 20, 2002, there were 655,000 in-the-money outstanding options and warrants to acquire TAB common stock with weighted average exercise prices of $2.95.

(b)
The amount of bank financing available is based on the lending limits under the LaSalle commitment and makes assumptions as to TAB's eligible accounts and eligible inventory and assumes that $5 million is available under the term loan.

        The anticipated fees and expenses in connection with the merger are set forth in the table below:

TAB Financial Advisor Fees	$700,000
T Acquisition L.P. Financial Advisor Fees	750,000
TAB Legal, Accounting and Other Professional Fees	500,000
T Acquisition L.P. Legal, Accounting and Other Professional Fees	495,000
Printing, Proxy Solicitation and Mailing Costs	110,000
Filing Fees	3,000
Paying Agent Fees	10,000
Miscellaneous	15,000

Total	$2,583,000

        The merger agreement provides that each party will pay all costs and expenses incurred by it in connection with the merger agreement and the merger, except as otherwise provided under "The Merger Agreement—Effect of Termination." None of these costs and expenses will reduce the merger consideration to be received by our stockholders.

Fraudulent Conveyance

        After and giving effect to the merger, if TAB, as the surviving corporation of the merger, as a matter of state or federal law, is determined (a) to have been insolvent at the time of the merger, (b) to have become insolvent as a result of the merger, (c) to have been left with unreasonably small capital with which to engage in its business or (d) to have incurred debts beyond it's ability to pay its debts as they mature, the transfer of merger consideration represented by the cash distributed to TAB stockholders upon completion of the merger may be deemed to be a fraudulent transfer or conveyance or impermissible dividend or distribution under applicable law, and therefore may be subject to claims of certain creditors of TAB as the surviving corporation or its trustee in any bankruptcy or reorganization case. In the event that this claim is asserted after the merger, there is a risk that persons who were stockholders immediately prior to the effective time of the merger will be ordered by a court to turn over to the surviving corporation's creditors or its trustee in bankruptcy or reorganization all or a portion of the cash received by them in the merger. Neither HS Morgan Limited Partnership and its affiliates nor TAB believes that TAB will be rendered insolvent, be left with unreasonably small capital or incur debts beyond its ability to pay its debts as they mature at the time of the merger or as a result of the merger. In connection with the foregoing, under the terms of the merger agreement, we have agreed to cooperate and take all actions reasonably necessary and appropriate to assist T Acquisition L.P. in obtaining, on or prior to the closing date of the merger, a solvency opinion with respect to the surviving corporation.

Appraisal Rights

        Pursuant to Delaware law, if (1) you properly make a demand for appraisal in writing prior to the vote taken at the special meeting and (2) your shares are not voted in favor of the merger agreement or the merger, you will be entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware.

        Section 262 is reprinted in its entirety as Appendix D to this proxy statement. The following discussion summarizes the material provisions of Delaware law relating to appraisal rights and is qualified in its entirety by reference to Appendix D. You should review this discussion and Appendix D carefully if you wish to exercise statutory appraisal rights or you wish to preserve the right to do so. Failure to strictly comply with the procedures set forth in Section 262 will result in the loss of your appraisal rights.

        If you:

  •
  make the written demand described below with respect to your shares prior to the vote at the special meeting;

  •
  are continuously the record holder of your shares through the effective time of the merger;

  •
  otherwise comply with the statutory requirements of Section 262; and

  •
  do not vote in favor of the merger agreement,

and if a proper petition is filed with the Delaware Court of Chancery, as described below, you will be entitled to an appraisal by the Delaware Court of Chancery of the "fair value" of your shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by the Delaware Court of Chancery.

        Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the special meeting, we must notify you that appraisal rights are available not less than 20 days prior to the meeting and include in the notice a copy of Section 262. The notice of merger attached hereto and this proxy statement constitute your notice of your appraisal rights, and the applicable statutory provisions are attached to this proxy statement as Appendix D.

        If you desire to exercise your appraisal rights, you must not vote in favor of the merger agreement or the merger and you must deliver a separate written demand for appraisal to us prior to the vote at the special meeting. If you sign and return a proxy without expressly directing, by checking the applicable box on the enclosed proxy card, that your shares be voted against the proposal or that an abstention be registered with respect to your shares in connection with the proposal, you effectively will have waived your appraisal rights as to those shares. This is because, in the absence of express contrary instructions, your shares will be voted in favor of the proposal. See "The Special Meeting—Proxies; Revocation." Accordingly, if you desire to perfect appraisal rights with respect to any of your shares, you must, as one of the procedural steps involved in perfection, either (1) refrain from executing and returning the enclosed proxy card and from voting in person in favor of the proposal to adopt the merger agreement or (2) check either the "Against" or the "Abstain" box next to the proposal on the proxy card or affirmatively vote in person against the proposal or register in person an abstention with respect to the proposal.

        Only a holder of record is entitled to assert appraisal rights for the shares of our common stock registered in that holder's name. A demand for appraisal must be executed by or on behalf of the holder of record and must reasonably inform us of the holder's identity and that the holder of record intends to demand appraisal of the holder's shares. If you have a beneficial interest in shares that are held of record in the name of another person such as a broker, fiduciary or other nominee, you must act promptly to cause the record holder to follow properly and in a timely manner the procedures to perfect appraisal rights, and your demand must be executed by or for the record owner. If your shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, your demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal. However, the agent must identify the record owner(s) and expressly disclose the fact that, in exercising the demand, the agent is acting as agent for the record owner(s).

        A record owner, such as a broker, fiduciary or other nominee, who holds shares as a nominee for others may exercise appraisal rights with respect to the shares held for all or less than all of the beneficial owners of shares as to which the person is the record owner. In that case, the written demand must set forth the number of shares covered by the demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares in the name of the record owner.

        If you elect to exercise appraisal rights, you should mail or deliver your written demand to: Tab Products Co., 935 Lakeview Parkway, Suite 195, Vernon Hills, Illinois 60061, Attention: Corporate Secretary.

        The written demand for appraisal should specify your name and mailing address, the number of shares you own and that you are demanding appraisal of your shares. A proxy or vote against the merger agreement will not by itself constitute a demand. Within 10 days after the effective time of the merger, the surviving corporation must provide notice of the effective time of the merger to you if you have complied with Section 262.

        Within 120 days after the effective time of the merger, either the surviving corporation or you, if you have complied with the required conditions of Section 262 and are otherwise entitled to appraisal rights, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of all stockholders demanding an appraisal. TAB does not have any present intention to file any such petition in the event that a stockholder makes a written demand. Accordingly, if you desire to have your shares appraised, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262. If you file a petition, you must serve a copy on the surviving corporation. If appraisal rights are available and if you have complied with the applicable provisions of Section 262, within 120 days after the effective time of the merger, you will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voting in favor of the merger agreement and with respect to which we received demands for appraisal, and the aggregate number of holders of those shares. This statement must be mailed within 10 days after the surviving corporation has received the written request for the statement or within 10 days after the expiration of the period for delivery of demands for appraisal rights, whichever is later.

        If a petition for an appraisal is timely filed by a holder of our shares and a copy is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of common stock and with whom agreements as to the value of their shares have not been reached. After notice to those stockholders as required by the Court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights. If you have demanded an appraisal, the Delaware Court of Chancery may require you to submit your stock certificates to the Delaware Register in Chancery for notation on the certificates of the pendency of the appraisal proceeding. If you fail to comply with this direction, the Delaware Court of Chancery may dismiss the proceedings as to you. Where proceedings are not dismissed, the Delaware Court of Chancery will appraise the shares owned by stockholders demanding an appraisal, determining the "fair value" of those shares, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The Delaware Court of Chancery's appraisal may be more than, less than or equal to the $5.85 per share merger consideration. You should be aware that investment advisors' opinions as to fairness from a financial point of view are not opinions as to "fair value" under Section 262. In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In relevant case law, the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court may consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts ascertainable as of the date of the merger that throw light on the future prospects of the corporation. The Delaware Supreme Court also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262, however, provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder's exclusive remedy.

        The Delaware Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of our common stock have been appraised. The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed against the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder who has demanded an appraisal, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares entitled to an appraisal.

        If you have demanded appraisal in compliance with Section 262, you will not, after the effective time of the merger, be entitled to vote for any purpose any shares subject to your demand or to receive payment of dividends or other distributions on your shares, except for dividends or distributions payable to holders of record as of a date prior to the effective time of the merger.

        If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the effective time of the merger, your rights to appraisal will cease. You may withdraw your demand for appraisal by delivering to the surviving corporation a written withdrawal of your demand for appraisal and an acceptance of the merger. However, (1) any attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of the surviving corporation and (2) no appraisal proceeding in the Delaware Court of Chancery may be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and the approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

        If you fail to comply fully with the statutory procedure set forth in Section 262, you will forfeit your rights of appraisal and will be entitled to receive the $5.85 per share merger consideration for your shares. Consequently, any stockholder wishing to exercise appraisal rights should consult legal counsel before attempting to exercise these rights.

The Support/Voting Agreements

        The following is a brief summary of the material provisions of the support/voting agreements. The summary is qualified in its entirety by reference to the form of voting/support agreement that we have attached as Appendix C to this proxy statement and that we incorporate by reference into this document. We encourage you to read the form of voting/support agreement in its entirety.

        As an inducement and a condition to its entering into the merger agreement, T Acquisition, L.P. has required that all of the TAB directors, Hans A. Wolf, the Chairman of the Board, Gary W. Ampulski, our Chief Executive Officer, Kathryn S. Hanson, Jeffrey A. Heimbuck, Warren G. Lichtenstein, Jerry K. Myers and David W. Wright, enter into support/voting agreements with respect to shares of TAB common stock owned by them and their controlled affiliates. The shares of common stock that are subject to the support/voting agreements represent approximately 18% of TAB's outstanding shares.

        Under the support/voting agreements, the stockholders signing the agreements have agreed that, as long as the support/voting agreement is in effect, they will vote their TAB shares and any shares over which they have sole voting power or control:

  •
  in favor of adoption and approval of the merger agreement, and

  •
  against any acquisition proposal, as defined in the merger agreement. See "The Merger Agreement—No Solicitation of Transactions."

        Each stockholder party to a support/voting agreement also agreed that, as long as the support/voting agreement is in effect, the stockholder and his or her controlled affiliates will not sell or agree to sell or otherwise transfer or dispose of any of their TAB shares or any voting rights with respect to the shares, other than with T Acquisition, L.P.'s prior written consent, which consent will not be unreasonably withheld if the individual or entity to whom the shares are proposed to be sold, transferred or disposed agrees in writing to be bound by the support/voting agreement. However,

  •
  after the record date for the special meeting of TAB stockholders to be held to vote on the merger agreement, the stockholders signing the support/voting agreements will be permitted to sell in open market transactions the number of TAB shares permitted under the volume limitations of Rule 144 under the Securities Act of 1933 if the stockholder does not grant a proxy with respect to, or otherwise transfer the right to vote at, the special meeting the TAB shares which are sold, and

  •
  after the date of the special meeting, the stockholder will be permitted to sell his or her shares in open market transactions without restriction under the support/voting agreement.

        The support/voting agreements will remain in effect until the first to occur of:

  •
  the termination of the merger agreement in accordance with its terms,

  •
  the effective time of the merger,

  •
  the adoption by the parties to the merger agreement of any amendment to the merger agreement that reduces the merger consideration payable per share of TAB common stock below $5.85 in cash, and

  •
  January 15, 2003.

        The stockholders signing the support/voting agreements, in their capacities as owners of TAB shares, also agreed that during the term of the support/voting agreements they will not, and will not permit any of their controlled affiliates to, directly or indirectly, solicit, initiate, encourage or facilitate, or furnish or disclose nonpublic information in furtherance of, any inquiries with respect to or the making of any acquisition proposal, or negotiate, explore or otherwise engage in discussions with any person, other than T Acquisition, L.P. and T Acquisition Co. or their representatives, with respect to any acquisition proposal, or enter into any agreement or understanding requiring the stockholder to abandon, terminate or fail to consummate the merger or any other transactions contemplated by the merger agreement or to otherwise assist in the effectuation of any acquisition proposal. However, nothing in the support/voting agreements will prevent the stockholders signing the agreements from taking any action or omitting to take any action in his or her capacity as a member of the board of directors of TAB, or any committee of the board, or, at the direction of the board of directors of TAB, or any committee of the board, as an officer or employee of TAB or any of its subsidiaries, in each case, in accordance with the terms of the merger agreement or as required by Delaware law to fulfill his or her fiduciary duties.

        The stockholders signing the support/voting agreements also agreed that in the event

  •
  of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares on, of or affecting the TAB shares of the stockholder,

  •
  the stockholder purchases or otherwise acquires beneficial ownership of any shares of TAB, or

  •
  the stockholder voluntarily acquires the sole right to vote any TAB shares,

then these additional shares will generally be subject to the terms of the support/voting agreement.

        Notwithstanding the foregoing, the stockholders signing the support/voting agreements made no agreements or understandings under the support/voting agreements in their capacity as a director, officer or employee of TAB or any of its subsidiaries, and nothing in the support/voting agreements will limit or affect any actions or omissions taken by the stockholder in his or her capacity as a TAB director, officer or employee, including in exercising rights under the merger agreement, and none of these actions or omissions will be a breach of the support/voting agreement.

        In addition, T Acquisition L.P. has agreed that the shares of TAB common stock held by it and its affiliates, representing approximately 6.7% of TAB's outstanding common stock, will be voted in favor of the adoption of the merger agreeement and approval of the merger at the special meeting.

Amendment to Rights Agreement

        In accordance with the merger agreement, as of July 29, 2002, TAB has amended its rights agreement, dated as of October 24, 1996, between TAB and Mellon Investor Services, L.L.C. (formerly known as Chase Mellon Shareholder Services, L.L.C.), as amended, to provide that neither the execution of the merger agreement or the support/voting agreements nor the completion of the merger will cause the rights to become exercisable and that the rights will expire immediately prior to completion of the merger.

Guaranties

        At the time the merger agreement was signed, each of MS TP Limited Partnership and HS Morgan Limited Partnership delivered to TAB a guaranty, dated as of July 29, 2002, under which it guarantees the complete and timely performance of all of the obligations of T Acquisition L.P. and T Acquisition Co. under the merger agreement, including the obligation of T Acquisition L.P. to pay the merger consideration to TAB's stockholders on the terms contained in the merger agreement. MS TP Limited Partnership and HS Morgan Limited Partnership collectively own 100% of the limited partnership interests of T Acquisition L.P. These guaranties terminate only if (1) the obligations guaranteed have been paid, satisfied or expired, (2) the merger agreement has been terminated, other than a termination by TAB in the event of T Acquisition L.P.'s breach of the merger agreement, and (3) TAB has granted a written release of HS Morgan Limited Partnership and MS TP Limited Partnership.

THE MERGER AGREEMENT

        The following is a brief summary of the material provisions of the merger agreement. The summary is qualified in its entirety by reference to the merger agreement that we have attached as Appendix A to this proxy statement and that we incorporate by reference into this document. We encourage you to read the merger agreement in its entirety.

The Merger

        The merger agreement provides that, following the adoption of the merger agreement and the approval of the merger by our stockholders and satisfaction or waiver of the terms and conditions contained in the merger agreement, T Acquisition Co. will be merged with and into us, and we will be the surviving corporation. The merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware. If the merger agreement is adopted, we expect to complete the merger as soon as practicable after the special meeting, but in any event no later than the second business day after the satisfaction or waiver of the conditions to the merger.

        When the merger becomes effective, our certificate of incorporation will be amended, and our bylaws will be amended and restated, in their entirety and, as amended and restated, will be the certificate of incorporation and bylaws of the surviving corporation until later amended. The directors of T Acquisition Co. will become the directors of the surviving corporation as of the effective time of the merger, and, except as otherwise requested in writing by T Acquisition L.P., our officers will become the officers of the surviving corporation.

Conversion of Capital Stock

        At the effective time of the merger:

  •
  each share of TAB common stock issued and outstanding immediately prior to the effective time, excluding (a) shares held by persons exercising appraisal rights under Delaware law, (b) shares held by us as treasury stock and (c) shares owned by T Acquisition L.P., T Acquisition Co. or any of their affiliates, will be converted into the right to receive $5.85 in cash, without interest;

  •
  all shares of TAB common stock that are owned by T Acquisition L.P., T Acquisition Co. or any of their affiliates, or by us as treasury stock will be canceled and retired and no cash or other consideration will be delivered in exchange for such shares; and

  •
  each share of common stock of T Acquisition Co. outstanding will be converted into one share of common stock of the surviving corporation and T Acquisition L.P. will hold all of the shares of TAB as the surviving corporation after the merger.

Exchange of Shares

        At the effective time of the merger, each certificate representing shares of our common stock outstanding, other than shares owned by us, T Acquisition L.P., T Acquisition Co. or any of their affiliates or by stockholders exercising appraisal rights, will represent only the right to receive the $5.85 per share cash merger consideration. At the effective time, all of our shares will be canceled and cease to exist, and each holder of a certificate formerly representing any TAB shares will cease to have any voting or other rights with respect to those shares, except the right to receive the merger consideration, without interest.

        T Acquisition L.P. has designated LaSalle Bank National Association to act as paying agent for purposes of making the cash payments provided by the merger agreement. Simultaneously with the effective time of the merger, T Acquisition L.P. will deposit, or cause to be deposited, with the paying agent immediately available funds in an aggregate amount necessary to pay the $5.85 per share merger consideration to all stockholders entitled to receive the merger consideration. The paying agent will use these funds for the sole purpose of paying you the merger consideration. The paying agent will, in accordance with irrevocable instructions, deliver to you your merger consideration according to the procedure summarized below.

        Simultaneously with the effective time of the merger, T Acquisition L.P. will cause the paying agent to mail to you a letter of transmittal and instructions advising you of the effectiveness of the merger and the procedure for surrendering to the paying agent your certificates in exchange for payment of the $5.85 per share merger consideration. Upon the surrender for cancellation to the paying agent of your certificates, together with a letter of transmittal, duly executed and completed in accordance with its instructions, and any other items specified by the letter of transmittal, the paying agent will pay to you your $5.85 per share merger consideration and your certificates will be canceled. No interest will be paid or accrued on the merger consideration. Payments of merger consideration also will be reduced by applicable withholding taxes.

        We recommend that certificates for common stock and letters of transmittal be transmitted only by registered U.S. mail, return receipt requested, appropriately insured. Holders of common stock whose certificates are lost may be required to make an affidavit identifying the lost certificate or certificates as lost, stolen or destroyed and, if required by us, to post a bond in such amount as we may reasonably require to indemnify against any claim that may be made against us or T Acquisition L.P. with respect to the lost certificate.

        If the merger consideration, or any portion of it, is to be paid to a person other than you, it will be a condition to the payment of the merger consideration that your certificates be properly endorsed or otherwise in proper form for transfer and that you pay to the paying agent any transfer or other taxes required by reason of the transfer or establish to the satisfaction of the surviving corporation that the taxes have been paid or are not required to be paid.

        You should not forward your stock certificates to the paying agent without a letter of transmittal, and you should not return your stock certificates with the enclosed proxy.

        At and after the effective time of the merger, you will cease to have any rights as our stockholder, except for the right to surrender your certificates, according to the procedure described in this section, in exchange for payment of the $5.85 per share merger consideration, without interest, less any required withholding taxes, or, if you exercise your appraisal rights, the right to perfect your right to receive payment for your shares under Delaware law.

        At the effective time of the merger, our stock ledger with respect to our common stock will be closed and no further registration of transfers of shares will be made.

        After 180 days following the effective time of the merger, the surviving corporation may cause the paying agent to deliver to the surviving corporation all cash that has not yet been distributed in payment of the merger consideration, plus any accrued interest, and the paying agent's duties will terminate. Thereafter, you may surrender your certificates to the surviving corporation and receive the $5.85 per share merger consideration, without interest, less any required withholding taxes. However, you will have no greater rights against the surviving corporation than may be accorded to general creditors of the surviving corporation under applicable law. None of T Acquisition L.P., TAB or the surviving corporation will be liable to you for any merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Stock Option Plan and Warrants

        Immediately prior to the effective time of the merger, each outstanding option to purchase TAB common stock will become fully vested and exercisable and will be canceled and:

  •
  the holder of each option with a per share exercise price of less than $5.85 will receive an amount in cash equal to the product of:

  (a)
  the difference between $5.85 and the per share exercise price of the option, and

  (b)
  the number of shares of TAB common stock subject to the option,

    which, net of applicable withholding taxes, will be due and paid at the effective time of the merger; and

  •
  each option with a per share exercise price of $5.85 or above will be deemed not to have any rights after the effective time of the merger.

        At the effective time of the merger, the outstanding warrants exercisable for the purchase of 13,000 TAB shares will be canceled and will represent the right to receive an amount in cash equal to the difference between the merger consideration of $5.85 per TAB share and the exercise price per share of the warrants multiplied by the number of shares of TAB common stock subject to the warrant.

Representations and Warranties

        The merger agreement contains representations and warranties with respect to us and our subsidiaries relating to, among other things:

  •
  organization, qualification, corporate power, capitalization, our subsidiaries and similar corporate matters;

  •
  authorization, recommendation of the TAB board of directors, enforceability of the merger agreement and related matters;

  •
  the accuracy of the information contained in the reports and financial statements that we and our subsidiaries file with the Securities and Exchange Commission;

  •
  no undisclosed liabilities;

  •
  the absence of violation of organizational documents, laws, orders, agreements or contracts as a result of entering into the merger agreement or completion of the merger;

  •
  the absence of undisclosed broker's fees;

  •
  title to our property and assets;

  •
  conduct of our business in the ordinary course, the absence of material adverse changes and specific representations about our actions since June 1, 2002;

  •
  compliance with applicable laws;

  •
  tax matters;

  •
  our real property;

  •
  our intellectual property;

  •
  our contracts;

  •
  our insurance;

  •
  the absence of injunctions, orders and legal proceedings;

  •
  our employees and labor matters;

  •
  employee welfare and benefit plan matters;

  •
  environmental matters;

  •
  certain business relationships between us and our subsidiaries;

  •
  matters related to our rights plan and our board's approval of the merger for purposes of applicable law; and

  •
  disclosure compliance with respect to the proxy materials.

        The merger agreement contains representations and warranties by T Acquisition L.P. and T Acquisition Co. relating to, among other things:

  •
  their organization and similar corporate matters;

  •
  the financing to pay the merger consideration;

  •
  authorization and enforceability of the merger agreement and related matters;

  •
  the absence of violation of organizational documents, laws, orders, agreements or contracts as a result of entering into the merger agreement or completion of the merger;

  •
  the absence of undisclosed broker's fees;

  •
  accuracy of information provided for in proxy materials;

  •
  the accuracy of financial statements provided to us by Workstream and absence of undisclosed liabilities of Workstream;

  •
  the absence of injunctions, orders and legal proceedings; and

  •
  the formation of T Acquisition Co. solely for the purpose of engaging in the transactions contemplated by the merger agreement.

        The representations and warranties of each of the parties are subject, in some cases, to specified exceptions and qualifications. These representations and warranties will expire upon and will not survive completion of the merger.

Covenants

        Under the merger agreement, we have agreed that from the date of the merger agreement until the effective time of the merger, except to the extent that T Acquisition L.P. consents, we and our subsidiaries will carry on our business in the usual, regular and ordinary course in substantially the same manner as conducted in past practice. We also will not, and will not permit our subsidiaries to:

  •
  amend or propose to amend our certificate of incorporation or bylaws;

  •
  grant any options, warrants, or other rights to purchase or obtain any of our capital stock or other securities or issue, sell or otherwise dispose of any of our capital stock or other securities except with respect to the issuance of shares upon the exercise of stock options and warrants outstanding on the date of the merger agreement;

  •
  declare or pay any dividends on or make other distributions in respect of any of our capital stock, or redeem, repurchase or otherwise acquire any of our capital stock, other than acquisitions in connection with the Tab Products Co. Tax Deferred Savings Plan in the ordinary course of business;

  •
  subject to limited exceptions, incur, create, assume or guarantee any indebtedness for borrowed money or issue any note, bond or other debt security;

  •
  impose any lien upon any of our assets or sell, lease, transfer or dispose of any of our assets outside the ordinary course of business;

  •
  subject to limited exceptions, make any capital investment in, make any loan to or acquire the securities or assets of any other person;

  •
  subject to limited exceptions, alter or modify in any material respect, any of our dealer agreements, sales commission structures, agreements with channel partners, territorial arrangements with dealers or others or product offerings;

  •
  subject to limited exceptions, enter into any employment or consulting agreement that provides for aggregate annual compensation in excess of $100,000 or any collective bargaining agreement;

  •
  make any material change in employment terms outside of the ordinary course of business, or grant, enter into, amend, modify or terminate any agreements or arrangements of any director, officer or employee;

  •
  subject to limited exceptions, make any capital expenditures that would be reasonably likely to cause us to exceed our capital expenditure budget by $100,000 in any fiscal quarter and by no more than $100,000 in the aggregate for fiscal 2003;

  •
  cause any insurance coverage to lapse or terminate;

  •
  change any accounting principles or practices or tax-related principals or practices other than in the ordinary course of business and as advised by our regular independent accountants;

  •
  settle any litigation, other than settlements where the amount paid does not exceed $25,000 individually or $100,000 in the aggregate; or

  •
  take any action that would violate or result in a breach of our representation and warranties in any material respect.

        In addition to our agreements regarding the conduct of our business, TAB, T Acquisition L.P. and T Acquisition Co. have also agreed to take several other actions:

  •
  We have each agreed to use our respective best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by the merger agreement as expeditiously as possible;

  •
  We have agreed to give any notices to third parties and use our reasonable best efforts to obtain any third party consents required in connection with the merger that T Acquisition L.P. may reasonably request;

  •
  We have each agreed to give the notices, make the filings and use our respective reasonable best efforts to obtain the consents and approvals of governmental authorities required to complete the merger;

  •
  We have agreed to prepare and file with the Securities and Exchange Commission this proxy statement and other proxy materials and use our reasonable best efforts to respond to the comments of the Securities and Exchange Commission and make any required further filings;

  •
  Subject to limited exceptions, we have agreed to take all lawful action to call, give notice of, convene and hold a special meeting of our stockholders to be held on the earliest practicable date determined in consultation with T Acquisition L.P.;

  •
  We have agreed that our board of directors will not withdraw, amend or modify in a manner adverse to T Acquisition L.P. its recommendation of the approval of the merger agreement to our stockholders. However, under the merger agreement our board of directors is permitted to

  (a)
  not recommend to our stockholders that they approve the merger agreement, or

  (b)
  withdraw, modify or change its recommendation in a manner adverse to T Acquisition L.P. and not solicit votes in favor of the approval of the merger agreement if our board determines in good faith, after consultation with outside legal counsel, that the failure to withhold, withdraw or modify its recommendation would reasonably be expected to cause a failure to comply with its fiduciary duties under applicable laws;

  •
  T Acquisition L.P. has agreed to vote all of the TAB shares held by it and cause the shares held by its affiliates to be voted in favor of the merger at the special meeting of stockholders;

  •
  T Acquisition L.P. and T Acquisition Co. have agreed to enter into definitive financing agreements as soon as practicable, but in no event later than September 17, 2002. We have agreed to cooperate and upon the request of T Acquisition L.P. promptly take all actions reasonably necessary or appropriate to assist T Acquisition L.P. in entering into definitive financing agreements prior to September 17, 2002. On September 17, 2002, T Acquisition Co. entered into a Loan and Security Agreement with LaSalle Bank National Association, and affiliates of HS Morgan Limited Partnership entered into a Note and Warrant Purchase Agreement that provide for the financing necessary to effect the merger;

  •
  We have agreed to afford to T Acquisition L.P., its representatives and the institutions providing T Acquisition L.P. with financing for the merger reasonable access with prior notice during normal business hours to all of our premises, properties, executive officers, employees, dealers, books, contracts and records, with enumerated exceptions and subject to confidentiality obligations;

  •
  We have each agreed to give prompt written notice of

  (a)
  any material adverse development causing any of our respective representations and warranties to be untrue or inaccurate, and

  (b)
  any failure to comply with or satisfy in any material respect any consent, condition or agreement to be complied with or satisfied under the merger agreement;

  •
  T Acquisition L.P. and T Acquisition Co. have agreed that during the term of the merger agreement and for a period of six months following termination of the merger agreement by us

  (a)
  as a result of a breach by T Acquisition L.P. or T Acquisition Co. of their representations, warranties or covenants in the merger agreement, after notice is delivered by us and passage of a 30-day cure period, subject to limited exceptions, or

  (b)
  as a result of T Acquisition L.P.'s failure to secure financing for the merger consideration within 50 days from the date of the merger agreement;

      T Acquisition L.P. and T Acquisition Co. will not, and will cause their affiliates not to, engage in any "solicitation" of "proxies," as these terms are used in the proxy rules promulgated under the Securities Exchange Act of 1934, as amended, which we refer to in this proxy statement as the Exchange Act, or otherwise engage in any proxy contest or otherwise seek or propose to influence or control of our board of directors, management or policies; provided, however, that during such six-month period, T Acquisition L.P. and T Acquisition Co. and their affiliates may engage in any solicitation of proxies or other proxy contest for the purpose of challenging or competing with any third-party acquisition proposal, as defined below under "—No Solicitation of Transactions;"

  •
  As a result of the special meeting, we have agreed not to hold our 2002 annual stockholders meeting as long as the merger agreement is in effect, unless required to hold it by a court of competent jurisdiction; and

  •
  We have agreed to cooperate and take all actions reasonably necessary and appropriate to assist T Acquisition L.P. in obtaining, on or prior to the closing date of the merger, a solvency opinion with respect to the surviving corporation.

No Solicitation of Transactions

        Until the termination of the merger agreement, we have agreed that we will not, and will not authorize and will use our best efforts to not to permit our subsidiaries or representatives to, directly or indirectly:

  •
  solicit, initiate, encourage or facilitate, or furnish or disclose nonpublic information in furtherance of, any inquiries with respect to or the making of any proposal or offer with respect to a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transaction involving all or any significant portion of our assets or equity securities or any of our subsidiaries, other than the transactions contemplated by the merger agreement. We refer to these proposals or offers as acquisition proposals in this proxy statement;

  •
  negotiate, explore or otherwise engage in discussions with any person or entity other than representatives of T Acquisition L.P. with respect to any acquisition proposal; or

  •
  enter into any agreement, arrangement or understanding requiring us to abandon, terminate or fail to consummate the merger or any other transactions contemplated by the merger agreement.

        However, at any time prior to the adoption of the merger agreement by our stockholders, we may

  •
  furnish information to, and negotiate or otherwise engage in discussions with, any person or entity that delivers a written acquisition proposal, or

  •
  recommend to our stockholders an acquisition proposal that was not solicited or encouraged in violation of the merger agreement, if and so long as:

  (a)
  our board of directors, after consultation with outside legal counsel, determines in good faith that failing to take such action would reasonably be expected to constitute a breach of its fiduciary duties under applicable law; and

  (b)
  our board of directors, after consultation with its financial advisor and outside legal counsel, determines in good faith that the acquisition proposal is a superior acquisition proposal, as defined below.

        Prior to furnishing any information to any person making an acquisition proposal, we must enter into a confidentiality agreement that is no less restrictive, in any material respect, than the confidentiality agreement between us and T Acquisition L.P. We also agreed to immediately cease all existing activities, discussions and negotiations with any persons conducted prior to the date of the merger agreement with respect to any acquisition proposal and request the return of all confidential information regarding us provided to any persons.

        As used in the merger agreement and this proxy statement, superior acquisition proposal means a bona fide acquisition proposal made by a person or entity other than T Acquisition L.P., which our board of directors determines, after consultation with our financial advisors and outside legal counsel, in good faith

  •
  to be more favorable to our stockholders from a financial point of view than the merger under our merger agreement with T Acquisition L.P.; and

  •
  to be reasonably capable of being consummated.

        In the event that, prior to the adoption of the merger agreement by our stockholders, our board of directors receives a superior acquisition proposal that was not solicited or encouraged in violation of the merger agreement and our board of directors determines in good faith based upon the advice of its outside legal counsel that failure to take any action would reasonably be expected to constitute a breach of the fiduciary duties of our board, the board may, subject to the non-solicitation provisions of the merger agreement, withdraw, modify or change, in a manner adverse to T Acquisition L.P., the board's recommendation of the merger agreement and/or comply with Rule 14e-2 under the Exchange Act with respect to the superior acquisition proposal, provided that we give T Acquisition L.P. three days' prior written notice of our intention to do so.

        Simultaneously with any termination of the merger agreement by us in the event our board withdraws or modifies its recommendation of the merger or the merger agreement in accordance with the provisions of the merger agreement, or approves, recommends or enters into an agreement with respect to, a superior acquisition proposal, we will be required to pay T Acquisition L.P. the termination fee described below under "—Effect of Termination".

        From and after the execution of the merger agreement, we must promptly, but in any event within 48 hours, advise T Acquisition L.P. in writing of the receipt, directly or indirectly, of any inquiries or proposals or the participation by or on our behalf in any discussions or negotiations, relating to an acquisition proposal, including, in each case, the specific terms and status of the acquisition proposal and the identity of the other person or persons involved. We also must promptly furnish to T Acquisition L.P. a copy of any written proposal in addition to any information provided to or by any third party relating to the proposal. We must also keep T Acquisition L.P. informed on a current basis of the status of these discussions and negotiations. In addition, we must promptly advise T Acquisition L.P., in writing, if our board makes any determination as to any acquisition proposal that its fiduciary duties require it to provide information to, or negotiate or engage in discussions with, any person or recommend an acquisition proposal.

Indemnification; Directors and Officer's Insurance

        For a period of six years after the effective time of the merger, TAB, as the surviving corporation of the merger, will not amend or otherwise modify in a manner adverse to the directors and officers of the surviving corporation the provisions of its bylaws with respect to the indemnification of, and advancement of expenses to, past and present directors and officers of TAB and its subsidiaries. The surviving corporation also will not amend or otherwise modify indemnification agreements in effect as of the date of the merger agreement between TAB and any of its directors, officers and employees.

        For a period of six years after the effective time of the merger, TAB, as the surviving corporation of the merger, will maintain in effect the then current directors' and officers' liability insurance or a "tail policy" covering acts or omissions occurring at or prior to the effective time of the merger with respect to those persons who are currently covered by our directors' and officers' liability insurance policy on terms with respect to the coverage and amount substantially similar to those of the policy in effect on the date of the merger agreement. However, the surviving corporation of the merger may substitute policies containing terms with respect to coverage and amount no less favorable to our directors or officers. In no event will the surviving corporation be required to pay aggregate annual premiums for this insurance in excess of 200% of the aggregate premiums paid by us in fiscal 2002, and if the annual premiums of this insurance coverage exceed that amount, the surviving corporation is required to obtain a policy with the greatest coverage available for a cost not exceeding that amount. T Acquisition L.P. has agreed, and it will cause the surviving corporation of the merger, not to take any action that would have the effect of limiting the aggregate amount of insurance coverage required to be maintained in compliance with the terms of the merger agreement.

Employee Benefit Matters

        For not less than one year following the effective time of the merger, T Acquisition L.P. will cause the surviving corporation to provide employee benefit plans that are reasonably comparable to the health and welfare benefits and 401(k) plan, other than any matching provisions, generally available to employees and retired employees of TAB on the date of the merger agreement.

        T Acquisition L.P. has further agreed, for not less than one year, to:

  •
  provide each employee credit for purposes of eligibility to participate and vesting (but not for benefit accruals) under any benefit plan or arrangement established or maintained by the surviving corporation for services accrued or deemed accrued prior to the effective time of the merger, and

  •
  waive, or cause to be waived, any limitations on benefits relating to any pre-existing conditions to the same extent those limitations are waived under any comparable plan of T Acquisition L.P. and its affiliates and recognize deductible and out-of-pocket expenses paid by employees of TAB in the calendar year in which the effective time of the merger occurs.

        T Acquisition L.P. has also agreed to cause the surviving corporation to comply with the terms of any employment agreement, severance agreement, termination agreement, change of control agreement or "golden parachute" agreement to which TAB is a party on the date of the merger agreement.

Conditions to the Merger

        Our obligation to complete the merger is subject to a number of conditions, including the following:

  •
  T Acquisition L.P. and T Acquisition Co. entering into the definitive financing agreements and obtaining all of the necessary financing to consummate the merger and fund the working capital needs of the surviving corporation following the completion of the merger;

  •
  the accuracy of the representations and warranties of T Acquisition L.P. and T Acquisition Co. in all material respects;

  •
  the performance in all material respects of their obligations under the merger agreement;

  •
  no injunction or governmental order restraining or preventing the merger being in effect;

  •
  the merger agreement and the merger being approved by our stockholders; and

  •
  the delivery of a legal opinion from counsel to T Acquisition L.P. and T Acquisition Co.

        The obligation of T Acquisition L.P. and T Acquisition Co. to complete the merger are subject to a number of conditions, including the following:

  •
  the merger agreement and the merger being approved by our stockholders;

  •
  the receipt of all necessary third party consents;

  •
  the accuracy of our representations and warranties in all material respects;

  •
  the performance in all material respects of our obligations under the merger agreement;

  •
  no material adverse affect having occurred from the date of the merger agreement to the closing date of the merger;

  •
  our having accessible cash in the United States and Canada in the amount of at least $8 million;

  •
  our trade accounts payable days may not exceed 60 days;

  •
  the delivery to T Acquisition L.P. and T Acquisition Co. of a legal opinion from our counsel;

  •
  no injunction or governmental order restraining or preventing the merger being in effect;

  •
  the resignation of our directors and of specified officers;

  •
  none of the following having occurred and be continuing:

  (a)
  any general suspension of trading in securities on any national securities exchange or in the over-the-counter market or material adverse decline by at least 25% over any five consecutive trading days in the value of the Dow Jones Industrial Average,

  (b)
  the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory, or any material disruption in commercial banking services or any limit on the extension of credit generally by banks or other financial institutions, or

  (c)
  the commencement of a war by the United States, other than the current "war on terrorism,"

    in each case, where the occurrence of the event has a material adverse effect on T Acquisition L.P.'s ability to draw down its financing; and

  •
  there being no more than a total of $900,000 in fees, costs and expenses incurred from services provided by our accountants, brokers, investment bankers, attorneys or other representatives in connection with the negotiation of the merger agreement and the consummation of the merger.

Termination of the Merger Agreement

        The merger agreement may be terminated, whether before or after receiving stockholder approval, without completing the merger, under the following circumstances:

  •
  by mutual written consent of T Acquisition L.P., T Acquisition Co. and us prior to the effective time of the merger;

  •
  by either T Acquisition L.P. or us if the merger is not completed on or before January 15, 2003 as long as the actions of the terminating party were not the cause of the failure to complete the merger by this date;

  •
  by T Acquisition L.P. in the event of any inaccuracy in or breach by us of any representation, warranty, covenant or agreement by us set forth in the merger agreement

  (a)
  which inaccuracy or breach would result in the closing conditions applicable to T Acquisition L.P. and T Acquisition Co. set forth in the merger agreement not being satisfied, and

  (b)
  if the inaccuracy or breach has not been, or cannot be, cured within 30 days after written notice of the inaccuracy or breach is given by T Acquisition L.P. to us, even if the 30-day period extends beyond January 15, 2003;

  •
  by us in the event of any inaccuracy in or breach by T Acquisition L.P. or T Acquisition Co. of any representation, warranty, covenant or agreement set forth in the merger agreement

  (a)
  which inaccuracy or breach would result in the closing conditions applicable to us set forth in the merger agreement not being satisfied, and

  (b)
  except as otherwise provided in the merger agreement, if the inaccuracy or breach has not been, or cannot be, cured within 30 days after written notice of the inaccuracy or breach is given by us to T Acquisition L.P., even if the 30-day period extends beyond January 15, 2003;

  •
  by us in the event that any of the definitive financing agreements is terminated or the financing thereunder is withdrawn after September 17, 2002;

  •
  by T Acquisition L.P. or us if the holders of a majority of our shares of common stock fail to vote in favor of adoption of the merger agreement at the special meeting of stockholders;

  •
  by us, prior to the tabulation of votes from the special meeting of stockholders, if our board of directors withdraws or modifies in any manner adverse to T Acquisition L.P. its recommendation of the merger or the merger agreement in compliance with the provisions of the merger agreement, or approves, recommends or enters into an agreement with respect to a superior acquisition proposal; or

  •
  by T Acquisition L.P. if either (a) prior to the special meeting of stockholders, our board of directors withdraws or modifies in any manner adverse to T Acquisition L.P. its recommendation of the merger or the merger agreement or approves, recommends or enters into an agreement with respect to, a superior acquisition proposal, or (b) we enter into a definitive agreement with respect to any acquisition proposal.

Effect of Termination

        If T Acquisition L.P., T Acquisition Co. or we terminate the merger agreement pursuant to any of the terms set forth above, except as set forth in the merger agreement and below, all rights and obligations of T Acquisition L.P., T Acquisition Co. and TAB under the merger agreement will terminate without any further liability.

        We have agreed to pay to T Acquisition L.P. a termination fee of $1,500,000 if:

  •
  the merger agreement is terminated by us, prior to the tabulation of votes from the special meeting of stockholders, if our board of directors withdraws or modifies in any manner adverse to T Acquisition L.P. its recommendation of the merger or the merger agreement in compliance with the provisions of the merger agreement, or approves, recommends or enters into an agreement with respect to, a superior acquisition proposal, or

  •
  the merger agreement is terminated by T Acquisition L.P. if (a) prior to the special meeting of stockholders, our board of directors withdraws or modifies in any manner adverse to T Acquisition L.P. its recommendation of the merger or the merger agreement or approves, recommends or enters into an agreement with respect to a superior acquisition proposal, or (b) we enter into a definitive agreement with respect to any acquisition proposal, or

  •
  the merger agreement is terminated by T Acquisition L.P. in the event of any inaccuracy in or breach by us of any representation, warranty, covenant or agreement set forth in the merger agreement and within six months from the date of termination, we enter into a definitive agreement with respect to an acquisition proposal, or

  •
  the merger agreement is terminated by T Acquisition L.P. or us in the event holders of a majority of our shares of common stock fail to vote in favor of adoption of the merger agreement at the special meeting of stockholders, and prior to the special meeting of stockholders, an acquisition proposal has been publicly announced,

In each case the termination fee is not payable if T Acquisition L.P. and T Acquisition Co. is in material breach of the merger agreement at the time of the termination.

        T Acquisition L.P. has agreed to pay to us a fee of $1,500,000 if the merger agreement is terminated in accordance with its terms by us in the event of:

  •
  a misrepresentation or breach by T Acquisition L.P. or T Acquisition Co. of their representations, warranties or covenants regarding their financing for the merger consideration,

  •
  a failure by T Acquisition L.P. or T Acquisition Co. to satisfy the financing related conditions, with enumerated exceptions, or

  •
  a termination or withdrawal of any of T Acquisition L.P.'s definitive financing agreements or if financing thereunder is not available after September 17, 2002, provided that we are not in material breach of the merger agreement at the time of the termination.

        We have agreed to reimburse to T Acquisition L.P. up to a maximum of $500,000 for its out-of-pocket costs, fees and expenses in the event that the merger agreement is terminated in accordance with its terms by T Acquisition L.P. in the event of any breach by us of any representation, warranty, covenant or agreement set forth in the merger agreement.

        T Acquisition L.P. has agreed to reimburse to us up to a maximum of $500,000 for our out-of-pocket costs, fees and expenses in the event (a) that the merger agreement is terminated in accordance with its terms by us in the event of any inaccuracy in or breach by T Acquisition L.P. or T Acquisition Co. of any representation, warranty, covenant or agreement set forth in the merger agreement or (b) that any definitive financing agreement is terminated or the financing thereunder is withdrawn after 50 days after the date of the merger agreement, provided that, this expense payment by T Acquisition L.P. to us will not be payable in the event that T Acquisition L.P. otherwise owes us the $1,500,000 termination fee under the merger agreement.

Expenses

        Except as described above, all fees and expenses in connection with the merger agreement and the merger will be paid by the party incurring the expense.

Press Releases and Public Announcements

        None of the parties to the merger agreement may issue any press release or make any public announcement relating to the subject matter of the merger agreement without the prior written approval of the other parties. However, any party may make, after consultation with the other parties to give them a reasonable opportunity to comment on the disclosure, any public disclosure it believes in good faith after consultation with counsel is required by applicable law or any listing or trading agreement concerning its publicly-traded securities.

Amendment; Waiver

        The merger agreement may be amended by the parties at any time, except that after stockholder approval has been obtained, no amendment can be made that by law requires further approval of stockholders without their approval. No amendment of any provision of the merger agreement will be valid unless it is in writing and signed by all parties to the merger agreement. No waiver by any party to the merger agreement of any default, misrepresentation, or breach of warranty or covenant contained in the merger agreement will be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

OTHER MATTERS

Stock Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information, as of August 31, 2002 with respect to the beneficial ownership of TAB's common stock by (a) all persons known by TAB to be the beneficial owners of more than 5% of the outstanding common stock of TAB, (b) each director of TAB, (c) each of our five most highly paid executive officers, and (d) all current directors and executive officers as a group.

Name and Address of Beneficial Owners(1)	Number of Shares(2)		Percent(3)
Principal Stockholders
Tab Products Co. Tax Deferred Savings Plan and Trust 935 Lakeview Pkwy., Suite 195 Vernon Hills, IL 60061	682,713	(4)	13.3%
Tab Products Co. Pension Plan and Trust 935 Lakeview Pkwy., Suite 195 Vernon Hills, IL 60061	48,600	(5)	*
Steel Partners II, L.P. Warren G. Lichtenstein 150 East 52nd Street, 21st Floor New York, NY 10022	518,400	(6)	10.1%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	419,800	(7)	8.2%
Phillip Ean Cohen, Hamilton Sorter Co., Inc., HS Morgan Corporation, HS Morgan Limited Partnership, Thaddeus S. Jaroszewicz, Watkins C. Johnston, Mark J. Dessy, MS TP Limited Partnership, MSTP, LLC, T Acquisition Co. and T Acquisition L.P. c/o Hamilton Sorter Co., Inc. 3158 Production Drive Fairfield, OH 45014	345,000	(8)	6.7%
JANA Partners LLC 536 Pacific Avenue San Francisco, CA 94133	266,300	(9)	5.2%
Directors and Executive Officers
Gary W. Ampulski	103,442	(10)	2.0%
Kathryn S. Hanson	22,500	(11)	*
Jeffrey A. Heimbuck	7,000	(12)	*
Warren G. Lichtenstein	518,400	(6)	10.1%
Jerry K. Myers	30,000	(13)	*
Hans A. Wolf	204,067	(14)	3.9%

David W. Wright	197,100	(15)	3.8%
William Beattie	26,213	(16)	*
Michael J. Nogle	11,479	(17)	*
Carter M. Perez	25,276	(18)	*
Thomas J. Rauscher	100,762	(19)	1.9%
Directors and executive officers as a group (15 persons)	1,262,254	(20)	23.3%

*
Less than 1%

(1)
Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated above, the principal business address of each executive officer and director of TAB is c/o Tab Products Co., 935 Lakeview Pkwy., Suite 195, Vernon Hills, Illinois 60061.

(2)
The number and percentage of shares beneficially owned are determined under rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of August 31, 2002 through the exercise of any stock option or other right.

(3)
Calculated on the basis of 5,123,915 shares of common stock outstanding as of August 31, 2002, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after August 31, 2002 are deemed to be outstanding for the purpose of calculating that stockholder's percentage beneficial ownership.

(4)
Based on a monthly report dated August 31, 2002, prepared by the Charles Schwab Trust Company, the trustee of the Tab Products Co. Tax Deferred Savings Plan and Trust (the "401(k) Plan"). All of the shares owned by the 401(k) Plan are allocated among the accounts of the 401(k) Plan participants. Pursuant to the 401(k) Plan, each participant is entitled to direct the trustee with respect to all voting shares allocated to his or her account. In the absence of written voting instructions from the 401(k) Plan participants, the 401(k) Plan provides that the trustee shall vote any undirected shares as directed by the Administrative Committee of the 401(k) Plan and, in the absence of direction by the Administrative Committee, the trustee shall vote any undirected shares in the same proportion as the shares for which voting instructions have been received. The Administrative Committee has determined that it will direct the trustee to vote undirected shares at the special meeting to adopt the merger agreement and approve the merger.

(5)
Based on a monthly report dated August 31, 2002, prepared by the Wells Fargo Bank, N.A., the trustee of the Tab Products Co. Pension Plan and Trust (the "Pension Plan"). Pursuant to the Pension Plan Trust Agreement, the shares held in the Pension Plan shall be voted by the trustee according to written directions it has received from the Employee Benefits Committee.

(6)
Based solely on Amendment No. 4 to Schedule 13D filed by Steel Partners II, L.P. and Warren G. Lichtenstein on August 14, 2002, and includes 515,900 shares of TAB's common stock reported to be beneficially owned by Steel Partners II, L.P. and Mr. Lichtenstein and 2,500 shares that are presently exercisable or that will become exercisable within 60 days of August 31, 2002. Mr. Lichtenstein reported having sole dispositive and sole voting power with respect to these shares by virtue of his authority to vote and dispose of them as the sole executive officer and managing member of Steel Partners II, L.P.

(7)
Based solely on information contained in Amendment No. 1 to Schedule 13G filed February 12, 2002, and includes 419,800 shares of TAB's common stock reported to be held by Dimensional Fund Advisors Inc. but which are owned by certain investment companies, trusts and accounts for which Dimensional Fund Advisors serves as investment advisor or manager. Dimensional Fund Advisors disclaims beneficial ownership of these shares.

(8)
Based solely on Amendment No. 17 to Schedule 13D filed July 31, 2002, and includes 338,900 shares of TAB's common stock beneficially owned by each of Phillip Ean Cohen, Hamilton Sorter Co., Inc., HS Morgan Corporation, HS Morgan Limited Partnership, MS TP Limited Partnership, MSTP, LLC, T Acquisition Co. and T. Acquisition L.P., 100 shares beneficially owned by Thaddeus S. Jaroszewicz, 1,000 shares beneficially owned by Watkins C. Johnston and 5,000 shares beneficially owned by Mark J. Dessy. In addition, this number of shares does not include 915,545 shares of TAB's common stock and options to acquire 405,000 shares of TAB's common stock that are subject to the support/voting agreements described above under "The Support/Voting Agreements." T Acquisition L.P. disclaims that it beneficially owns the shares that are subject to these support/voting agreements.

(9)
Based solely on information contained in the Schedule 13D filed October 25, 2001, and includes 266,300 shares of TAB's common stock reported to be beneficially owned by JANA Partners LLC.

(10)
Includes 65,000 shares that may be acquired upon the exercise of options that are presently exercisable, 5,400 shares held by Mr. Ampulski's wife, 1,500 shares held by Mr. Ampulski's stepson and 500 shares held by Mr. Ampulski's granddaughter. Also, includes 8,842 shares allocated to Mr. Ampulski's account under the 401(k) Plan as of August 31, 2002, based on a recent monthly report prepared by the recordkeeper under the 401(k) Plan. Mr. Ampulski may direct the trustee of the 401(k) Plan with respect to the voting of these shares as described in footnote 4 above. These shares are also included in the number of shares shown as owned by Tab Products Co. Tax Deferred Savings Plan and Trust.

(11)
Includes 20,000 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable within 60 days of August 31, 2002.

(12)
Consists solely of 7,000 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable within 60 days of August 31, 2002.

(13)
Includes 20,000 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable within 60 days of August 31, 2002.

(14)
Includes 45,767 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable within 60 days of August 31, 2002.

(15)
The shares attributed to Mr. Wright include 169,500 shares of TAB's common stock beneficially owned by Henry Partners L.P., 25,100 shares of TAB's common stock beneficially owned by Matthew Partners L.P. and 2,500 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable within 60 days of August 31, 2002. Mr. Wright is the President and managing member of Canine Partners, LLC, the general partner of Henry Investment Trust, L.P., the general partner of, and investment advisor to, Henry Partners, L.P. and Matthew Partners, L.P. He has sole dispositive and sole voting power with respect to the shares of TAB's common stock held by Henry Partners, L.P. and Matthew Partners, L.P.

(16)
Includes 25,713 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable within 60 days of August 31, 2002.

(17)
Includes 9,375 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable within 60 days of August 31, 2002. Also includes 1,504 shares allocated to Mr. Nogle's account under the 401(k) Plan as of August 31, 2002, based on recent monthly report prepared by the recordkeeper under the 401(k) Plan. Mr. Nogle may direct the trustee of the 401(k) Plan with respect to the voting of these shares as described in footnote 4 above. These shares are also included in the number of shares shown as owned by Tab Products Co. Tax Deferred Savings Plan and Trust.

(18)
Includes 13,615 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable within 60 days of August 31, 2002. Also includes 3,435 shares allocated to Mr. Perez's account under the 401(k) Plan as of August 31, 2002, based on a recent monthly report prepared by the recordkeeper under the 401(k) Plan. Mr. Perez may direct the trustee of the 401(k) Plan with respect to the voting of these shares as described in footnote 4 above. These shares are also included in the number of shares shown as owned by Tab Products Co. Tax Deferred Savings Plan and Trust.

(19)
Includes 80,534 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable within 60 days of August 31, 2002. Also includes 4,928 shares allocated to Mr. Rauscher's account under the 401(k) Plan as of August 31, 2002, based upon a recent monthly report prepared by the recordkeeper under the 401(k) Plan. Mr. Rauscher may direct the trustee of the 401(k) Plan with respect to the voting of these shares as described in footnote 4 above. These shares are also included in the number of shares shown as owned by Tab Products Co. Tax Deferred Savings Plan and Trust.

(20)
Includes 299,504 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable within 60 days of August 31, 2002. Also includes 23,415 shares allocated to individual executive officer's accounts under the 401(k) Plan as of August 31, 2002, based upon a recent monthly report prepared by the recordkeeper under the 401(k) Plan. These executive officers may direct the trustee of the 401(k) Plan with respect to the voting of these shares as described in footnote 4 above. These shares are also included in the number of shares shown as owned by Tab Products Co. Tax Deferred Savings Plan and Trust.

Market Price of TAB Common Stock and Dividend Information

Comparative Market Price Data

        TAB common stock is traded on the American Stock Exchange under the symbol "TBP." The table below sets forth the high and low closing sale prices per share of our common stock, as reported by the American Stock Exchange, for the quarters indicated:

Fiscal Year Ending May 31, 2003	High	Low
Second quarter (through September 17, 2002)	$5.44	$5.30
First quarter	$5.71	$4.48
Fiscal Year Ending May 31, 2002
Fourth quarter	$6.00	$3.75
Third quarter	$4.50	$4.01
Second quarter	$4.48	$3.50
First quarter	$4.63	$3.60
Fiscal Year Ending May 31, 2001
Fourth quarter	$4.34	$3.35
Third quarter	$3.85	$1.94
Second quarter	$4.38	$2.19
First quarter	$4.88	$2.75

        On July 26, 2002, the last full trading day before the public announcement of the merger agreement, the closing sale price per share of our common stock was $4.62. On September 16, 2002, the most recent practicable trading day prior to the date of this proxy statement, the closing price of TAB common stock was $5.44.

        You are encouraged to obtain current market quotations for TAB common stock.

Dividends

        TAB paid cash dividends of $0.05 per share of common stock for the two fiscal quarters ending August 31, 2000 and November 30, 2000. On March 27, 2001, the board of directors discontinued cash dividends for quarters ending February 28, 2001 and later.

Stockholder Proposals

        Our 2002 annual meeting of stockholders was originally scheduled for October 2002. Due to the contemplated consummation of the merger, we have agreed in the merger agreement not to convene a 2002 annual meeting of stockholders, unless required to hold a 2002 annual meeting by any court of competent jurisdiction. However, if the merger is not consummated for any reason, we will promptly convene an annual meeting. If the annual meeting is to be held on or before November 16, 2000, any of our stockholders who wished to submit a proposal for consideration at that meeting or who wished to make a nomination for directors to be elected at that meeting must have done so no later than May 21, 2002. In the event the annual meeting is to be held after November 16, 2002, we must receive stockholder proposals or director nominations at our executive offices (Tab Products Co., 935 Lakeview Parkway, Suite 195, Vernon Hills, Illinois 60061, Attention Corporate Secretary) no later than the tenth day following our public announcement of the date of that meeting.

        Separate and apart from the required notice described in the preceding paragraph, the rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 entitle a stockholder of TAB to require TAB to include a stockholder proposal in the proxy materials distributed by TAB. However, these rules do not require TAB to include in its proxy materials any nomination for election to the board of directors, or any other office, impose certain other limitations on the content of a stockholder proposal, and also contain certain eligibility, timeliness, and other requirements, including the requirement that the proponent must have continuously held at least $2,000 in market value or 1% of the TAB common stock for at least one year before the proposal is submitted by the proponent. To be considered as satisfying the timeliness requirement of the rules in connection with the proxy materials to be distributed by TAB with respect to the 2002 annual meeting of stockholders, if one is held, stockholder proposals must have been received by TAB at its principal executive offices at 935 Lakeview Pkwy., Suite 195, Vernon Hills, IL, 60061, not later than May 21, 2002 if the meeting is held on or before November 16, 2002, or must be received within a reasonable period of time before TAB begins to print and mail its proxy materials with respect to such meeting if the meeting is held after November 16, 2002.

Forward Looking Statements

        This proxy statement includes and incorporates by reference statements that are not historical facts. These statements are 'forward-looking statements' (as defined in the Private Securities Litigation Reform Act of 1995) based on our current plans and expectations relating to analyses of value, expectations for anticipated growth in the future and future success under various efforts, and, as such, these forward-looking statements involve uncertainty and risk. These forward-looking statements should be read in conjunction with our Annual Report on Form 10-K for the year ended May 31, 2002. Our Form 10-K is on file with the Securities and Exchange Commission, a copy of which is available without charge upon written request to: Tab Products Co., 935 Lakeview Parkway, Suite 195, Vernon Hills, Illinois 60061, Attention: Corporate Secretary. In addition, actual results of TAB's operations and the transactions contemplated by this proxy statement could differ materially from the forward-looking statements contained in this proxy statement because of many factors, such as the inability to consummate the merger; actions of the U.S., foreign or local governments; the inability to integrate the businesses of TAB and HS Morgan Limited Partnership successfully; costs related to the merger; the failure to achieve the contemplated synergies that could result from the merger; fluctuations in currency values; competitive pricing; changes in demand for our products; costs; political and social conditions in the economies and environments where TAB operates; the economic environment of the document management industry; and the general economic environment.

        Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. We do not undertake any obligation to update the forward-looking statements contained or incorporated in this proxy statement to reflect actual results, changes in assumptions, or changes in other factors affecting these forward-looking statements.

        All information contained in this proxy statement with respect to T Acquisition L.P., T Acquisition Co., Workstream Inc. and HS Morgan Limited Partnership has been supplied by HS Morgan Limited Partnership and its affiliates.

Where You Can find More Information

        TAB is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended. We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, proxy statements and other information at the Securities and Exchange Commission's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an Internet web site, located at www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the Securities and Exchange Commission.

        Copies of any of these documents without their exhibits are also available without charge to any person to whom we deliver this document. You must make a written or oral request to Tab Products Co., 935 Lakeview Parkway, Suite 195, Vernon Hills, Illinois 60061; Attention: Corporate Secretary (telephone: (847) 968-5400). In order to ensure timely delivery of the documents, any request should be made by October 15, 2002.

        General information about TAB is available at our Internet site at http://www.tab.com under the Investor Relations section; the information on TAB's Internet site is not incorporated by reference into this proxy statement and does not form a part of this proxy statement.

Documents Incorporated by Reference

        This document incorporates by reference the documents listed below that TAB has previously filed with the Securities and Exchange Commission:

  •
  TAB's Annual Report on Form 10-K for the year ended May 31, 2002; and

  •
  TAB's Current Report on Form 8-K filed on July 29, 2002.

        TAB also incorporates by reference additional documents that TAB may file with the Securities and Exchange Commission between the date of this document and the date of the special meeting. These documents may include Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

        We have authorized no one to give you any information or to make any representation about the merger or our company that differs from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the Securities and Exchange Commission. Therefore, if anyone should give you any different or additional information, you should not rely on it.

        The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

By order of the Board of Directors
Caroline A. Damask Secretary
September 20, 2002

APPENDIX A

MERGER AGREEMENT

AMONG

T ACQUISITION L.P., T ACQUISITION CO.

AND

TAB PRODUCTS CO.

As of July 29, 2002

1.	Definitions		A-1
2.	Basic Transaction		A-5
	(a)	The Merger	A-5
	(b)	The Closing	A-6
	(c)	Actions at the Closing	A-6
	(d)	Effect of Merger	A-6
	(e)	Procedure for Payment	A-7
	(f)	Stock Option Plans and Warrants	A-7
	(g)	Closing of Transfer Records	A-8
	(h)	Dissenting Shares	A-8
3.	Representations And Warranties Of The Company		A-9
	(a)	Organization, Qualification, and Corporate Power	A-9
	(b)	Capitalization	A-9
	(c)	Subsidiaries	A-10
	(d)	Authorization of Transaction	A-10
	(e)	SEC Documents; Financial Statements; Undisclosed Liabilities	A-11
	(f)	Noncontravention	A-12
	(g)	Brokers' Fees; Schedule of Transaction Fees	A-12
	(h)	Title to Assets	A-12
	(i)	Events Subsequent to Most Recent Fiscal Year End	A-12
	(j)	Legal Compliance	A-14
	(k)	Taxes	A-14
	(l)	Real Property	A-15
	(m)	Intellectual Property	A-16
	(n)	Contracts	A-17
	(o)	Insurance	A-19
	(p)	Litigation	A-19
	(q)	Employees	A-19
	(r)	Employee Benefits	A-19
	(s)	Environmental Matters	A-21
	(t)	Certain Business Relationships With Company and Its Subsidiaries	A-21
	(u)	Rights Agreement; §203 of the Delaware General Corporation Law	A-21
	(v)	Disclosure	A-22
4.	Representations And Warranties Of The Buyer And The Transitory Subsidiary		A-22
	(a)	Organization	A-22
	(b)	Financing	A-22
	(c)	Authorization of Transaction	A-22
	(d)	Noncontravention	A-23
	(e)	Brokers' Fees	A-23
	(f)	Disclosure	A-23
	(g)	Financial Statements; Undisclosed Liabilities	A-23
	(h)	Absence of Litigation	A-23
	(i)	Transitory Subsidiary	A-24

i

5.	Covenants		A-24
	(a)	General	A-24
	(b)	Notices and Consents	A-24
	(c)	Regulatory Matters and Approvals	A-24
	(d)	Fairness Opinion	A-25
	(e)	Financing	A-25
	(f)	Operation of Business	A-25
	(g)	Access	A-27
	(h)	Notice of Developments	A-27
	(i)	No Solicitation	A-27
	(j)	Indemnification and Insurance	A-28
	(k)	Employment Matters	A-29
	(l)	Guaranties	A-29
	(m)	Proxy Solicitations	A-29
	(n)	Solvency Opinion	A-30
	(o)	Intentionally omitted.	A-30
6.	Conditions To Obligation To Close		A-30
	(a)	Conditions to Obligation of the Buyer and the Transitory Subsidiary	A-30
	(b)	Conditions to Obligation of the Company	A-31
7.	Termination		A-32
	(a)	Termination of Agreement	A-32
	(b)	Effect of Termination	A-33
8.	Miscellaneous		A-34
	(a)	Survival	A-34
	(b)	Press Releases and Public Announcements	A-34
	(c)	No Third-Party Beneficiaries	A-34
	(d)	Entire Agreement	A-34
	(e)	Succession and Assignment	A-35
	(f)	Counterparts	A-35
	(g)	Headings	A-35
	(h)	Notices	A-35
	(i)	Governing Law	A-36
	(j)	Amendments and Waivers	A-36
	(k)	Severability	A-36
	(l)	Expenses	A-36
	(m)	Construction	A-36
	(n)	Incorporation of Exhibits and Schedules	A-36

Exhibits and Schedules

Exhibit A—Form of Certificate of Merger

Exhibit B—Form of Certificate of Incorporation

Exhibit C—Form of Bylaws

Exhibit D—Intentionally Omitted

Exhibit E—Permitted Investments

Exhibit F—Comprehensive Schedule of Options

ii

Exhibit G—Form of Opinion of Counsel to the Company

Exhibit H—Form of Opinion of Counsel to the Buyer and the Transitory Subsidiary

Exhibit I—Form of Guaranties

Exhibit J—Financing Commitments

Disclosure Schedule—Exceptions to Representations and Warranties

iii

MERGER AGREEMENT

        THIS MERGER AGREEMENT ("Agreement") is entered into as of the 29th day of July 2002 among T ACQUISITION, L.P., a Delaware limited partnership (the "Buyer"), T ACQUISITION CO, a Delaware corporation and a wholly-owned Subsidiary of the Buyer (the "Transitory Subsidiary"), and TAB PRODUCTS CO., a Delaware corporation (the "Company"). The Buyer, the Transitory Subsidiary and the Company are referred to collectively herein as the "Parties."

        This Agreement contemplates a transaction in which the Buyer will acquire all of the outstanding capital stock of the Company for cash through a reverse subsidiary merger of the Transitory Subsidiary with and into the Company.

        In connection herewith, each of the directors of the Company, who are stockholders of Company, and Steel Partners II, L.P. and certain Affiliates and Henry Investment Trust, L.P. and certain Affiliates, have simultaneously with the execution and delivery of this Agreement entered into Voting/Support Agreements with the Buyer pursuant to which such stockholders have agreed to vote their respective Company Shares in favor of the transactions contemplated hereby ("Voting/Support Agreements").

        Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

        1.    Definitions.

        "Acquisition Proposal" means a proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation, sale of assets or similar transaction involving all or any significant portion of the assets or equity securities of the Company or any of the Company's Subsidiaries, other than the transactions contemplated by this Agreement.

        "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

        "Ampulski Agreement" has the meaning set forth in §3(b)(i) below.

        "Break-up Fee" has the meaning set forth in §7(b)(ii) below.

        "Buyer" has the meaning set forth in the preface above.

        "Buyer Break-up Fee" has the meaning set forth in §7(b)(iii) below.

        "Buyer-owned Share" means any Company Share that the Buyer, the Transitory Subsidiary or any of their Affiliates beneficially owns.

        "Capital Expenditure Budget" has the meaning set forth in §3(i)(v) below.

        "Certificate of Merger" has the meaning set forth in §2(c) below.

        "Closing" has the meaning set forth in §2(b) below.

        "Closing Date" has the meaning set forth in §2(b) below.

        "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company" has the meaning set forth in the preface above.

        "Company Share" means any share of the Common Stock, $.01 par value per share, of the Company, including the associated Rights.

        "Company Stockholder" means any Person who or which holds any Company Shares.

        "Confidentiality Agreement" has the meaning set forth in §5(g) below.

        "Definitive Financing Agreements" has the meaning set forth in §5(e) below.

        "Definitive Proxy Materials" means the definitive proxy materials relating to the Special Meeting.

        "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

        "Disclosure Schedule" has the meaning set forth in §3 below.

        "Dissenting Share" means any Company Share which any stockholder who or which has properly exercised and properly perfected his, her or its appraisal rights under the Delaware General Corporation Law holds of record.

        "Effective Time" has the meaning set forth in §2(d)(i) below.

        "Employee Benefit Plan" means an Employee Pension Benefit Plan and an Employee Welfare Benefit Plan.

        "Employee Pension Benefit Plan" means a plan defined in Section 3(2) of ERISA.

        "Employee Welfare Benefit Plan" means a plan defined in Section 3(1) of ERISA.

        "Environmental Laws" means all applicable federal, state, local and foreign statutes, regulations and ordinances, all applicable final judicial and administrative orders and determinations, all contractual obligations and all applicable common law concerning pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

        "Equity Incentive Plans" means the Tab Products Co. 2001 Stock Option Plan, the Tab Products Co. 2001 Nonstatutory Stock Option Plan, the Tab Products Co. 1996 Outside Directors Stock Option Plan, the Tab Products Co. 1991 Stock Option Plan, and any other plan, program, agreement or arrangement providing for the issuance or grant of any interest in respect of capital stock of the Company and disclosed on the Disclosure Schedule.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

        "ERISA Affiliate" means an entity or trade or business (whether or not incorporated) that is a member of a "controlled group" of which the Company is a member or under "common control" with the Company (within the meaning of Section 414(b) and (c) of the Code).

        "Facilities" has the meaning set forth in §4(b) below.

        "Fairness Opinion" has the meaning set forth in §3(d) below.

        "Financing Commitments" means (a) the financing commitment letter dated June 6, 2002, between LaSalle Bank National Association and HS Morgan Limited Partnership, (b) the financing commitment letter dated June 25, 2002, among Banc One Mezzanine Corporation, HS Morgan L.P., Workstream, Hamilton Sorter Co., Inc. and New Maverick Desk, Inc., (c) the Commitment Term Sheet regarding the $3.5 million Senior Note to be issued by HS Morgan Limited Partnership to Workstream, (d) the letter dated June 25, 2002 from Morgan Schiff & Co. to Workstream regarding MS TP Limited Partnership, and (e) the letter dated June 26, 2002 from Workstream to HS Morgan Limited Partnership regarding the repayment of a $3.5 million 10% Junior Subordinated Note, all as attached hereto as Exhibit J.

        "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

        "Health and Safety Laws" means all federal, state, local and foreign statutes, regulations and ordinances, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety and workers or occupational health and safety.

        "Improvements" has the meaning set forth in §3(k)(iv) below.

        "Intellectual Property" means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names and rights in telephone numbers, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (f) all computer software (including source code, executable code, data, databases and related documentation), other than off-the-shelf computer software, (g) all advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

        "IRS" means the United States Internal Revenue Service.

        "Knowledge" means actual knowledge after reasonable investigation under the circumstances (a) with respect to Company, of Gary Ampulski and Donald Hotz and (b) with respect to Buyer or Transitory Subsidiary, of any of Thaddeus Jaroszewicz, Philip Ean Cohen, and John Boustead.

        "Leased Real Property" has the meaning set forth in §3(l)(ii) below.

        "Liens" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than Permitted Encumbrances.

        "Material Adverse Effect" means, with respect to any party, any events, changes or effects which, individually or in the aggregate, would have, or would be reasonably likely to have, a material adverse effect on the business, operations, assets, condition (financial or otherwise), results of operations or liabilities of such party and its Subsidiaries, taken as a whole; provided, however, that in determining whether there has been a Material Adverse Effect, any adverse effect principally attributable to any of the following shall be disregarded: (i) general economic, business or financial market conditions; (ii) in the case of determining a Material Adverse Effect on Company, conditions in the industries in which Company operates, which conditions do not materially disproportionately affect Company, (iii) the taking of any action required by this Agreement; (iv) the announcement or pendency of this Agreement and/or the Merger, including any shareholder "strike" suits, actions or similar proceedings arising in connection with the Merger; (v) any attrition among the sales employees or other distribution agents of Company and its Subsidiaries resulting from the announcement or pendency of this Agreement and/or the Merger and any resulting effects on sales and other financial results of Company and its Subsidiaries; (vi) in the case of determining a Material Adverse Effect on Company, the breach of this

Agreement by Buyer or Transitory Subsidiary; (vii) in the case of determining a Material Adverse Effect on Buyer, the breach of this Agreement by Company and (viii) in the case of determining a Material Adverse Effect on the Company, any breach of the Confidentiality Agreement arising after the date hereof.

        "Merger" has the meaning set forth in §2(a) below.

        "Merger Consideration" has the meaning set forth in §2(d)(v) below.

        "Multiemployer Plan" means a plan defined in Section 3(37) or Section 4001(a)(3) of ERISA.

        "Non-U.S. Subsidiary" means a Subsidiary organized under the laws of a jurisdiction located outside of the United States.

        "Option" has the meaning set forth in §2(f)(i) below.

        "Option Consideration" has the meaning set forth in §2(f)(i) below.

        "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

        "Owned Real Property" has the meaning set forth in §3(l)(i) below.

        "Party" has the meaning set forth in the preface above.

        "Paying Agent" has the meaning set forth in §2(e) below.

        "Payment Fund" has the meaning set forth in §2(e) below.

        "PBGC" means the Pension Benefit Guaranty Corporation, described in ERISA Section 4002.

        "Permitted Encumbrances" means (a) mechanic's, materialman's, and similar liens relating to obligations not yet due and payable; (b) liens for Taxes, assessments or governmental charges or levies not yet due and payable or for Taxes, assessments or governmental charges or levies that the taxpayer is contesting in good faith through appropriate proceedings; (c) purchase money liens and liens securing rental payments under capital lease arrangements disclosed on the Disclosure Schedule; (d) recorded easements, restrictive covenants, rights of way and other similar imperfections of title not materially adversely affecting the Buyer's or the Surviving Corporation's use of the assets affected; (e) zoning, building and other similar restrictions; and (f) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation.

        "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof) or any other entity.

        "Prohibited Transaction" means a transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA.

        "Real Property" has the meaning set forth in §3(l)(iii) below.

        "Real Property Laws" has the meaning set forth in §3(l)(vi) below.

        "Requisite Stockholder Approval" means the affirmative vote of the holders of a majority of the then-outstanding Company Shares in favor of this Agreement and the Merger.

        "Rights" means the Common Stock purchase rights pursuant to the Rights Agreement.

        "Rights Agreement" means the Rights Agreement dated as of October 24, 1996, between Company and Mellon Investor Services, L.L.C. (f/k/a ChaseMellon Shareholder Services, L.L.C.), as amended.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Special Meeting" has the meaning set forth in §5(c)(ii) below.

        "Subsidiary" means any Person with respect to which a specified Person (or a Subsidiary thereof) owns, directly or indirectly, a majority of the common stock or other equity interests or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

        "Superior Acquisition Proposal" means a bona fide Acquisition Proposal made by a Person other than Buyer, which a majority of the members of the Company's Board of Directors determines, after consultation with its financial advisors and Company's outside legal counsel, in good faith (i) to be more favorable to the Company Stockholders from a financial point of view than the Merger; and (ii) to be reasonably capable of being consummated.

        "Surviving Corporation" has the meaning set forth in §2(a) below.

        "Tax" or "Taxes" means all taxes, however, denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, but not be limited to, any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), custom duties, capital stock, franchise, profits, withholding (employment, backup, foreign, or otherwise), social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, other tax of any kind whatsoever, or other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld, or collected and whether disputed or not.

        "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        "Termination Date" has the meaning set forth in §7(ii) below.

        "Transitory Subsidiary" has the meaning set forth in the preface above.

        "U.S. Subsidiary" means a Subsidiary organized under the laws of a jurisdiction located within the United States.

        "Voting/Support Agreements" has the meaning set forth in the preface above.

        "Warrant" means the Tab Products Co. Common Stock Purchase Warrant issued to SpencerStuart and exercisable for the purchase of 13,000 Company Shares, as amended, a copy of which has been provided to Buyer.

        "Workstream Financial Statements" has the meaning set forth in §4(g) below.

        "Workstream" means Workstream Inc., a Delaware corporation and an Affiliate of Buyer and Subsidiary.

        2.    Basic Transaction.

          (a)    The Merger.    On and subject to the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law, the Transitory Subsidiary will merge with and into the Company (the "Merger") at the Effective Time. The Company shall be the corporation surviving the Merger (in this capacity, the "Surviving Corporation").

          (b)    The Closing.    The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC, 333 W. Wacker Drive, Suite 2700, Chicago, Illinois 60606, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

          (c)    Actions at the Closing.    At the Closing: (i) the Company will deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in §6(a) below; (ii) the Buyer and the Transitory Subsidiary will deliver to the Company the various certificates, instruments and documents referred to in §6(b) below; (iii) the Company and the Transitory Subsidiary will file with the Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as Exhibit A (the "Certificate of Merger"); and (iv) the Buyer will cause the Surviving Corporation to deliver the Payment Fund to the Paying Agent in the manner provided below in this §2.

          (d)    Effect of Merger.

            (i)    General.    The Merger shall become effective at the time (the "Effective Time") the Company and the Transitory Subsidiary file the Certificate of Merger with the Secretary of State of the State of Delaware. The Merger shall have the effect set forth in the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either the Company or the Transitory Subsidiary in order to carry out and effectuate the transactions contemplated by this Agreement.

            (ii)    Certificate of Incorporation.    The Certificate of Incorporation of the Surviving Corporation shall be amended in its entirety at and as of the Effective Time in the form attached hereto as Exhibit B.

            (iii)    Bylaws.    The Bylaws of the Surviving Corporation shall be amended and restated at and as of the Effective Time in the form attached hereto as Exhibit C.

            (iv)    Directors and Officers.    The directors of the Transitory Subsidiary shall become the directors of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office). Except as otherwise requested in writing by the Buyer, the officers of the Company shall become the officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and being subject to removal by action of the Surviving Corporation's Board of Directors).

            (v)    Conversion of Company Shares.    At and as of the Effective Time, (A) each Company Share issued and outstanding immediately prior to the Effective Time (other than any Dissenting Share or Buyer-owned Share) shall be converted into the right to receive an amount (the "Merger Consideration") equal to $5.85 in cash (without interest), (B) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the Delaware General Corporation Law as provided in §2(h) below, (C) each Buyer-owned Share shall be canceled, and (D) each Company Share owned by Company or any of its Subsidiaries shall be canceled; provided, however, that the Merger Consideration shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Company Shares outstanding. No Company Share shall be deemed to be outstanding or to have any rights other than those set forth above in this §2(d)(v) after the Effective Time.

            (vi)    Conversion of Capital Stock of the Transitory Subsidiary.    At and as of the Effective Time, each share of Common Stock, $.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into one share of Common Stock, $.01 par value per share, of the Surviving Corporation.

          (e)    Procedure for Payment.

              (i)  Simultaneously with and as a condition to the Effective Time: (A) the Buyer will furnish, or will cause the Surviving Corporation to furnish, to a commercial bank or trust company or similar financial institution mutually acceptable to Buyer and the Company (the "Paying Agent") a corpus (the "Payment Fund") consisting of cash sufficient in the aggregate for the Paying Agent to make full payment of the Merger Consideration to the holders of all of the outstanding Company Shares (other than any Dissenting Shares and Buyer-owned Shares); and (B) the Buyer will cause the Paying Agent to mail a letter of transmittal (with instructions for its use) in form reasonably acceptable to each of the Company and the Buyer to each record holder of outstanding Company Shares for the holder to use in surrendering the certificates which represented his, her or its Company Shares against payment of the Merger Consideration. No interest will accrue or be paid to the holder of any outstanding Company Shares.

            (ii)  The Paying Agent shall, pursuant to irrevocable instructions, pay the Merger Consideration out of the Payment Fund as soon as practicable after the Effective Time. Upon surrender of a certificate representing Company Shares for cancellation to the Paying Agent together with a letter of transmittal, duly executed, or an "agents message" in the case of a book entry transfer, and such other customary documents as may be required pursuant to such instructions, the holder of such certificate shall be entitled to receive in respect thereof cash in an amount equal to the product of (1) the number of Company Shares formerly represented by such certificate, multiplied by (2) $5.85. If any holder of a certificate shall be unable to surrender such holder's certificates because such certificates have been lost, mutilated or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to the Surviving Corporation.

          (iii)  The Buyer may cause the Paying Agent to invest the cash included in the Payment Fund in one or more of the permitted investments set forth on Exhibit E attached hereto; provided, however, that the terms and conditions of the investments shall be such as to permit the Paying Agent to make prompt payment of the Merger Consideration as necessary. The Buyer may cause the Paying Agent to pay over to the Surviving Corporation any net earnings with respect to the investments, and the Buyer will replace, or will cause the Surviving Corporation to replace, promptly any portion of the Payment Fund which the Paying Agent loses through investments.

            (iv)  The Buyer may cause the Paying Agent to pay over to the Surviving Corporation any portion of the Payment Fund (including any earnings thereon) remaining 180 days after the Effective Time, and thereafter all former stockholders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat, and other similar laws) as general creditors thereof with respect to the cash payable upon surrender of their certificates.

            (v)  The Buyer shall cause the Surviving Corporation to pay all charges and expenses of the Paying Agent.

          (f)    Stock Option Plans and Warrants.

              (i)  The Company shall take all actions necessary to provide that, immediately prior to the Effective Time, (A) each then outstanding option (each, an "Option" and collectively, the "Options") to purchase or acquire Company Shares under any of the Equity Incentive Plans and pursuant to the Ampulski Agreement, whether or not then exercisable or vested, shall become fully exercisable and vested (a correct and complete schedule of all such Options being attached hereto as Exhibit F), (B) each Option that is then outstanding shall be canceled as of the Effective Time and (C) in consideration of such cancellation, (x) each Option with a per share exercise price of less than $5.85 shall, as of the Effective Time, represent for all purposes only the right to receive an amount in cash equal to the difference between $5.85 and the per share exercise price of such Option, multiplied by the number of Company Shares subject to such Option (such amount in cash as described above being hereinafter referred to as the "Option Consideration"), payable as provided in §2(f)(ii) but in each case net of all applicable federal, state and local withholding Taxes and similar deductions and (y) each Option with a per share exercise price of $5.85 or above shall be deemed not to have any rights after the Effective Time.

            (ii)  Upon the Effective Time, Buyer shall, or shall cause the Surviving Corporation to, pay to each holder of an Option the Option Consideration in respect thereof (net of all applicable withholding Taxes and similar deductions); provided, however, that with respect to any Person subject to Section 16(a) of the Securities Exchange Act, any such Option Consideration shall not be payable until the first date payment can be made without liability to such Person under Section 16(b) of the Securities Exchange Act, but shall be paid as soon as practicable thereafter. No interest shall be paid or accrued on the Option Consideration. Until settled in accordance with the provisions of this §2(f), each Option shall be deemed at any time after the Effective Time to represent for all purposes only the right to receive the Option Consideration.

          (iii)  At the Effective Time, the Warrant, pursuant to the terms thereof, shall be canceled and in consideration of such cancellation, the Warrant shall represent for all purposes only the right to receive an amount in cash equal to the difference between $5.85 and the per share exercise price of the Warrant multiplied by the number of Company Shares subject to the Warrant.

            (iv)  Prior to the Effective Time, the Company shall take all action necessary (including causing the Board of Directors of the Company or any Subsidiary (or any respective committees thereof) to take such actions as are allowed by the Equity Incentive Plans) to ensure that (A) following the Effective Time, no holder of an Option nor any party to or participant in any of the Equity Incentive Plans shall have any right thereunder to acquire equity securities of the Company, the Surviving Corporation or any Subsidiary thereof and (B) the Equity Incentive Plans shall terminate as of the Effective Time. The Company represents and warrants that no such action shall require the vote or consent of the holders of Company Shares.

          (g)    Closing of Transfer Records.    After the close of business on the Closing Date, transfers of Company Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

          (h)    Dissenting Shares.    Notwithstanding any other provisions of this Agreement to the contrary, Dissenting Shares shall not be converted into or represent the right to receive the Merger Consideration. Company Stockholders holding Dissenting Shares instead shall be entitled to receive payment of the appraised value of such Dissenting Shares held by them in accordance with the provisions of Section 262 of the Delaware General Corporation Law, except that all Dissenting Shares held by Company Stockholders who shall have failed to properly perfect or who effectively shall have withdrawn or otherwise lost their rights to appraisal of such Company Shares under Section 262 of the Delaware General Corporation Law shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration. The Company shall not take (or permit to be taken) any action with respect to any holder of Company Shares who or that has demanded appraisal of his, her or its Company Shares, including (without limitation) compromising or entering into a settlement with respect to such demand, without the express prior written consent of the Buyer.

        3.    Representations And Warranties Of The Company.    The Company represents and warrants to the Buyer and the Transitory Subsidiary that the statements contained in this §3 are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (as though made then and as though the closing date were substituted for the date of this Agreement throughout this §3), except for those representations and warranties that relate to a particular date, which representations and warranties shall be true and correct as of such date and except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this §3.

          (a)    Organization, Qualification, and Corporate Power.    Each of Company and its Subsidiaries is a corporation or other entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. Each of Company and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, other than in such jurisdictions where the failure to be so authorized or be in good standing would not have a Material Adverse Effect on Company. Each of Company and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. §3(a) of the Disclosure Schedule lists the directors and officers of each of Company and its Subsidiaries.

          (b)    Capitalization.

              (i)  As of the date hereof, the authorized shares of capital stock of Company consist of: (A) 25,000,000 shares of Common Stock, par value $.01 per share, of which 5,123,915 Company Shares are issued and outstanding and 2,678,469 Company Shares are held by Company in its treasury; and (B) 500,000 shares of preferred stock, 200,000 of which have been designated as Series A Preferred Stock and none of which are issued and outstanding. As of the date hereof, 927,750 Company Shares were reserved for issuance but not issued under the Equity Incentive Plans, 13,000 Company Shares were reserved for issuance but not issued in connection with the Warrant, and 250,000 Company Shares were reserved for issuance but not issued in connection with options granted to Gary Ampulski effective as of December 14, 2000 pursuant to a Nonqualified Stock Option Agreement (the "Ampulski Agreement"). As of the date hereof, except as set forth in this §3(b)(i) and except pursuant to the Rights Agreement, no Company Shares or other securities of Company were issued, reserved for issuance or outstanding.

            (ii)  Exhibit F is a true and complete list as of the date hereof of each outstanding stock option and warrant of any nature, incentive, nonqualified or otherwise outstanding under the Equity Incentive Plans (including the Options), the Warrant and the Ampulski Agreement and a total thereof, including the exercise prices thereof, all agreements to issue restricted Company Shares and the amount and terms of all outstanding restricted Company Shares issued by Company.

          (iii)  All outstanding Company Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to, and were not issued in violation of, any preemptive rights and were not issued in violation of federal or applicable state securities laws and regulations. There are no bonds, debentures, notes or other indebtedness of Company or of any other entity convertible into or exchangeable for Company Shares.

            (iv)  Except as set forth in §3(b) of the Disclosure Schedule and other than the Rights Agreement, as of the date of this Agreement there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Company or any Company Subsidiary is a party or by which such entity is bound, obligating Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of Company or any Company Subsidiary or obligating Company or any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

            (v)  Except as set forth in §3(b) of the Disclosure Schedule, all dividends or distributions on Company Shares which have been authorized or declared prior to the date of this Agreement have been paid in full.

            (vi)  Except as set forth in §3(b) of the Disclosure Schedule, there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to Company or any Company Subsidiary. Except as set forth in §3(b) of the Disclosure Schedule, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of Company.

          (c)    Subsidiaries.    §3(c) of the Disclosure Schedule sets forth for each Subsidiary of Company: (i) its name and jurisdiction of organization and (ii) the number of shares of authorized capital stock of each class of its capital stock or other equity interests. All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of Company have been duly authorized and are validly issued, fully paid, and nonassessable and are owned by the Company, except for the issued and outstanding shares of each of Tab Products Pty Ltd. and Tab Products Australia Pty Limited, all of which are owned by Tab Products of Canada Limited. Company and/or one or more of its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of Company and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of Company to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Company. None of Company and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of Company. Except for the Subsidiaries set forth in §3(c) of the Disclosure Schedule, neither Company nor any of its Subsidiaries owns or has any right to acquire, directly or indirectly, any outstanding capital stock of, or other equity interests in, any Person.

          (d)    Authorization of Transaction.    This Agreement and the Merger have been approved by the unanimous vote of the Company's Board of Directors, after receipt of a fairness opinion from the Company's financial adviser (the "Fairness Opinion"), a copy of which has been provided to Buyer. The Company Board of Directors have unanimously recommended to the holders of the Company Shares that they vote in favor of this Agreement and the Merger. The Company has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that the Company cannot consummate the Merger unless and until it receives the Requisite Stockholder Approval. This

  Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies.

          (e)    SEC Documents; Financial Statements; Undisclosed Liabilities.

              (i)  Company has filed or, as applicable, will file, all required reports, schedules, forms, statements and other documents with the SEC since June 1, 2000, (the "Company SEC Documents"). Except as set forth on §3(e)(i) of the Disclosure Schedule, all of the Company SEC documents (other than preliminary material), as of their respective filings dates or as of the date of the last amendment thereof (if amended after filing), and, in the case of any registration statement under the Securities Act, its effective date, complied or will comply as to form in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act and, in each case, the rules and regulations promulgated thereunder applicable to such Company SEC Documents. None of the Company SEC Documents at the time of filing contained or will contain any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superceded by later Company SEC Documents filed on a non-confidential basis.

            (ii)  The consolidated financial statements of Company included in the Company SEC Documents, when filed, complied as to form, as of their respective filing dates, and the audited consolidated financial statements of Company for the fiscal year ended May 31, 2002, when filed, will comply as to form, as of their filing date, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been or will be prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented or will fairly represent, in accordance with the applicable requirements of GAAP and the applicable rules and regulations of the SEC in all material respects, the consolidated financial position of Company and its Subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act). The audited consolidated financial statements of Company for the fiscal year ended May 31, 2002 (including the footnotes thereto), when filed, will not differ in any material respect from the draft unaudited consolidated financial statements of the Company for the fiscal year ended May 31, 2002 provided to Buyer and attached hereto as §3(e)(ii) of the Disclosure Schedule. §3(e)(ii) of the Disclosure Schedule sets forth all Company Subsidiaries which are not consolidated for accounting purposes as of the date hereof.

          (iii)  Except for liabilities and obligations set forth in the Company SEC Documents or in §3(e)(iii) of the Disclosure Schedule, neither Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than (i) liabilities and obligations under this Agreement relating to or in connection with the Merger, (ii) liabilities and obligations incurred in the Ordinary Course of Business since June 1, 2002 or (iii) liabilities and obligations that would not reasonably be expected to have a Material Adverse Effect on Company.

          (f)    Noncontravention.    Except as set forth on §3(f) of the Disclosure Schedule, neither the execution and the delivery of this Agreement by Company, nor the consummation by Company of the transactions contemplated hereby, will: (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which any of Company and its U.S. Subsidiaries and, to the Knowledge of Company, its Non-U.S. Subsidiaries, is subject or any provision of the charter or bylaws of any of Company and its Subsidiaries; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of Company and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Liens upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice or Liens would not have a Material Adverse Effect on Company. Other than in connection with the provisions of the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act and the state securities laws and the notice required under the Investment Canada Act, none of Company and its U.S. Subsidiaries and, to the Knowledge of Company, its Non-U.S. Subsidiaries, needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect on Company.

          (g)    Brokers' Fees; Schedule of Transaction Fees.    Except for fees payable to TM Capital Corp., pursuant to the letter agreement dated September 27, 2000 between the Company and TM Capital Corp. (a true, complete and correct copy of which has been provided to the Buyer), none of Company and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or similar agent with respect to the transactions contemplated by this Agreement. §3(g) of the Disclosure Schedule sets forth the Company's good faith estimate of all fees and expenses incurred or to be incurred by or on behalf of the Company in connection with the transactions contemplated by this Agreement.

          (h)    Title to Assets.    Except as set forth on §3(h) of the Disclosure Schedule, Company and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown in the Company SEC Documents or acquired after the date thereof, free and clear of all Liens, except for properties and assets disposed of in the Ordinary Course of Business since June 1, 2002.

          (i)    Events Subsequent to Most Recent Fiscal Year End.    Except as set forth on §3(i) of the Disclosure Schedule, and except in connection with the negotiation and execution and delivery of this Agreement and the consummation of the Merger, since June 1, 2002 and through the date hereof, (i) each of the Company and its Subsidiaries has conducted its respective business, in all material respects, only in the Ordinary Course of Business, and (ii) there has not been any event or events (whether or not covered by insurance), that have had, or would be reasonably expected to have, a Material Adverse Effect on the Company, impair the ability of the Company to perform its obligations under this Agreement and/or prevent the consummation of the Merger. Except as set forth on §3(i) of the Disclosure Schedule, without limiting the generality of the foregoing, since June 1, 2002 and through the date hereof,

              (i)  none of Company and its Subsidiaries has sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

            (ii)  none of Company and its Subsidiaries has entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

          (iii)  no party (including any of Company and its Subsidiaries) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which any of Company and its Subsidiaries is a party or by which any of them is bound;

            (iv)  none of Company and its Subsidiaries has imposed any Lien upon any of its assets, tangible or intangible;

            (v)  none of Company and its Subsidiaries has made any capital expenditures in excess of the capital expenditure budget for the first fiscal quarter of 2003 as set forth in the capital expenditure budget for fiscal year 2003 previously provided to the Buyer and attached hereto as Schedule 3(i)(v) (the "Capital Expenditure Budget");

            (vi)  none of Company and its Subsidiaries has made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

          (vii)  Company and its Subsidiaries have not created, incurred, assumed, or guaranteed more than $25,000 in aggregate indebtedness for borrowed money and capitalized lease obligations;

        (viii)  none of Company and its Subsidiaries has transferred, assigned, or granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

            (ix)  there has been no change made or authorized in the charter or bylaws of any of Company and its Subsidiaries;

            (x)  none of Company and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock or other securities, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock or other securities;

            (xi)  none of Company and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock (other than in connection with the TAB Products Co. Tax Deferred Savings Plan in the Ordinary Course of Business);

          (xii)  none of Company and its Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

        (xiii)  none of Company and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xiv)  none of Company and its Subsidiaries has entered into any employment contract providing for annual compensation in excess of $100,000 or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (xv)  none of Company and its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xvi)  none of Company and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

        (xvii)  none of Company and its Subsidiaries has made any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

        (xviii)  none of Company and its Subsidiaries has made any loans or advances of money in each case in excess of $10,000; and,

          (xix)  none of Company and its Subsidiaries has committed to any of the foregoing.

          (j)    Legal Compliance.    Each of Company and its Subsidiaries has complied in all material respects with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder, including the Foreign Corrupt Practices Act, 15 U.S.C. 78dd-1, et. seq., the Truth in Negotiations Act, 10 U.S.C. §2306(a) et seq., 41 U.S.C. §254(b) et seq. and other federal and state laws pertaining to government procurement) of federal, state, local, and foreign governments (and all agencies thereof), and all Health and Safety Laws, and no material action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

          (k)    Taxes.    Except as set forth in the Company SEC Documents or on §3(k) of the Disclosure Schedule:

              (i)  Company and its Subsidiaries have, as of the date hereof, and will prior to the Effective Time have, timely and accurately filed all Tax Returns required to be filed by them prior to such dates and have timely paid, or will prior to the Effective Time timely pay, all Taxes shown on such returns as owed for the periods of such returns, including all withholding or other payroll related Taxes shown on such returns. Neither Company nor any Subsidiary is, nor will any of them become, subject to any material additional Taxes, interest, penalties or other similar charges with respect to the Tax Returns referred to in the first sentence of this §3(k). No assessments or notices of deficiency or other communications have been received by Company, nor, to the Knowledge of Company, have any been threatened, with respect to any such Tax Return that has not been paid, discharged or fully reserved for by Company, and no amendments or applications for refund have been filed or are planned with respect to any such return. Company does not have any material liabilities for Taxes that have not been accrued for or reserved for by Company, whether asserted or unasserted, contingent or otherwise.

            (ii)  There are no agreements between Company or any Subsidiary and any taxing authority, including, without limitation, the IRS, waiving or extending any statute of limitations with respect to any Tax Return, and neither Company nor any of its Subsidiaries has filed any consent or election under the Code, including, without limitation, any election under Section 341(f) of the Code.

          (iii)  Neither Company nor any of its Subsidiaries has made any payments and none of them is obligated to make any payments, and none of them is a party to any agreement that under certain circumstances could obligate it, or any successor in interest, to make any parachute payments that will not be deductible under Section 280G of the Code.

            (iv)  Company and its Subsidiaries (A) have withheld proper and accurate amounts in compliance with the tax withholding provisions of all applicable laws for all compensation paid to the officers and employees of Company and its Subsidiaries, (B) have correctly and properly prepared and duly and timely filed all Tax Returns relating to those amounts withheld from their officers and employees and to their employer liability for employment Taxes under the Code and applicable state and local laws and (C) have duly and timely paid and remitted to the appropriate taxing authorities the amounts withheld from their officers and employees and any additional amounts that represent their employer liability under applicable law for employment Taxes.

            (v)  §3(k) of the Disclosure Schedule sets forth a complete and correct list of all currently ongoing audits and examinations of the Tax Returns of, and all pending ruling requests by, the

    Company or any of its Subsidiaries as well as a complete and correct list of all material, unresolved Tax-related reports and statements of deficiencies received by the Company or any of its Subsidiaries since June 1, 1999. The Company has given the Buyer access to complete and correct copies of all federal corporate income tax returns filed by the Company or any of its Subsidiaries with respect to years 1999, 2000 and 2001. The Company has not changed its Tax-related principles or practices from those reflected in the federal corporate tax returns filed by the Company and its Subsidiaries with respect to fiscal year 2001.

            (vi)  Neither Company nor any of its Subsidiaries is a "United States real property holding corporation" as defined in Section 897(c)(2) of the Code.

          (l)    Real Property.

              (i)  §3(l)(i) of the Disclosure Schedule sets forth the address and description of each parcel of real property the fee interest in which is owned by Company or a Company Subsidiary ("Owned Real Property"). With respect to each parcel of Owned Real Property:

              (A)  Company or one of its Subsidiaries has fee simple title, free and clear of all Liens;

              (B)  except as set forth in §3(l)(i)(B) of the Disclosure Schedule, none of Company or its Subsidiaries currently leases or otherwise has granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; and

              (C)  there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or material interest therein.

            (ii)  §3(l)(ii) of the Disclosure Schedule sets forth the address of each parcel of real property leased by Company or a Company Subsidiary ("Leased Real Property"), and a correct and complete list of all leases for each such Leased Real Property (including the date and name of the parties to such lease document). Company has delivered to Buyer a correct and complete copy of each such lease document, and in the case of any oral lease, a written summary of the material terms of such lease. Except as set forth in §3(l)(ii) of the Disclosure Schedule, with respect to each of the leases:

              (A)  such lease is legal, valid, binding and enforceable on Company or its applicable Subsidiary and is in full force and effect;

              (B)  the transaction contemplated by this Agreement does not require the consent of any other party to such lease, will not result in a breach of or default under such lease, and will not otherwise cause such lease to cease to be legal, valid, binding and enforceable on Company or its applicable Subsidiary and in full force and effect on identical terms following the Closing;

              (C)  None of Company, its Subsidiaries or, to the Knowledge of the Company, any other party to the lease is in breach or default under such lease, and, to the Knowledge of Company, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such lease;

          (iii)  The Owned Real Property identified in §3(l)(i) of the Disclosure Schedule, and the Leased Real Property identified in §3(l)(ii) of the Disclosure Schedule (collectively, the "Real Property") comprise all of the real property used or intended to be used in the business of Company and its Subsidiaries; and none of Company or its Subsidiaries is a party to any agreement or option to purchase any real property or interest therein.

            (iv)  All buildings, structures, fixtures, building systems and equipment, and all components thereof, included in the Real Property (the "Improvements") are in good condition and repair and sufficient for the operation of the business of Company and its Subsidiaries. There are no facts or conditions affecting any of the Improvements which would, individually or in the aggregate, interfere in any material respect with the use or occupancy of the Improvements or any portion thereof in the operation of the business of Company and its Subsidiaries as currently conducted thereon.

            (v)  None of the Company or its Subsidiaries has received written notice of any condemnation or other proceeding in eminent domain affecting any material portion of any parcel of Owned Real Property. There is no injunction, decree, order, writ or judgment outstanding, nor any material claims, litigation, administrative actions or similar proceedings, pending or, to the Knowledge of Company, threatened, relating to the ownership, lease, use or occupancy of the Owned Real Property or any material portion thereof, or the operation of the business of Company and its Subsidiaries as currently conducted thereon.

            (vi)  To the Knowledge of Company, the Real Property is in material compliance with all applicable building, zoning, subdivision, health and safety and other land use laws, including the Americans with Disabilities Act of 1990, as amended, affecting the Real Property (collectively the "Real Property Laws"). None of Company or its Subsidiaries has received any notice of any material violation of any Real Property Law, and to the Knowledge of the Company, there is no basis for the issuance of any such notice.

          (vii)  To the Knowledge of Company, Company's and its Subsidiaries' use or occupancy of the Real Property or any portion thereof and the operation of the business of Company and its Subsidiaries as currently conducted thereon is not dependent on a "permitted on-conforming use" or "permitted non-conforming structure" or similar variance, exemption or approval from any governmental authority.

          (m)    Intellectual Property.

              (i)  None of Company and its Subsidiaries has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties in any material respect, and none of Company and its Subsidiaries has received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of Company and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). Without limiting the generality of the foregoing, none of the Company or any of the Subsidiaries has failed to make any required seat license or other license, royalty or other payment to the owners or licensor of software or other Intellectual Property. To the Knowledge of Company, no third party has interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of any of Company and its Subsidiaries in any material respect.

            (ii)  §3(m)(ii) of the Disclosure Schedule identifies each patent or registration which has been issued to any of Company and its Subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of Company and its Subsidiaries has made with respect to any of its Intellectual Property, and identifies each material license, sublicense, agreement, or other permission which any of Company and its Subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Company has made available to Buyer correct and complete copies of all such patents, registrations, applications, licenses, sublicenses, agreements, and permissions (as amended to date). §3(m)(ii) of the Disclosure Schedule also identifies each material trade name or unregistered trademark, service mark, corporate name, Internet domain name, copyright and material computer software item (other than off-the-shelf computer software) used by any of Company and its Subsidiaries in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in §3(m)(ii) of the Disclosure Schedule:

              (A)  Company and its Subsidiaries possess all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction;

              (B)  the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

              (C)  no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of Company, is threatened, that challenges the legality, validity, enforceability, use, or ownership of the item; and

              (D)  except as described on §3(m)(ii) of the Disclosure Schedule, none of Company and its Subsidiaries has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (iii)  §3(m)(iii) of the Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that any of Company and its Subsidiaries uses pursuant to license, sublicense, agreement, or permission. Company has delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in §3(m)(iii) of the Disclosure Schedule:

              (A)  the license, sublicense, agreement, or permission covering the item is legal, valid, binding and enforceable on Company or its Subsidiaries, as applicable, and in full force and effect in all material respects;

              (B)  neither Company nor any of its Subsidiaries nor, to the Knowledge of Company, any other party to the license, sublicense, agreement, or permission, is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

              (C)  no party to the license, sublicense, agreement, or permission has repudiated any material provision thereof;

              (D)  except as described on §3(m)(iii) of the Disclosure Schedule, none of Company and its Subsidiaries has granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission; and

              (E)  no loss or expiration of any material item is threatened, pending, or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by Company or its Subsidiaries, including without limitation, a failure by Company or its Subsidiaries to pay any required maintenance fees).

          (n)    Contracts.    §3(n) of the Disclosure Schedule lists the following contracts and other agreements to which any of Company and its Subsidiaries is a party as of the date hereof:

              (i)  any agreement entered into since January 1, 1999, for the purchase or other acquisition by Company of all or any material portion of the assets or equity securities of any Person or for the sale, transfer or other disposition by Company of all or any material portion of its assets or equity securities;

            (ii)  any agreement (or group of related agreements or series of agreements with a common lessor or lessee) for the lease of personal property to or from any Person providing for lease payments in each case in excess of $20,000 per annum;

          (iii)  any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year;

            (iv)  other than sales of products, inventory and other personal property or the furnishing or receipt of services by the Company in the Ordinary Course of Business and purchases by the Company of raw materials, commodities, supplies, products or other personal property in the Ordinary Course of Business not involving performance that will extend over a period of more than one year, any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services involving consideration in each case in excess of $25,000;

            (v)  any agreement concerning a partnership or joint venture;

            (vi)  any agreement (or group of related agreements or series of agreements with a common lessor or lender) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money or other liabilities, or any capitalized lease obligation, in each case in excess of $25,000 or under which it has imposed a Lien on any of its assets, tangible or intangible;

          (vii)  any material agreement primarily concerning confidentiality or noncompetition;

        (viii)  any material agreement with any of the Affiliates of Company (other than Company and its Subsidiaries);

            (ix)  any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

            (x)  any collective bargaining agreement;

            (xi)  any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in each case in excess of $50,000 or providing material severance benefits;

          (xii)  any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

        (xiii)  any agreement under which it has granted any Person any registration rights (including, without limitation, demand and piggyback registration rights);

          (xiv)  any agreement under which Company or any of its Subsidiaries has advanced or loaned any other Person amounts currently outstanding in the aggregate exceeding $20,000;

          (xv)  any other agreement (or group of related agreements) outside the Ordinary Course of Business the performance of which involves consideration in each case in excess of $100,000; or

          (xvi)  any agreement providing primarily for indemnification by the Company or any Subsidiary of any director, officer, employee or agent of the Company, or any Subsidiary.

          Except as otherwise indicated on §3(n) of the Disclosure Schedule, Company has made available to Buyer a correct and complete copy of each written agreement listed in §3(n) of the Disclosure Schedule (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement referred to in §3(n) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is the legal, valid and binding obligation of Company or a Company Subsidiary, enforceable against Company or such Subsidiary in accordance with its terms, and in full force and effect in all material respects; (B) neither the Company nor any of its Subsidiaries nor, to the Knowledge of Company, any other Party thereto is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) neither the Company nor any of its Subsidiaries nor, to the Knowledge of Company, any other Party thereto has repudiated any material provision of the agreement.

          (o)    Insurance.    Each of Company and its Subsidiaries has insurance policies in full force and effect for such amounts as are customary for Persons conducting businesses and owning assets similar in nature and scope to those of the Company and the Company Subsidiaries. §3(o) of the Disclosure Schedule lists each such insurance policy, the insurer, the policy term and scope and amount of coverage. The Company will make available to Buyer correct and complete copies of each such insurance policy promptly upon the Company's receipt thereof. §3(o) of the Disclosure Schedule describes in reasonable detail any material self-insurance arrangements affecting any of Company and its Subsidiaries.

          (p)    Litigation.    §3(p) of the Disclosure Schedule sets forth each instance in which any of Company and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge, or (ii) is a party or, to the Knowledge of Company, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

          (q)    Employees.    Except as the result of the announcement of or pendency of this Agreement, to the Knowledge of Company, no executive, key employee, or significant group of employees plans to terminate employment with any of Company and its Subsidiaries during the 12 months period following the date hereof. None of Company and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. Company does not have any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of Company and its Subsidiaries.

          (r)    Employee Benefits.

              (i)  §3(r) of the Disclosure Schedule lists each Employee Benefit Plan that any of Company and its Subsidiaries maintains or to which any of Company and its Subsidiaries contributes or has any obligation to contribute.

              (A)  Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in material accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

              (B)  All required IRS Forms 5500 and all required material reports and descriptions, summary annual reports, and summary plan descriptions have been timely filed and/or distributed in accordance with the applicable requirements of ERISA and the Code with respect to each such Employee Benefit Plan. The requirements of COBRA have been met in all material respects with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan subject to COBRA.

              (C)  All contributions (including all employer contributions and employee salary reduction contributions) have been made within the time periods prescribed by ERISA and the Code to each such Employee Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of Company and its Subsidiaries. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan that is an Employee Welfare Benefit Plan.

              (D)  Each such Employee Benefit Plan which is intended to meet the requirements of a "qualified plan" under Code §401(a) has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and the Company is not aware of any facts or circumstances that could adversely affect the qualified status of any such Employee Benefit Plan.

              (E)  Company has delivered to Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent annual report (IRS Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements which implement each such Employee Benefit Plan.

            (ii)  With respect to each Employee Benefit Plan that any of Company, its Subsidiaries, and any ERISA Affiliate maintains, to which any of them contributes, or has any obligation to contribute, or with respect to which any of them has any material liability or material potential liability:

              (A)  No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of Company, threatened.

              (B)  There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. Neither Company nor any Subsidiaries have any liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of Company and its Subsidiaries, threatened.

              (C)  To the Knowledge of Company, no event has occurred which creates, and no circumstances exist pursuant to which Company or its Subsidiaries would reasonably be expected to incur, material liability for a violation by Company of ERISA, the Code, PBGC and COBRA. Company has not received any notice asserting any such material liability.

          (iii)  None of Company, its Subsidiaries, and any ERISA Affiliate contributes to, has any obligation to contribute to, or has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any withdrawal liability (as defined in ERISA §4201), under or with respect to any Multiemployer Plan.

            (iv)  Except as set forth on §3(r) of the Disclosure Schedule, none of the Company or its Subsidiaries maintains, contributes to or has an obligation to contribute to, or has any liability or potential liability with respect to, any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees of the Company or any of its Subsidiaries (or any spouse or other dependent thereof) other than in accordance with COBRA.

          (s)    Environmental Matters.

              (i)  Each of Company, its Subsidiaries, and their respective Affiliates has complied and is in compliance, in each case in all material respects, with all Environmental Laws.

            (ii)  Without limiting the generality of the foregoing, each of Company, its Subsidiaries, and their respective Affiliates, has obtained, has complied, and is in compliance with, in each case in all material respects, all material permits, licenses and other authorizations that are required pursuant to Environmental Laws for the occupation of its facilities and the operation of its business; a list of all such material permits, licenses and other authorizations is set forth on §3(s) of the Disclosure Schedule.

          (iii)  None of Company or its Subsidiaries has received any written or oral notice, report or other information regarding any actual or alleged material violation of Environmental Laws, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental Laws.

            (iv)  None of Company, its Subsidiaries, or any of their respective predecessor or Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any hazardous substance regulated under Environmental Laws, or owned or operated any property or facility in violation of any Environmental Law.

          (t)    Certain Business Relationships With Company and Its Subsidiaries.    None of Company's and its Subsidiaries' directors, officers, employees, and shareholders have been involved in any material business arrangement or relationship with any of Company or its Subsidiaries within the past 12 months, and none of Company's and its Subsidiaries' directors, officers, employees, and shareholders owns any material asset, tangible or intangible, which is used in the business of any of Company or its Subsidiaries.

          (u)    Rights Agreement; §203 of the Delaware General Corporation Law.    The Company has taken all action that may be necessary (including amending the Rights Agreement, a complete and correct copy of which amendment has been delivered to the Buyer) so that (i) neither the execution and delivery of this Agreement and the Voting/Support Agreements, nor any amendments thereto approved by the Board of Directors of Company prior to the termination of this Agreement, nor the consummation of the transactions contemplated hereby or thereby, including the Merger, shall cause (A) Buyer or Transitory Subsidiary to become an Acquiring Person (as defined in the Rights Agreement), (B) the occurrence of a Distribution Date (as defined in the Rights Agreement), (C) the occurrence of a Flip-In Event (as defined in the Rights Agreement) or (D) the occurrence of a Stock Acquisition Date (as defined in the Rights Agreement); and (ii) the Rights shall expire upon the Effective Time. The Company has taken all actions that may be necessary to approve this Agreement and the Voting/Support Agreements and the transactions contemplated hereby and thereby in accordance with Section 203(a)(1) of the Delaware General Corporation Law. The Company's Continuing Directors (as defined in the Company's Certificate of Incorporation) have taken all actions that may be necessary to approve the Business Combination (as defined in the Company's Certificate of Incorporation) contemplated by this Agreement in accordance with Article Seventh of the Company's Certificate of Incorporation.

          (v)    Disclosure.    The Definitive Proxy Materials will comply as to form with the Securities Exchange Act in all material respects. None of the information that the Company will supply specifically for use in the Definitive Proxy Materials will, at the time supplied, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statement made therein, in the light of the circumstances under which they will be made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information that the Buyer or the Transitory Subsidiary will supply specifically for use in the Definitive Proxy Statement.

        4.    Representations And Warranties Of The Buyer And The Transitory Subsidiary.    Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company that the statements contained in this §4 are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this agreement throughout this §4), except for those representations and warranties that relate to a particular date, which representations and warranties shall be true and correct as of such date and except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this §4.

          (a)    Organization.    Buyer is a limited partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Transitory Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Buyer and its Subsidiaries, including the Transitory Subsidiary, is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. Each of Buyer and its Subsidiaries, including Transitory Subsidiary, has full corporate, partnership or other entity power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. Immediately prior to the Merger, all of the issued and outstanding capital stock of Transitory Subsidiary will be owned directly by Buyer free and clear of any Liens, other than Liens arising in connection with the Definitive Financing Agreements. A majority of the partnership interests of Buyer will be owned directly by MS TP Limited Partnership and HS Morgan Limited Partnership free and clear of any Liens, other than Liens arising in connection with the Definitive Financing Agreements. Buyer and Transitory Subsidiary have heretofore made available to the Company true, complete and correct copies of their respective limited partnership agreement and certificate of incorporation and bylaws.

          (b)    Financing.    The Buyer has furnished to the Company correct and complete copies of the Financing Commitments committing to provide the Buyer and the Transitory Subsidiary with the financing (the "Facilities") they will require in order to consummate the Merger and fund the working capital needs of the Surviving Corporation and its Subsidiaries after the Closing. Assuming that the Company and its Subsidiaries possess not less than $8 million in cash accessible in the United States and Canada at the Closing Date, Buyer, together with such cash at the Company and its Subsidiaries, will have at the Effective Time, sufficient cash and available funds to enable it to pay the Merger Consideration payable hereunder and to pay all fees and expenses in connection therewith.

          (c)    Authorization of Transaction.    Each of the Buyer and the Transitory Subsidiary has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of the Buyer and the Transitory Subsidiary, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies.

          (d)    Noncontravention.    Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will: (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either the Buyer or the Transitory Subsidiary is subject or any provision of the charter or bylaws of either the Buyer or the Transitory Subsidiary; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either the Buyer or the Transitory Subsidiary is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a Material Adverse Effect on Buyer or Transitory Subsidiary or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Other than in connection with the provisions of the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act and the state securities laws, neither the Buyer nor the Transitory Subsidiary needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect on Buyer or Transitory Subsidiary or the ability of the Parties to consummate the transactions contemplated by this Agreement.

          (e)    Brokers' Fees.    Neither the Buyer nor Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the Company and its Subsidiaries could become liable or obligated.

          (f)    Disclosure.    None of the information that the Buyer and the Transitory Subsidiary will supply specifically for use in the Definitive Proxy Materials will, at the time supplied, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading. Notwithstanding the foregoing, the Buyer and the Transitory Subsidiary make no representation or warranty with respect to any information that the Company will supply specifically for use in the Definitive Proxy Statement.

          (g)    Financial Statements; Undisclosed Liabilities.    Prior to the date hereof, Buyer has provided to the Company correct and complete copies of the audited consolidated financial statements for the years ended March 31, 2002 and 2001 and unaudited financial statements for the quarter ended June 30, 2002 of Workstream (the "Workstream Financial Statements"). The Workstream Financial Statements have been prepared in accordance with GAAP and fairly present in all material respects the consolidated financial position of Workstream and its Subsidiaries taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except for liabilities and obligations set forth in the Workstream Financial Statements, neither Workstream nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) other than (i) liabilities and obligations under this Agreement relating to or in connection with the Merger, (ii) liabilities and obligations incurred in the Ordinary Course of Business since March 31, 2002 or (iii) liabilities and obligations that would not reasonably be expected to have a Material Adverse Effect on Workstream and its Subsidiaries, taken as a whole.

          (h)    Absence of Litigation.    There are no material claims, actions, suits or proceedings that have a reasonable likelihood of success on the merits pending or, to the Knowledge of Buyer, threatened (or to the Knowledge of Buyer, any governmental or regulatory investigation pending or threatened) against Buyer or any property or rights of Buyer or any of its Subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, except for those claims, actions, suits or proceedings which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Buyer.

          (i)    Transitory Subsidiary.    Transitory Subsidiary was formed solely for the purpose of engaging in the Merger and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement, including the Merger.

        5.    Covenants.    The parties agree as follows with respect to the period from and after the execution of this Agreement.

          (a)    General.    Each of the Parties will use its best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible (including satisfaction, but not waiver, of the closing conditions set forth in §6 below).

          (b)    Notices and Consents.    The Company will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its reasonable best efforts to obtain (and will cause each of its Subsidiaries to use its reasonable best efforts to obtain) any third party consents required in connection with the Merger that the Buyer reasonably may request.

          (c)    Regulatory Matters and Approvals.    Each of the Parties will (and the Company will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in §5(b) above. Without limiting the generality of the foregoing:

            (i)    Securities Exchange Act and State Securities Laws.    The Company will prepare and file with the SEC preliminary proxy materials under the Securities Exchange Act relating to the Special Meeting. The Company will use its reasonable best efforts to respond to the comments of the SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary, proper, or advisable. The Buyer will provide the Company, with whatever information and assistance in connection with the foregoing filings that the Company reasonably may request. All filings with the SEC and all mailings to the Company Stockholders prepared by Company in connection with the Merger, including the proxy statement, shall be subject to the prior review and comment of the Buyer.

            (ii)    Stockholders Meeting.    Company shall take all action in accordance with the United States federal securities laws, the Delaware General Corporate Law and the Company's Certificate of Incorporation and By-laws necessary to duly call, give notice of, convene and hold a special meeting of the Company Stockholders (the "Special Meeting") to be held on the earliest practicable date determined in consultation with Buyer to consider and vote upon approval of this Agreement. Company shall, except as provided in this Section 5(c)(ii), through the Board of Directors of Company, recommend to the Company Stockholders approval of this Agreement and include such recommendation in the Definitive Proxy Statement, and, except as expressly permitted by this Agreement, shall not withdraw, amend or modify in a manner adverse to Buyer its recommendation. However, the Board of Directors of Company shall be permitted to (i) not recommend to the Company Stockholders that they approve the Agreement or (ii) withdraw, modify or change the recommendation of Company's Board in a manner adverse to Buyer, and, in such event, not solicit votes in favor of such approval, if the Board of Directors of Company believes in good faith, after consultation with outside legal counsel, that the failure to so withhold, withdraw or modify its recommendation would reasonably be expected to cause a failure to comply with its fiduciary duties under applicable laws. Unless and until this Agreement is terminated, Company shall ensure that the Special Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Special Meeting are solicited, in compliance in all material respects with all applicable laws.

            (iii)    Buyer-owned Shares.    Buyer shall cause the holders of Buyer-owned Shares to agree to vote all of their respective Buyer-owned Shares in favor of the Merger at the Special Meeting, and shall obtain the agreement of such holders of Buyer-owned Shares not to exercise any appraisal rights under the Delaware General Corporation Law.

            (iv)    Intentionally omitted.

          (d)    Fairness Opinion.    Buyer and Transitory Subsidiary acknowledge that the Fairness Opinion has been rendered for the benefit of the Special Committee and Board of Directors of the Company and may not be relied upon by Buyer, Transitory Subsidiary or any of their Affiliates.

          (e)    Financing.    The Buyer and the Transitory Subsidiary (and their Affiliates, as applicable) will enter into definitive agreements (the "Definitive Financing Agreements") as soon as practicable on terms and conditions substantially in accordance with the Financing Commitments attached hereto as Exhibit J, or with replacement or alternative financing commitments reasonably acceptable to the Company, but in any event no later than 50 calendar days from the date hereof. The Buyer will furnish correct and complete copies of the Definitive Financing Agreements to the Company. In the event any or all of the Facilities become unavailable for any reason or alternative financing sources, reasonably acceptable to Company, become available, the Buyer and the Transitory Subsidiary will obtain replacement financing on substantially equivalent terms and conditions from alternative sources, but in any event no later than 50 calendar days from the date hereof. The Company covenants that it shall (and shall cause its Subsidiaries to) cooperate and promptly after the Buyer's request take all actions reasonably necessary or appropriate to assist the Buyer in entering into the Definitive Financing Agreements no later than 50 calendar days from the date hereof. Any provision of this Agreement to the contrary notwithstanding, the Company will not have any obligation to mail the Definitive Proxy Statement to the Company Stockholders until the Buyer has delivered fully-executed copies of the Definitive Financing Agreements to the Company.

          (f)    Operation of Business.    During the period from the date of this Agreement and continuing until the Closing Date or the earlier termination of this Agreement, the Company will not (and will not cause or permit any of its Subsidiaries to), except as expressly contemplated or permitted by this Agreement or to the extent Buyer shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. For the avoidance of doubt, in the Ordinary Course of Business, Company will use commercially reasonable efforts to maximize available cash balances and working capital levels. Without limiting the generality of the foregoing, except as expressly contemplated or permitted by this Agreement or to the extent Buyer shall otherwise consent in writing:

              (i)  none of the Company and its Subsidiaries will authorize or effect any change in its charter or bylaws, or except as contemplated in §3(u), in the Rights Agreement (including as such a change any redemption of the rights thereunder);

            (ii)  none of the Company and its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or other securities or issue, sell, or otherwise dispose of any of its capital stock or other securities (except upon the conversion or exercise of options, warrants, and other rights currently outstanding and disclosed on Exhibit F);

          (iii)  none of the Company and its Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock (other than acquisitions in connection with the TAB Products Co. Tax Deferred Savings Plan in the Ordinary Course of Business);

            (iv)  except as set forth on §5(f)(iv), none of the Company and its Subsidiaries will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or other liabilities or capitalized lease obligation;

            (v)  none of the Company and its Subsidiaries will: (A) impose any Lien upon any of its assets or (B) sell, lease, transfer or dispose of any of its assets outside the Ordinary Course of Business, except as set forth on §5(f)(v) of the Disclosure Schedules;

            (vi)  except as set forth on §5(f)(vi), none of the Company and its Subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person;

          (vii)  except as set forth on §5(f)(vii) of the Disclosure Schedule, none of the Company and its Subsidiaries will alter or modify in any material respect, any of its dealer agreements, sales commission structures, agreements with channel partners, territorial arrangements with dealers or others or product offerings;

        (viii)  except as set forth on §5(f)(viii) of the Disclosure Schedule, none of the Company and its Subsidiaries will enter into any employment or consulting agreement that provides for aggregate annual compensation in excess of $100,000 or any collective bargaining agreement, or make any material change in employment terms outside of the Ordinary Course of Business, or will grant, enter into, amend, modify or terminate any agreements or arrangements for any severance or golden parachute payments, for any of its directors, officers, and employees.

            (ix)  other than in connection with the replacement of a material piece or pieces of equipment necessary to maintain the operation of the Company's or any of its Subsidiaries' business as a result of the material damage or destruction of such equipment, none of the Company and its Subsidiaries will make any capital expenditures in any fiscal quarter that would be reasonably likely to cause Company to exceed the capital expenditure budget for such fiscal quarter set forth in the Capital Expenditure Budget by more than $100,000 in the aggregate, provided, however, that the total amount of capital expenditures in excess of the Capital Expenditure Budget for fiscal 2003 shall not exceed $100,000;

            (x)  none of the Company and its Subsidiaries will cause any insurance coverage to lapse or terminate unless the coverage is replaced by substantially similar insurance coverage;

            (xi)  none of the Company and its Subsidiaries will change or modify its accounting principles or practices or change or modify its Tax-related principles or practices other than actions in the Ordinary Course of Business and as advised by Company's regular independent accountants;

          (xii)  none of the Company and its Subsidiaries will settle or compromise any pending or threatened litigation or other proceedings involving money damages in excess of $25,000, individually or $100,000 in the aggregate, except for claims asserted by Company or its Subsidiaries;

        (xiii)  none of the Company and its Subsidiaries will take (or permit to be taken) any action that would violate or result in a breach of §3 hereof in any material respect; and,

          (xiv)  none of the Company and its Subsidiaries will commit to any of the foregoing.

          (g)    Access.    The Company will (and will cause each of its Subsidiaries to) permit representatives of the Buyer (including, without limitation, representatives of the institutions providing financing to the Buyer), to have reasonable access upon reasonable prior notice to Company and during normal business hours to all premises, properties, executive officers, employees, dealers, books, records (including tax records), contracts, and documents of or pertaining to each of the Company and its Subsidiaries; provided, however, that the Company may restrict the foregoing access to the extent that (i) any law or governmental order requires Company or its Subsidiaries to restrict or prohibit access to any such properties or information, (ii) the information is subject to confidentiality obligations to a third party or (iii) the information is subject to the attorney-client privilege. Without limiting the generality of the foregoing, the Company shall, reasonably promptly after the execution of this Agreement, arrange for meetings of Buyer representatives with each of: (A) Messrs. Perez, Beattie, Nogle and Rauscher; (B) the Company's dealers; and (C) the Company's branch employees, sales executives and managers; provided, however, that with respect to the meetings referred to in clauses (B) and (C), Buyer shall consult with Mr. Gary Ampulski in advance of the holding of such meetings and, at the Company's election, a representative of the Company shall be present at such meetings. Each of the Buyer and the Transitory Subsidiary will, and will cause its representatives, counsel and agents to, treat and hold as confidential any information it receives from any of the Company and its Subsidiaries in the course of the reviews contemplated by this §5(g), will not use any of such information except in connection with this Agreement, and such information shall otherwise be subject to the provisions of the confidentiality letter, dated February 14, 2002, between Company and Hamilton Sorter Co., Inc. (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect after the date hereof in accordance with its terms.

          (h)    Notice of Developments.    Each Party will give prompt written notice to the others of (i) any material adverse development causing any of its own representations and warranties in §3 and §4 above to be untrue or inaccurate at any time from the date hereof until the Closing Date, and (ii) the failure of such Party to comply with or satisfy in any material respect any consent, condition or agreement to be complied with or satisfied by it hereunder. No disclosure by any Party pursuant to this §5(h), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

          (i)    No Solicitation.    Company agrees that, during the term of this Agreement, it shall not, and shall not authorize and will use best efforts not to permit any of its Subsidiaries or any of its or its Subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to solicit, initiate, encourage or facilitate, or furnish or disclose nonpublic information in furtherance of, any inquiries with respect to or the making of any Acquisition Proposal, or negotiate, explore or otherwise engage in discussions with any person (other than Buyer or its respective directors, officers, employees, agents and representatives) with respect to any Acquisition Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided that, at any time prior to the approval of this Agreement by the Company Stockholders, Company may (i) furnish information to, and negotiate or otherwise engage in discussions with, any person that delivers a written Acquisition Proposal, or (ii) recommend to the Company Stockholders, an Acquisition Proposal that was not solicited or encouraged, except to the extent explicitly permitted by this §5(i), after the date of this Agreement if and so long as the Board of Directors of Company believes in good faith as determined by a majority vote, after consultation with its outside legal counsel, that failing to take such action would reasonably be expected to constitute a breach of its fiduciary duties under applicable laws and believes in good faith, after consulting with its financial advisors and Company's outside legal counsel, that such proposal is a Superior Acquisition Proposal; provided, further, that, prior to furnishing any information to such person, Company shall enter into a confidentiality agreement that is no less restrictive, in any material respect, than the Confidentiality Agreement. Company will immediately cease all existing activities, discussions and negotiations with any persons conducted prior to the date of this Agreement with respect to any Acquisition Proposal and request the return of all confidential information regarding Company provided to any such persons prior to the date of this Agreement pursuant to the terms of any confidentiality agreements or otherwise. In the event that, prior to the approval of this Agreement by the Company Stockholders, the Board of Directors of Company receives a Superior Acquisition Proposal that was not solicited or encouraged, except to the extent permitted by this §5(i), and the Board of Directors of Company believes in good faith based upon the advice of its outside legal counsel that failure to take such action would reasonably be expected to constitute a breach of the fiduciary duties of the Board of Directors of Company, the Board of Directors of Company may (subject to this §5(i) and §5(c)(ii)) withdraw, modify or change, in a manner adverse to Buyer, the Company's recommendation of the Agreement and/or comply with Rule 14e-2 under the Exchange Act with respect to such Superior Acquisition Proposal, provided that Company gives Buyer three days' prior written notice of its intention to do so (provided that the foregoing shall in no way limit or otherwise affect any party's right to terminate this Agreement pursuant to §7 hereof). Simultaneously with any termination of this Agreement by the Company pursuant to §7(a)(vi), Company shall pay Buyer the Break-up Fee contemplated by §7(b) hereof. From and after the execution of this Agreement, Company shall promptly (but in any event within 48 hours) advise Buyer in writing of the receipt, directly or indirectly, of any inquiries or proposals or the participation by or on behalf of Company in any discussions or negotiations, relating to an Acquisition Proposal (including, in each case, the specific terms and status thereof and the identity of the other person or persons involved) and promptly furnish to Buyer a copy of any such written proposal in addition to any information provided to or by any third party relating thereto. The Company will keep Buyer informed on a current basis of the status of such discussions and negotiations. In addition, Company shall promptly advise Buyer, in writing, if the Board of Directors of Company shall make any determination as to any Acquisition Proposal as contemplated by the proviso to the first sentence of this §5(i).

          (j)    Indemnification and Insurance.

              (i)  For six years after the Effective Time, the Surviving Corporation shall not, and Buyer shall cause the Surviving Corporation not to, (A) amend or otherwise modify in a manner adverse to the directors and officers, and the Buyer and the Surviving Corporation shall cause to remain in full force and effect, Article VIII of the Bylaws of the Surviving Corporation in the form attached hereto as Exhibit C, with respect to the indemnification of, and advancement of expenses to, past and present directors and officers of the Company and its Subsidiaries and (B) amend or otherwise modify in a manner adverse to the directors, officers or employees party thereto any indemnification agreements in effect as of the date hereof between the Company and any of its directors, officers and employees.

            (ii)  For six years after the Effective Time, the Surviving Corporation shall, and Buyer shall cause the Surviving Corporation to, maintain in effect the Company's current directors' and officers' liability insurance or a tail policy covering acts or omissions occurring at or prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount substantially similar to those of such policy in effect on the date hereof; provided that the Surviving Corporation may substitute therefor policies containing terms with respect to coverage and amount no less favorable to such directors or officers; provided, further, that in no event shall the Surviving Corporation be required to pay aggregate annual premiums for insurance under this §5(j) in excess of 200% of the aggregate premiums paid by the Company in fiscal 2002 for such purpose; provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount. Buyer agrees, and will cause the Surviving Corporation, not to take any action that would have the effect of limiting the aggregate amount of insurance coverage required to be maintained for the individuals referred to in this §5(j).

          (iii)  The provisions of this §5(j) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individuals may have by contract or otherwise. The obligations of the Surviving Corporation under this §5(j) shall not be terminated or modified in such a manner as to adversely affect any indemnitees to whom this §5(j) applies without the consent of such affected indemnitee.

            (iv)  In the event that after the Effective Time the Surviving Corporation (A) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers all or substantially all of its assets to any Person, then, and in each such case, proper provision shall be made so that any successor or assign of the Surviving Corporation shall assume the obligations set forth in this §5(j).

          (k)    Employment Matters.

              (i)  For not less than one year following the Effective Time, the Surviving Corporation shall, and Buyer shall cause the Surviving Corporation to, maintain and provide health and welfare benefits, such as medical, dental and hospitalization insurance, disability benefits and life insurance, and a 401(k) plan for employees and retired employees of the Company and its Subsidiaries that, in the aggregate, are reasonably comparable to the health and welfare benefits and 401(k) plan (other than any matching provisions) generally available to employees and retired employees of the Company as of the date hereof. For not less than one year following the Effective Time, employees of the Company or any Subsidiary shall receive full credit for purposes of eligibility to participate and vesting (but not for benefit accruals) under any employee benefit plan or arrangement established or maintained by the Surviving Corporation or any of its Subsidiaries for service accrued or deemed accrued prior to the Effective Time with the Company or any Subsidiary; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of such benefit. In addition, for not less than one year following the Effective Time, the Surviving Corporation shall waive, or cause to be waived, any limitations on benefits relating to any pre-existing conditions to the same extent such limitations are waived under any comparable plan of Buyer or its Affiliates and recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by employees of the Company and its Subsidiaries in the calendar year in which the Effective Time occurs.

            (ii)  The Surviving Corporation shall, and Buyer shall cause the Surviving Corporation to, comply with the terms of any employment agreement (including, without limitation, with respect to any payments due upon termination of any such agreement), severance agreement, termination agreement, change of control agreement or "golden parachute" agreement to which the Company or any of its Subsidiaries is a party on the date hereof.

          (l)    Guaranties.    Simultaneously with the execution of this Agreement, the Buyer shall provide to the Company unconditional guaranties from each of MS TP Limited Partnership and HS Morgan Limited Partnership, of the Buyer's and the Transitory Subsidiary's obligations under this Agreement in the form attached hereto as Exhibit I.

          (m)    Proxy Solicitations.    During the term of this Agreement and for a period of six months following any termination of this Agreement pursuant to §7(a)(iv) Buyer and Transitory Subsidiary shall not, and Buyer and Transitory Subsidiary shall cause its Affiliates not to, engage in any "solicitation" of "proxies" (as such terms are used in the proxy rules promulgated under the Securities Exchange Act) or otherwise engage in any proxy contest or otherwise seek or propose to influence or control the Board of Directors, management or policies of Company and its Subsidiaries; provided, however, that during such six-month period following any such termination of this Agreement pursuant to Section 7(a)(iv), Buyer and Transitory Subsidiary and their Affiliates may engage in any such solicitation of proxies or other proxy contest for the purpose of challenging or competing with any Acquisition Proposal (other than the Merger). Unless otherwise required by any court of competent jurisdiction, as long as this Agreement is in effect, Company agrees not to convene its annual meeting of stockholders.

          (n)    Solvency Opinion.    At the Buyer's request, the Company shall (and shall cause its Subsidiaries to) cooperate and take all actions reasonably necessary and appropriate to assist the Buyer in obtaining, on or prior to the Closing Date, a solvency opinion with respect to the Surviving Corporation.

          (o)    Intentionally omitted.

        6.    Conditions To Obligation To Close.

          (a)    Conditions to Obligation of the Buyer and the Transitory Subsidiary.    The obligation of each of the Buyer and the Transitory Subsidiary to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

              (i)  this Agreement and the Merger shall have received the Requisite Stockholder Approval, and the number of Dissenting Shares excluding any Buyer-owned Shares that are also Dissenting Shares, shall not exceed ten percent (10%) of the number of outstanding Company Shares;

            (ii)  the Company and its Subsidiaries shall have procured all of the third party consents specified in §5(b) above;

          (iii)  the representations and warranties set forth in §3 above shall be true and correct in all material respects at and as of the Closing Date, except for those representations and warranties that relate to a particular date, which representations and warranties shall be true and correct as of such date;

            (iv)  the Company shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (v)  no Material Adverse Effect shall have occurred from the date of this Agreement to the Closing Date;

            (vi)  as of the Closing Date, the Company and its Subsidiaries shall have cash accessible in the United States and Canada in the amount of $8 million;

          (vii)  as of the Closing Date, trade accounts payable days of the Company and its Subsidiaries (computed as total trade accounts payable at Closing divided by the latest 12 months' cost of revenues multiplied by 365) shall not exceed 60;

        (viii)  no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other governmental authority or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect;

            (ix)  the Company shall have delivered to the Buyer and the Transitory Subsidiary a certificate to the effect that each of the conditions specified above in §6(a)(i)-(viii) is satisfied in all respects;

            (x)  Intentionally omitted.

            (xi)  the Buyer and the Transitory Subsidiary shall have received from counsel to the Company an opinion in form and substance as set forth in Exhibit G attached hereto, addressed to the Buyer and the Transitory Subsidiary, and dated as of the Closing Date;

          (xii)  the Buyer and the Transitory Subsidiary shall have received the resignations, effective as of the Effective Time, of each director of the Company and its Subsidiaries and also of each officer of the Company and its Subsidiaries whom the Buyer shall have specified in writing at least five business days prior to the Closing, provided that notwithstanding his or her resignation, each resigning officer shall be paid the amount due under any employment or change of control agreement that would be paid upon an involuntary termination immediately following the Closing;

        (xiii)  None of the following shall have occurred and be continuing (i) any general suspension of trading in securities on any national securities exchange or in the over-the-counter market or material adverse decline by at least 25% over any five consecutive trading days in the value of the Dow Jones Industrial Average, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory) or any material disruption in commercial banking services or any limit on the extension of credit generally by banks or other financial institutions, or (iii) the commencement of a war by the United States, other than the current "war on terrorism", in each case, where the occurrence of each such event has a material adverse effect on the Buyer's ability to draw down its financing; and

          (xiv)  the Company and its Subsidiaries shall not have outstanding, due or payable more than a total of $900,000 in fees, costs and expenses from services rendered by or on behalf of any of its brokers, accountants, investment bankers, attorneys or other representatives retained or used by the Company and its Subsidiaries in connection with the negotiation of this Agreement and the consummation of the transaction contemplated hereby.

          The Buyer and the Transitory Subsidiary may waive any condition specified in this §6(a) if they execute a writing so stating at or prior to the Closing.

          (b)    Conditions to Obligation of the Company.    The obligation of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

              (i)  Intentionally omitted.

            (ii)  Buyer and the Transitory Subsidiary (and their Affiliates, as applicable) shall have entered into the Definitive Financing Agreements and obtained all of the financing they will require in order to consummate the Merger and fund the working capital needs of the Surviving Corporation and its Subsidiaries after the Closing on terms and conditions substantially in accordance with the Financing Commitments;

          (iii)  the representations and warranties set forth in §4 above shall be true and correct in all material respects at and as of the Closing Date, except for those representations and warranties that relate to a particular date, which representations and warranties shall be true and correct as of such date;

            (iv)  each of the Buyer and the Transitory Subsidiary shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (v)  no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other governmental authority or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect;

            (vi)  each of the Buyer and the Transitory Subsidiary shall have delivered to the Company a certificate to the effect that each of the conditions specified above in §6(b)(i)-(v) is satisfied in all respects;

          (vii)  this Agreement and the Merger shall have received the Requisite Stockholder Approval; and

        (viii)  the Company shall have received from counsel to the Buyer and the Transitory Subsidiary an opinion in form and substance as set forth in Exhibit H attached hereto, addressed to the Company, and dated as of the Closing Date.

          The Company may waive any condition specified in this §6(b) if it executes a writing so stating at or prior to the Closing.

        7.    Termination.

          (a)    Termination of Agreement.    Any of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

              (i)  the Parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

            (ii)  either the Buyer or the Company may terminate this Agreement by giving written notice to the other at any time prior to the Effective Time, if the Effective Time shall not have occurred on or before January 15, 2003 (the "Termination Date"), provided, however, that the right to terminate this Agreement under this §7(a)(ii) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, or primarily contributed to, the failure of the Effective Time to occur on or before the Termination Date;

          (iii)  Buyer may terminate this Agreement, if there has been any inaccuracy in or breach of any of the Company's representations or warranties, or the Company shall have breached or failed to perform any of its covenants or other agreements contained in this Agreement, in each case such that the conditions set forth in §6(a) are not capable of being satisfied on or before the Termination Date; provided, however, that before Buyer may terminate this Agreement under this §7(a)(iii), it shall deliver written notice to the Company specifying such breach in reasonable detail and shall give the Company a period of 30 days following receipt of such notice in which to cure such breach, regardless of whether such 30-day period extends beyond the Termination Date;

            (iv)  Company may terminate this Agreement, if (A) there has been any inaccuracy in or breach of any of Buyer's or Transitory Subsidiary's representations or warranties, (B) Buyer or Transitory Subsidiary shall have breached or failed to perform any of its covenants or other agreements contained in this Agreement, in each case such that the conditions set forth in §6(b) are not capable of being satisfied on or before the Termination Date, or (C) at any time after the 50-day period referenced in §5(e), any of the Definitive Financing Agreements is terminated or any of the financing available thereunder is otherwise withdrawn; provided, however, that before the Company may terminate this Agreement under this §7(a)(iv), it shall deliver written notice to Buyer specifying such breach in reasonable detail and shall give Buyer a period of 30 days following receipt of such notice in which to cure such breach, regardless of whether such 30-day period extends beyond the Termination Date; and provided further, however, that notwithstanding the foregoing, no such 30-day cure period shall apply to, and the Company may immediately terminate this Agreement upon, any misrepresentation or omission in the representation set forth in §4(b), the breach of the covenants contained in §5(e) or any such termination or withdrawal described in clause (C) of this §7(a)(iv).

            (v)  either Buyer or Company may terminate this Agreement by giving written notice to the other at any time after the Special Meeting in the event this Agreement and the Merger fail to receive the Requisite Stockholder Approval;

            (vi)  the Company may terminate this Agreement by giving written notice to the Buyer prior to the tabulation of votes from the Special Meeting if the Company's Board of Directors shall have withdrawn or modified its recommendation of the Merger or this Agreement in accordance with §5(c)(ii) or §5(i), or approved, recommended or entered into, a Superior Acquisition Proposal; or

          (vii)  Buyer may terminate this Agreement by giving written notice to the Company if (A) prior to the Special Meeting, the Company's Board of Directors shall have withdrawn or modified in any manner adverse to Buyer its recommendation of the Merger or this Agreement or shall have approved, recommended or entered into, a Superior Acquisition Proposal, or (B) the Company shall have entered into a definitive agreement with respect to any Acquisition Proposal.

          (b)    Effect of Termination.

              (i)  If the Parties terminate this Agreement pursuant to §7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party; provided, however, that the confidentiality provisions contained in §5(g) above and the provisions of this §7(b) and §8 shall survive any such termination.

            (ii)  If the Agreement is terminated pursuant to §7(a)(vi) or §7(a)(vii) above, or if the Buyer terminates this Agreement pursuant to §7(a)(iii) and, within six months from the date of such termination, the Company shall enter into a definitive agreement with respect to an Acquisition Proposal, or if this Agreement is terminated pursuant to §7(a)(v) and, prior to the Special Meeting, an Acquisition Proposal shall have been publicly announced, then the Company shall pay the Buyer, as a termination fee, a sum equal to $1,500,000 (the "Break-up Fee"); provided, however, that, notwithstanding the foregoing, such amount shall not be payable if Buyer or Transitory Subsidiary is in material breach of this Agreement at the time of such termination.

          (iii)  If Company shall terminate this Agreement pursuant to §7(a)(iv) on account of any misrepresentation or omission in the representation of the Buyer and the Transitory Subsidiary set forth in §4(b), the breach of the covenants of the Buyer and the Transitory Subsidiary contained in §5(e), the failure of the conditions set forth in §6(b)(ii) to be satisfied (while the condition set forth in §6(a)(xiii) is satisfied), or a termination or withdrawal described in §7(a)(iv)(C), then Buyer shall pay to Company, as a termination fee, a sum equal to $1,500,000 (the "Buyer Break-up Fee"); provided, however, that, notwithstanding the foregoing, such Buyer Break-up Fee shall not be payable if the Company is in material breach of this Agreement at the time of such termination.

            (iv)  If Buyer shall terminate this Agreement pursuant to §7(a)(iii), Company shall promptly reimburse Buyer for the amount of all documented out-of-pocket costs, fees and expenses reasonably incurred by Buyer or Transitory Subsidiary in connection with this Agreement and the Merger; provided, that, the Company's aggregate reimbursements pursuant to this §7(b)(iv) shall in no event exceed $500,000. If Company shall terminate this Agreement pursuant to §7(a)(iv), unless a Buyer Break-up Fee is then due, Buyer shall promptly reimburse Company for the amount of all documented out-of-pocket costs, fees and expenses reasonably incurred by Company in connection with this Agreement and the Merger; provided, that, the Buyer's aggregate reimbursements pursuant to this §7(b)(iv) shall in no event exceed $500,000.

            (v)  The Parties agree that the actual damages accruing from a termination of the Agreement pursuant to the subsections of §7(a) with respect to which the provisions of §7(b) provide for the payment of damages are incapable of precise estimation and would be difficult to prove, that the payment to the Buyer of the Break-up Fee and the payment of the Buyer Break-up Fee to Company shall constitute liquidated damages, that the rights to the Break-up Fee or the Buyer Break-up Fee, stipulated in this §7(b) bear a reasonable relationship to the potential injury likely to be sustained in the event of such a termination and that such stipulated rights to liquidated damages are intended by the Parties to provide just compensation in the event of such a termination and are not intended to compel performance or to constitute a penalty for nonperformance. Other than as set forth herein, payment of the Break-up Fee by Company shall terminate all of the Buyer's rights and remedies at law or in equity against Company in respect of a termination of this Agreement pursuant to the subsections of §7(a) with respect to which the provisions of §7(b) provide for the payment of damages. Other than as set forth herein, payment of the Buyer Break-up Fee by the Buyer shall terminate all of the Company's rights and remedies at law or in equity against the Buyer or the Transitory Subsidiary or their Affiliates in respect of a termination of this Agreement pursuant to the subsections of §7(a) with respect to which the provisions of §7(b) provide for the payment of damages. Except as otherwise provided in §5(i), the Break-up Fee shall be paid by Company to Buyer in immediately available funds within three days after the date of the event giving rise to the obligation to make such payment occurred and interest at the prime rate, published in Midwest Edition of The Wall Street Journal, shall accrue on the Break-up Fee thereafter. The Buyer Break-up Fee shall be paid by Buyer to Company in immediately available funds within three days after the date of the event giving rise to the obligation to make such payment occurred and interest at the prime rate, published in Midwest Edition of The Wall Street Journal, shall accrue on the Buyer Break-up Fee thereafter.

        8.    Miscellaneous.

          (a)    Survival.    None of the representations, warranties, and covenants of the Parties (other than the provisions in §2 above concerning payment of the Merger Consideration and the provisions in §5(j) above concerning insurance and indemnification and §5(k) concerning employment matters) will survive the Effective Time.

          (b)    Press Releases and Public Announcements.    No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make, after consultation with the other Parties to give them a reasonable opportunity to comment on the disclosure, any public disclosure it believes in good faith after consultation with counsel is required by applicable law or any listing or trading agreement concerning its publicly-traded securities.

          (c)    No Third-Party Beneficiaries.    This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in §2 above concerning payment of the Merger Consideration are intended for the benefit of the Company Stockholders and (ii) the provisions in §5(j) above concerning insurance and indemnification and §5(k)(ii) concerning employment matters are intended for the benefit of the individuals specified therein and their respective legal representatives.

          (d)    Entire Agreement.    This Agreement (including the documents referred to herein and the Exhibits and Schedules attached hereto) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof, other than the Confidentiality Agreement.

          (e)    Succession and Assignment.    This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

          (f)    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (g)    Headings.    The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (h)    Notices.    All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Company:	With a Required Copy to (which shall not constitute notice):
Tab Products Co. 935 Lakeview Parkway Suite 195 Vernon Hills, IL 60061 Attention: Mr. Jerry K. Myers Telecopy: (847) 968-5451	Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLC 333 W. Wacker Drive, Suite 2700 Chicago, Illinois 60606 Attention: John E. Freechack, Esq. Telecopy: (312) 984-3150
If to the Buyer or the Transitory Subsidiary:	With a Required Copy to (which shall not constitute notice):
Workstream Inc. 608 Mercantile Center 414 Walnut Street Cincinnati, Ohio 45202 Attention: Mr. Thaddeus Jaroszewicz Telecopy: (513) 241-0332	Morgan Schiff & Co., Inc. 26th Floor East 280 Park Avenue New York, New York 10017 Attention: J. Carr Gamble, III, Esq. Telecopy: (212) 548-6755
And
Skadden, Arps, Slate, Meagher & Flom Four Times Square New York, New York 10036 Attention: Richard J. Grossman, Esq. Telecopy: (917) 777-2116
And
Keating, Muething & Klekamp, PLL 1400 Provident Tower One East Fourth Street Cincinnati, Ohio 45202 Attention: Edward E. Steiner, Esq. Telecopy: (513) 579-6578

          Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          (i)    Governing Law.    This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          (j)    Amendments and Waivers.    The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (k)    Severability.    Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (l)    Expenses.    Except as otherwise provided in this Agreement, each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          (m)    Construction.    The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

          (n)    Incorporation of Exhibits and Schedules.    The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(Remainder of page intentionally blank; signature page follows)

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date and year first above written.

T ACQUISITION L.P.

By:	/s/ THADDEUS S. JAROSZEWICZ President

T ACQUISITION CO.

By:	/s/ THADDEUS S. JAROSZEWICZ President

TAB PRODUCTS CO.

By:	/s/ JERRY K. MYERS Chairman, Special Committee Board of Directors

APPENDIX B

July 28, 2002

Board of Directors
TAB Products Co.
935 Lakeview Parkway
Suite 195
Vernon Hills, IL 60061

Dear Sirs & Madam:

        You have requested our opinion as to the fairness from a financial point of view to the holders of the issued and outstanding shares of common stock, par value $0.01 per share (the "Shares"), of TAB Products Co. (the "Company") of the consideration to be received by holders of the Shares in the Merger (as defined below) pursuant to the Merger Agreement dated as of July 29, 2002 (the "Merger Agreement") by and among T Acquisition L.P. and T Acquisition Co., subsidiaries of HS Morgan Limited Partnership and MS TP Limited Partnership (collectively, the "Purchaser"), and the Company. Pursuant to the Merger, the Purchaser will acquire all of the outstanding Shares of the Company for cash through a reverse subsidiary merger of T Acquisition Co. with and into the Company (the "Merger") and each outstanding Share will be converted into the right to receive $5.85 in cash.

        In arriving at the opinion set forth below, we have, among other things:

  (1)
  reviewed the Company's Annual Reports on Form 10-K and related financial information for the fiscal years ended May 31, 1998 - 2001 and the Company's Quarterly Reports on Form 10-Q and the related unaudited financial information for the nine months ended February 28, 2002;

  (2)
  reviewed draft unaudited financial information for the fiscal year ended May 31, 2002;

  (3)
  reviewed unaudited financial information for the month ended June 30, 2002;

  (4)
  reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets and prospects of the Company, furnished to us by the Company;

  (5)
  conducted discussions with members of senior management of the Company concerning its businesses and prospects;

  (6)
  reviewed the historical market prices and trading activity for the Shares and compared them with that of certain publicly traded companies which we deemed to be relevant;

  (7)
  compared the financial position and results of operations of the Company with that of certain companies which we deemed to be relevant;

  (8)
  compared the proposed financial terms of the Merger with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

  (9)
  reviewed the Merger Agreement; and

B-1

  (10)
  reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

        In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Company, and we have not assumed any responsibility to independently verify such information. With respect to the financial forecasts examined by us, we have assumed that they were reasonably prepared and reflect the best currently available estimates and good faith judgments of the management of the Company as to the future performance of the Company. We have also relied upon assurances of the management of the Company that they are unaware of any facts that would make the information or financial forecasts provided to us incomplete or misleading.

        We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company nor have we been furnished with any such evaluations or appraisals. We have also assumed with your consent that any material liabilities (contingent or otherwise, known or unknown) of the Company are as set forth in the consolidated financial statements of the Company or the forecasted financial information referred to in item 4 above.

        This opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any shareholder of the Company as to whether any such shareholder should or should not vote his shares in favor of the Merger. This opinion does not address the relative merits of the Merger and any other transactions or business strategies discussed by the Board of Directors of the Company as alternatives to the Merger or the decision of the Board of Directors of the Company with respect to the Merger. Our opinion is based on economic, monetary and market conditions existing on the date hereof.

        TM Capital Corp. is currently acting as financial advisor to the Company in connection with the Merger and will be receiving a fee in connection with the rendering of this opinion. In addition, TM Capital Corp. will receive a fee in connection with the consummation of this transaction.

        On the basis of, and subject to the foregoing, we are of the opinion that the proposed cash consideration to be received by the stockholders of the Company, other than the Purchaser, pursuant to the Merger is fair to the Company's stockholders from a financial point of view.

        This opinion has been prepared for the information of the Board of Directors of the Company in connection with the Merger and shall not be reproduced, summarized, described or referred to, provided to any person or otherwise made public or used for any other purpose without the prior written consent of TM Capital Corp., provided, however, that this letter may be reproduced in full in a Schedule 14A filed by the Company related to the Merger.

Very truly yours,
TM CAPITAL CORP.
/S/ JOHN J. GUERRA John J. Guerra Managing Director

B-2

APPENDIX C

SUPPORT/VOTING AGREEMENT

                                 July 29, 2002

T Acquisition L.P.
c/o Workstream Inc.
608 Mercantile Center
414 Walnut Street
Cincinnati, Ohio 45202
Attention: Thaddeus Jaroszewicz

        Re: Support/Voting Agreement

Ladies and Gentlemen:

        The undersigned understands that T. Acquisition L.P., a Delaware limited partnership, T Acquisition Co., a wholly owned subsidiary of T Acquisition L.P. ("Subcorp"), and TAB Products Co., a Delaware corporation ("TAB") are entering into a Merger Agreement, dated the date of this letter agreement (the "Agreement"), providing for, among other things, a merger of Subcorp with and into TAB (the "Merger"), in which each of the outstanding shares of common stock, par value $.01 per share, of TAB (the "Common Stock"), other than Dissenting Shares and Buyer-owned Shares (each as defined in the Agreement), will be exchanged for Five Dollars and Eighty Five Cents ($5.85) in cash. All references herein to Common Stock shall be deemed to include the related common stock purchase rights issued pursuant to the Rights Agreement, dated as of October 24, 1996, between TAB and Mellon Investor Services L.L.C. (f/k/a ChaseMellon Shareholder Services, L.L.C.), as amended.

        The undersigned is a stockholder of TAB (the "Stockholder") and is entering into this letter agreement to induce T Acquisition L.P. and Subcorp to enter into the Agreement and to consummate the transactions contemplated thereby.

        Capitalized terms used but not defined in this letter agreement shall have the same meaning as in the Agreement.

        The Stockholder confirms his agreement with T Acquisition L.P. as follows:

          1.    The Stockholder represents, warrants and agrees that Schedule I attached to this letter agreement sets forth all of the shares of the capital stock of TAB of which the Stockholder or one of its controlled affiliates (as "controlled" and "affiliate" are defined under the Securities Exchange Act of 1934, as amended) is the record or beneficial owner (collectively, the "Shares"), and that the Stockholder and such controlled affiliates are, on the date of this letter agreement, the owners of the number of Shares set forth in Schedule I attached to this letter agreement, free and clear of all liens, charges, encumbrances, and voting agreements (other than liens, charges and encumbrances arising under applicable laws) that would adversely affect the ability of the Stockholder to comply with the terms of this letter agreement, except as otherwise disclosed in Schedule I attached to this letter agreement. Except as set forth in Schedule I attached to this letter agreement, neither the Stockholder nor any of such controlled affiliates own or hold any rights to acquire any additional shares of the capital stock of TAB or any voting rights with respect to any additional shares of the capital stock of TAB.

          2.    The Stockholder agrees that during the term of this letter agreement it will not, and will not permit any controlled affiliate to, contract to sell, sell or otherwise transfer or dispose of any of the Shares or any interest therein or securities convertible thereinto or any voting rights with respect to the Shares, other than (a) pursuant to the Merger or (b) with T Acquisition L.P.'s prior written consent, which consent will not be unreasonably withheld if the individual or entity to whom Shares are proposed to be sold, transferred or disposed agrees in writing to be bound by this letter agreement as if a party to this letter agreement; provided that the exercise of TAB options shall not be subject to the terms of this Section 2 so long as the beneficial ownership of the underlying New Shares (as defined hereinafter) is retained by the Stockholder and such New Shares are subject to the other provisions of this letter agreement. Notwithstanding the foregoing, (a) after the record date for the Special Meeting (as defined in the Agreement), the Stockholder shall be permitted to sell in open market transactions such number of Shares in the aggregate as is permitted under the volume limitations of Rule 144 promulgated under the Securities Act of 1933, provided that the Stockholder does not grant a proxy with respect to, or otherwise transfer the right to vote at the Special Meeting, the Shares which are so sold, and (b) after the date of the Special Meeting, the Stockholder shall be permitted to sell its Shares in open market transactions without restriction hereunder.

          3.    The Stockholder, solely in its capacity as beneficial owner of the Shares, agrees that during the term of this letter agreement it will not, and will not permit any controlled affiliate to, directly or indirectly (including through its directors, officers, employees, agents or representatives), solicit, initiate, encourage or facilitate, or furnish or disclose nonpublic information in furtherance of, any inquiries with respect to or the making of any Acquisition Proposal (as defined in the Agreement), or negotiate, explore or otherwise engage in discussions with any person (other than T Acquisition L.P., Subcorp or their respective directors, officers, employees, agents and representatives) with respect to any Acquisition Proposal, or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by the Agreement or to otherwise assist in the effectuation of any Acquisition Proposal; provided, however, that nothing in this letter agreement shall prevent the Stockholder from taking any action or omitting to take any action in his capacity as a member of the Board of Directors of TAB (or any committee thereof) or, at the direction of the Board of Directors of TAB (or any committee thereof), as an officer or employee of TAB or any of its subsidiaries, in each case, in accordance with the terms of the Agreement (including, without limitation, §5(i) thereof) or as required by Delaware law to fulfill his fiduciary duties.

          4.    The Stockholder agrees that during the term of this letter agreement all of the Shares beneficially owned by the Stockholder, or over which the Stockholder has sole voting power or control, directly or indirectly (including any New Shares), at the record date for any meeting of TAB Stockholders called to consider and vote to approve the Agreement (the "Special Meeting"), will be present at such Special Meeting (and any adjournment, postponement, rescheduling or continuation thereof) in person or by proxy and will be voted by the Stockholder in favor thereof, and that, during the term of this letter agreement, the Stockholder will not vote such Shares in favor of any Acquisition Proposal; provided, however, that the foregoing voting agreement will not be applicable with respect to (i) any other meeting of TAB stockholders, or (ii) any matter other than (x) the vote to approve the Agreement or (y) any vote called with respect to another Acquisition Proposal prior to termination of the Agreement.

          5.    The Stockholder agrees that, during the term of this letter agreement, in the event (a) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of TAB or any TAB subsidiary on, of or affecting the Shares of the Stockholder, (b) the Stockholder purchases or otherwise acquires beneficial ownership of any shares of capital stock of TAB or any TAB subsidiary after the execution of this letter agreement (including by exercise of option, warrant or other security or agreement or by conversion of any security), or

  (c) the Stockholder voluntarily acquires the sole right to vote any shares of capital stock of TAB or any TAB subsidiary other than the Shares (collectively, "New Shares"), the New Shares acquired or purchased by the Stockholder shall be subject to the terms of this letter agreement and shall constitute Shares to the same extent as if they were owned by the Stockholder on the date of this letter agreement (other than for purposes of Section 1 above).

          6.    The Stockholder has necessary power and authority to enter into this letter agreement. Assuming the due authorization, execution and delivery by T Acquisition L.P., this letter agreement is the legal, valid and binding agreement of the Stockholder, and is enforceable against the Stockholder in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies.

          7.    The Stockholder agrees that damages are an inadequate remedy for the breach by the Stockholder of any term or condition of this letter agreement, and that T Acquisition L.P. shall be entitled to seek a temporary restraining order and preliminary and permanent injunctive relief without the need to post bond or other security in order to enforce the agreements in this letter agreement.

          8.    Except to the extent that the laws of the jurisdiction of organization of any party to this letter agreement, or any other jurisdiction, are mandatorily applicable to matters arising under or in connection with this letter agreement, this letter agreement shall be governed by the laws of the State of Delaware. All actions and proceedings arising out of or relating to this letter agreement shall be heard and determined in any state or federal court sitting in the District of Delaware.

          9.    Each of the parties to this letter agreement irrevocably submits to the exclusive jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware, for the purpose of any action or proceeding arising out of or relating to this letter agreement, and each of the parties to this letter agreement irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any state or federal court sitting in the District of Delaware. Each of the parties to this letter agreement agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties to this letter agreement irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating to this letter agreement, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this Section 9 shall affect the right of any party to this letter agreement to serve legal process in any other manner permitted by law. Any successor, assignee or transferee (including a successor, assignee or transferee as a result of the death of the Stockholder, such as an executor or heir) shall be bound by the terms of this letter agreement, and the Stockholder or his legal representative shall take any and all reasonable actions necessary to obtain and deliver to T Acquisition L.P. the written confirmation from such successor, assignee or transferee that it is bound by the terms of this letter agreement.

          10.  This letter agreement constitutes the entire agreement among the parties to this letter agreement with respect to the matters covered by this letter agreement and supersedes all prior agreements, understandings or representations among the parties written or oral, with respect to the subject matter of this letter agreement.

          11.  The Stockholder makes no agreement or understanding in this letter agreement in his capacity as a director, officer or employee of TAB or any of its subsidiaries, and nothing in this letter agreement will limit or affect any actions or omissions taken by the Stockholder in his capacity as a director, officer or employee including in exercising rights under the Agreement, and no such actions or omissions shall be deemed a breach of this letter agreement.

        This letter agreement shall terminate, and none of the parties to this letter agreement shall have any rights, liabilities or obligations hereunder and this letter agreement shall become null and void and have no further effect, upon the earliest to occur of (a) termination of the Agreement in accordance with its terms, (b) the Effective Time, (c) the adoption by the parties of any amendment to the Agreement that (i) the adoption by the parties of any amendment to the Agreement that reduces the aggregate Merger Consideration payable to the Stockholder per share of Common Stock of TAB of $5.85 in cash, and (d) January 15, 2003. Please confirm that the foregoing correctly states the understanding between T Acquisition L.P. and the Stockholder by signing and returning to the Stockholder a counterpart of this letter agreement.

Very truly yours,
		By:	Name:

Confirmed and agreed to on the date first above written.
T Acquisition L.P.
By:	Name: Title:

APPENDIX D

SECTION 262 OF THE DELAWARE
GENERAL CORPORATION LAW

        APPRAISAL RIGHTS.—(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)  Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

          (1)  Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

          (2)  Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            (a)  Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            (b)  Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            (c)  Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            (d)  Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)  Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)  Appraisal rights shall be perfected as follows:

          (1)  If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)  If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holders' shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)  Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)  At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)  After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)  From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (last amended by Ch. 82, L. '01. Eff. 7-1-01.)

TAB PRODUCTS CO. TAX DEFERRED SAVINGS PLAN

Dear Tab Products Co. Tax Deferred Savings Plan Participant:

A Special Meeting of the Stockholders of Tab Products Co. will be held on October 22, 2002. The purpose of the Special Meeting is to consider and vote upon a proposal to adopt the Merger Agreement dated as of July 29, 2002, among T Acquisition L.P., T Acquisition Co. and Tab Products Co., and to approve the merger of T Acquisition Co. with and into Tab Products Co. The Merger Agreement and the proposed merger are detailed in the enclosed proxy statement. As a participant in the Tab Products Co. Tax Deferred Savings Plan (the "401(k) Plan"), you are entitled to instruct the Trustee how to vote the shares of Tab Products Co. common stock allocated to your 401(k) Plan account (your "Plan Shares"). The Trustee will vote your Plan Shares in accordance with your instructions as long as they are received by the time and date specified below.

If you do not instruct the Trustee how to vote your Plan Shares, either by not returning your Voting Instruction Card or by failing to sign your Voting Instruction Card, the Trustee will vote as directed by the 401(k) Plan Committee (the "Committee"). The Committee has evaluated the proposed merger and has decided that it will direct the Trustee to vote all shares not voted by plan participants in favor of the proposed merger. Thus, if you do not return the attached Voting Instruction Card or the Voting Instruction Card is returned unsigned, your Plan Shares will be voted by the Trustee in favor of the proposed merger. We recommend that you return the Voting Instruction Card in order to ensure that your Plan Shares are voted as you determine to be appropriate.

In order to ensure complete confidentiality of your instructions and to be sure all participants' instructions are correctly tabulated, an independent tabulator has been retained by the Trustee to process the mailings to participants and tabulate participant directions. All voting directions will be kept absolutely confidential by the Trustee and the independent tabulator. No one at Tab Products will know how you voted.

YOUR VOTING RIGHTS ARE IMPORTANT. PLEASE TAKE THE TIME TO INSTRUCT THE TRUSTEE HOW TO VOTE YOUR PLAN SHARES.

Please mark the enclosed Voting Instruction Card, date, sign and detach the card and return it to the independent tabulator in the enclosed postage paid envelope.

YOUR VOTING INSTRUCTION MUST BE RECEIVED by 5:00 p.m. (EDT), on October 17, 2002, IN ORDER TO BE COUNTED.

Sincerely,

Administrative Committee
Tab Products Co. Tax Deferred Savings Plan

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
TAB PRODUCTS CO.

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 22, 2002.

        The undersigned hereby appoints Gary W. Ampulski and Caroline A. Damask, or either of them, proxies (each with full power of substitution) to represent and to vote all of the shares of stock that the undersigned would be entitled to vote, as indicated below and in their discretion upon such other matters not known or determined at the time of solicitation of this proxy, as to which stockholders may be entitled to vote at the special meeting of the stockholders (the "Special Meeting") of Tab Products Co. to be held at Crowne Plaza, 510 East Route 83, Mundelein, Illinois on October 22, 2002 at 10:00 A.M., local time, and at any adjournment or postponement of the Special Meeting, as indicated on the reverse side.

        This proxy is solicited on behalf of the board of directors of Tab Products Co. This proxy, when properly executed, will be voted in a manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted "FOR" proposal 1 in accordance with the recommendation of the Board of Directors of Tab Products Co. The proxies cannot vote your shares unless you sign and return this card.

        If other matters are properly presented, the persons named as proxies are authorized to vote in accordance with their judgment with respect to those matters.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

^    FOLD AND DETACH HERE    ^

YOUR VOTE IS IMPORTANT!

Vote Your Proxy Card By Mail Today.

☒ Please mark your votes as in this example.

THE BOARD OF DIRECTORS OF TAB PRODUCTS CO. RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1.
To adopt the Merger Agreement, dated as of July 29, 2002, among T Acquisition L.P., T Acquisition Co. and Tab Products Co. and thereby approve the merger of T Acquisition Co. with and into Tab Products Co. as provided therein.

☐ FOR	☐ AGAINST	☐ ABSTAIN

The undersigned hereby acknowledges receipt of the notice of the Special Meeting and the proxy statement.

Please sign and date this proxy below and return it in the enclosed return envelope, whether or not you expect to attend the Special Meeting. You may also vote in person if you do attend.

CHECK HERE FOR ADDRESS CHANGE AND NOTE BELOW. ☐

CHECK HERE IF YOU PLAN TO ATTEND THE SPECIAL MEETING. ☐

Signature(s)	Dated:

Please sign exactly as your name appears above. If shares are held as joint tenants, both joint tenants should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate official, please give full title.

^    FOLD AND DETACH HERE    ^

Please Return This Proxy Card Promptly By Mail.

QuickLinks

IMPORTANT
IT IS IMPORTANT THAT YOUR SHARES BE VOTED

SUMMARY
QUESTIONS AND ANSWERS ABOUT THE MERGER
THE COMPANIES
CERTAIN FINANCIAL INFORMATION
TAB PRODUCTS CO. CONSOLIDATED SELECTED FINANCIAL DATA, FIVE YEARS ENDED MAY 31 (In Thousands of Dollars, except Per Share and Ratio Data)
WORKSTREAM INC. CONSOLIDATED SELECTED FINANCIAL DATA FISCAL YEARS ENDED MARCH 31 (Unaudited; In Thousands)
THE SPECIAL MEETING
PAYMENT OF CASH MERGER CONSIDERATION
THE MERGER
PROJECTED FINANCIAL DATA (In Thousands of Dollars, except Per Share Data)
ACQUISITION SOURCES AND USES OF FUNDS ($ in thousands except per share data)
THE MERGER AGREEMENT
OTHER MATTERS

MERGER AGREEMENT
SUPPORT/VOTING AGREEMENT
SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
TAB PRODUCTS CO. TAX DEFERRED SAVINGS PLAN